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As filed with the Securities and Exchange Commission on March 23, 2006

Registration No. 333-132043

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Omega Healthcare Investors, Inc.
and the guarantors identified in footnote * on the following pages
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	38-3041398 (I.R.S. Employer Identification No.)
9690 Deereco Road, Suite 100 Timonium, Maryland 21093 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Richard H. Miller, Esq.
Michael J. Delaney, Esq.
Powell Goldstein LLP
One Atlantic Center
Fourteenth Floor
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 572-6600

        Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(2)

7% Senior Notes due 2014	$50,000,000	100%	$50,000,000	$5,350

Guarantees of the 7% Senior Notes due 2014		(3)	(3)	(3)

(1)
The registration fee has been calculated in accordance with Rule 457(f)(2) under the Securities Act. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee.

(2)
Calculated based upon the book value of the securities to be received in the exchange in accordance with Rule 457(f)(2). The registration filing fee was previously paid.

(3)
Pursuant to Rule 457(n) of the Securities Act, no additional registration fee was paid for the guarantees. The guarantees are not traded separately.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
The following subsidiaries of Omega Healthcare Investors, Inc. are guarantors of the exchange notes and are co-registrants:

Exact Name of Registrant as Specified in Its Charter; Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant's Principal Executive Offices(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	I.R.S. Employer Identification No.
Arizona Lessor—Infinia, Inc.	Maryland	6798	32-0008074
Baldwin Health Center, Inc.	Pennsylvania	6798	25-1495708
Bayside Alabama Healthcare Second, Inc.	Alabama	6798	38-3517839
Bayside Arizona Healthcare Associates, Inc.	Arizona	6798	38-3518309
Bayside Arizona Healthcare Second, Inc.	Arizona	6798	38-3520329
Bayside Colorado Healthcare Associates, Inc.	Colorado	6798	38-3517837
Bayside Colorado Healthcare Second, Inc.	Colorado	6798	38-3520325
Bayside Indiana Healthcare Associates, Inc.	Indiana	6798	38-3517842
Bayside Street II, Inc.	Delaware	6798	38-3519969
Bayside Street, Inc.	Maryland	6798	38-3160026
Canton Health Care Land, Inc.	Ohio	6798	20-1914579
Center Healthcare Associates, Inc.	Texas	6798	38-3517844
Cherry Street—Skilled Nursing, Inc.	Texas	6798	38-3592148
Colonial Gardens, LLC	Ohio	6798	26-0110549
Colorado Lessor—Conifer, Inc.	Maryland	6798	32-0008069
Copley Health Center, Inc.	Ohio	6798	34-1473010
Dallas Skilled Nursing, Inc.	Texas	6798	38-3592151
Delta Investors, I, LLC	Maryland	6798	54-2112455
Delta Investors II, LLC	Maryland	6798	54-2112456
Dixon Health Care Center, Inc.	Ohio	6798	34-1509772
Florida Lessor—Crystal Springs, Inc.	Maryland	6798	75-3116533
Florida Lessor—Emerald, Inc.	Maryland	6798	22-3872569
Florida Lessor—Lakeland, Inc.	Maryland	6798	22-3872564
Florida Lessor—Meadowview, Inc.	Maryland	6798	56-2398721
Florida Lessor—West Palm Beach and Southpoint, Inc.	Maryland	6798	33-1067711
Georgia Lessor—Bonterra/Parkview, Inc.	Maryland	6798	16-1650494
Hanover House, Inc.	Ohio	6798	34-1125264
Heritage Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517861
House of Hanover, Ltd.	Ohio	6798	34-6691713
Hutton I Land, Inc.	Ohio	6798	20-1914403
Hutton II Land, Inc.	Ohio	6798	20-1914470
Hutton III Land, Inc.	Ohio	6798	20-1914529
Indiana Lessor—Jeffersonville, Inc.	Maryland	6798	22-3872575
Indiana Lessor—Wellington Manor, Inc.	Maryland	6798	32-0008064
Jefferson Clark, Inc.	Maryland	6798	38-3433390
Lake Park Skilled Nursing, Inc.	Texas	6798	38-3592152
Leatherman 90-1, Inc.	Ohio	6798	20-1914625
Leatherman Partnership 89-1, Inc.	Ohio	6798	34-1656489
Leatherman Partnership 89-2, Inc.	Ohio	6798	34-1656491
Long Term Care—Michigan, Inc.	Michigan	6798	04-3833330
Long Term Care—North Carolina, Inc.	North Carolina	6798	04-3833335
Long Term Care Associates—Illinois, Inc.	Illinois	6798	38-3592159
Long Term Care Associates—Indiana, Inc.	Indiana	6798	38-3592160
Long Term Care Associates—Texas, Inc.	Texas	6798	38-3592142
Meridian Arms Land, Inc.	Ohio	6798	20-1914864
NRS Ventures, LLC	Kentucky	6798	38-4236118
OHI (Connecticut), Inc.	Connecticut	6798	06-1552120
OHI (Florida), Inc.	Florida	6798	65-0523484
OHI (Illinois), Inc.	Illinois	6798	37-1332375
OHI (Indiana), Inc.	Indiana	6798	38-3568359
OHI (Iowa), Inc.	Iowa	6798	38-3377918
OHI (Kansas), Inc.	Kansas	6798	48-1156047
OHI Asset (CA), LLC	Delaware	6798	04-3759925

OHI Asset (CT) Lender, LLC	Delaware	6798	75-3205111
OHI Asset (FL), LLC	Delaware	6798	13-4225158
OHI Asset (ID), LLC	Delaware	6798	04-3759931
OHI Asset (IN), LLC	Delaware	6798	04-3759933
OHI Asset (LA), LLC	Delaware	6798	04-3759935
OHI Asset (MI/NC), LLC	Delaware	6798	04-3759928
OHI Asset (MO), LLC	Delaware	6798	04-3759939
OHI Asset (OH) Lender, LLC	Delaware	6798	51-0529744
OHI Asset (OH) New Philadelphia, LLC	Delaware	6798	51-0529741
OHI Asset (OH), LLC	Delaware	6798	04-3759938
OHI Asset (PA), LLC	Delaware	6798	90-0137715
OHI Asset (PA) Trust	Maryland	6798	54-6643405
OHI Asset (TX), LLC	Delaware	6798	04-3759927
OHI Asset II (CA), LLC	Delaware	6798	20-1000879
OHI Asset II (OH), LLC	Delaware	6798	75-3205112
OHI Asset II (PA) Trust	Maryland	6798	84-6390330
OHI Asset II (TX), LLC	Delaware	6798	83-0398543
OHI Asset III (PA) Trust	Maryland	6798	84-6390331
OHI Asset, LLC	Delaware	6798	32-0079270
OHI of Kentucky, Inc.	Maryland	6798	38-3509157
OHI of Texas, Inc.	Maryland	6798	38-3506136
OHI Sunshine, Inc.	Florida	6798	82-0558471
OHIMA, Inc.	Massachusetts	6798	06-1552118
Omega (Kansas), Inc.	Kansas	6798	32-0142534
Omega Acquisition Facility I, LLC	Delaware	6798	83-0379722
Omega TRS I, Inc.	Maryland	6798	38-3587540
Orange Village Care Center, Inc.	Ohio	6798	34-1321728
OS Leasing Company	Kentucky	6798	38-3221641
Parkview—Skilled Nursing, Inc.	Texas	6798	38-3592157
Pavillion North, LLP	Pennsylvania	6798	75-3202956
Pavillion North Partners, Inc.	Pennsylvania	6798	20-2597892
Pavillion Nursing Center North, Inc.	Pennsylvania	6798	25-1222652
Pine Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517864
Reunion Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517865
San Augustine Healthcare Associates, Inc.	Texas	6798	38-3517866
Skilled Nursing—Gaston, Inc.	Indiana	6798	38-3592171
Skilled Nursing—Herrin, Inc.	Illinois	6798	38-3592162
Skilled Nursing—Hicksville, Inc.	Ohio	6798	38-3592172
Skilled Nursing—Paris, Inc.	Illinois	6798	38-3592165
South Athens Healthcare Associates, Inc.	Texas	6798	38-3517880
St. Mary's Properties, Inc.	Ohio	6798	20-1914905
Sterling Acquisition Corp.	Kentucky	6798	38-3207992
Sterling Acquisition Corp. II	Kentucky	6798	38-3207991
The Suburban Pavilion, Inc.	Ohio	6798	34-1035431
Texas Lessor—Stonegate GP, Inc.	Maryland	6798	32-0008071
Texas Lessor—Stonegate Limited, Inc.	Maryland	6798	32-0008072
Texas Lessor—Stonegate, L.P.	Maryland	6798	32-0008073
Texas Lessor—Treemont, Inc.	Maryland	6798	16-1650495
Washington Lessor—Silverdale, Inc.	Maryland	6798	56-2386887
Waxahachie Healthcare Associates, Inc.	Texas	6798	38-3517884
West Athens Healthcare Associates, Inc.	Texas	6798	38-3517886
Wilcare, LLC	Ohio	6798	26-0110550

(1)
The address for each of the above registrants' principal executive offices is c/o Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093 and the telephone number is (410) 427-1700.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and is not soliciting an offer to exchange these securities in any state where the offer or exchange is not permitted.

Subject to completion, dated March 23, 2006

PROSPECTUS

Exchange Offer

$50,000,000 aggregate principal amount of our 7% Senior Notes due 2014 (CUSIP 681936AM2) which have been registered under the Securities Act of 1933 for our outstanding $50,000,000 7% Senior Notes due 2014 (CUSIP 681936AP5)

        We are offering to exchange up to $50,000,000 in aggregate principal amount of our registered 7% senior notes due 2014, which we refer to in this prospectus as the exchange notes, for all of our outstanding unregistered 7% senior notes due 2014, which we refer to in this prospectus as the initial notes. The initial notes and the exchange notes are collectively referred to in this prospectus as the notes. The initial notes and the exchange notes will be guaranteed by certain of our present and future domestic restricted subsidiaries with unconditional guarantees of payment that will rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. The initial notes were issued on December 2, 2005. The terms of the exchange notes are identical to the terms of the initial notes except that the exchange notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, are freely transferable, subject to certain conditions. The exchange notes evidence the same indebtedness as the initial notes.

        You should consider the following:

  •
  Investing in the notes involves risks. See "Risk Factors" beginning on page 12 of this prospectus.

  •
  Our exchange offer will be open until 5:00 p.m., New York City time, on                  , 2006, unless we extend the exchange offer.

  •
  If you fail to tender your initial notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  •
  No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or for inclusion of the exchange notes on any automated quotation system.

  •
  If the holder of the notes is a broker-dealer that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, the holder will be required to acknowledge that it will deliver this prospectus, as it may be amended or supplemented, in connection with any resale of such exchange notes.

        The exchange notes bear interest at the rate of 7% per year. We will pay interest on the exchange notes on April 1 and October 1 of each year. The first such payment will be made on April 1, 2006. The exchange notes will mature on April 1, 2014. We have the option to redeem all or a portion of the exchange notes at any time on or after April 1, 2009 at the redemption prices set forth in this prospectus. The exchange notes will be issued only in registered book-entry form, in denominations of $1,000 and integral multiples of $1,000.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is                  , 2006.

        You should rely only on the information and representations contained in this prospectus. We have not authorized anyone to provide you with different information or representations. If given or made, any such other information and representations should not be relied upon as having been authorized by us. You should assume that the information and representations contained in this prospectus are accurate only as of the date hereof or as of the date which is specified in those documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in our affairs since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. A participating broker-dealer may use this prospectus, as it may be amended or supplemented, from time to time, in connection with resales of exchange notes where those original notes were acquired by the broker-dealer as a result of market-making or other trading activities. The issuers and certain of the guarantors have agreed, if requested by such a participating broker-dealer, to use their respective commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective for a period not to exceed 90 business days after the date on which the exchange offer is consummated, or such longer period if extended under certain circumstances, for use in connection with any resale of this kind. See "Plan of Distribution."

i

DESCRIPTION OF OTHER INDEBTEDNESS	75
Senior Credit Facility	75
7% Senior Notes Due 2014	76
7% Senior Notes Due 2016	77
THE EXCHANGE OFFER	77
Purpose and Effect; Registration Rights	77
Terms of the Exchange Offer	79
Expiration Date; Extension; Amendments	80
Conditions of the Exchange Offer	81
Interest	81
Procedures for Tendering Initial Notes	81
Book-Entry Transfer	83
Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes	83
Withdrawal Rights	83
The Exchange Agent; Assistance	84
Fees and Expenses	84
Transfer Taxes	84
Accounting Treatment	85
Resales of Exchange Notes	85
Consequences of Failure to Exchange Initial Notes	85
DESCRIPTION OF NOTES	87
General	87
Guarantees and Subsidiary Guarantors	88
Optional Redemption	88
Selection and Notice of Redemption	88
Sinking Fund	89
Ranking	89
Certain Definitions	89
Suspension of Covenants	103
Covenants	105
Repurchase of Notes upon a Change of Control	113
SEC Reports and Reports to Holders	113
Events of Default	114
Consolidation, Merger and Sale of Assets	116
Defeasance	117
Satisfaction and Discharge	118
Modification and Waiver	119
No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees	119
Concerning the Trustee	119
Transfer and Exchange	120
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	121
Certain Federal Income Tax Consequences Associated with the Exchange of the Notes	121
Consequences of an Investment in Our Securities	121
Taxation of Omega	122
Failure To Qualify	129
Other Tax Matters	129
Taxation of Stockholders	129
Backup Withholding	130
Other Tax Consequences	132
Possible Legislative Or Other Actions Affecting Tax Consequences	133

State and Local Taxes	133
PLAN OF DISTRIBUTION	133
LEGAL MATTERS	134
EXPERTS	134
WHERE YOU CAN FIND MORE INFORMATION	134
FINANCIAL STATEMENTS	F-1

FINANCIAL PRESENTATION

        This prospectus includes funds from operations, or FFO, which is a non-GAAP financial measure. For purposes of Regulation G promulgated by the Securities and Exchange Commission, or the SEC, under the Securities Act, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this prospectus, GAAP refers to general accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

        We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts, or NAREIT, and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders is the lower of funds from operations and funds from operations adjusted for the assumed conversion of Series C cumulative preferred stock, or the Series C preferred stock, for periods in which the Series C preferred stock was outstanding. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from us.

        We use FFO as one of several criteria to measure operating performance of our business. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. We offer this measure to assist the users of our financial performance under GAAP and it should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income.

        In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this prospectus, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO and FFO available to Common Stockholders may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

MARKET INFORMATION

        This offering memorandum includes market share, industry data and forecasts that we obtained from the United States Census Bureau and the Centers for Medicare and Medicaid Services, or CMS. In this offering memorandum, we refer to additional information regarding market data obtained from internal sources, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

PROSPECTUS SUMMARY

        This summary highlights the key information contained in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making an investment decision. You should read carefully this entire prospectus. In particular, you should read the section entitled "Risk Factors," and our financial statements and the notes relating thereto included in this prospectus. All references to "we," "our," "us," and similar terms in this prospectus refer to Omega Healthcare Investors, Inc. together with its subsidiaries through which it operates. Unless otherwise indicated, the non-financial information presented herein is as of the date of this prospectus.

Our Company

        We are a self-administered real estate investment trust, or REIT, investing in income-producing healthcare facilities, principally long-term care facilities located in the United States. We provide lease or mortgage financing to qualified operators of skilled nursing facilities and, to a lesser extent, assisted living and acute care facilities. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of debt and equity securities, the assumption of secured indebtedness or a combination of these methods.

        Our portfolio of investments at December 31, 2005 consisted of 227 healthcare facilities, located in 27 states and operated by 35 third-party operators. This portfolio is made up of:

  •
  193 long-term healthcare facilities and two rehabilitation hospitals owned and leased to third parties; and

  •
  fixed rate mortgages on 32 long-term healthcare facilities.

        As of December 31, 2005, our gross investments in healthcare facilities, net of impairments, totaled $1,102 million. In addition, we also held miscellaneous investments of approximately $23 million, consisting primarily of secured loans to third-party operators of our facilities.

Our Property Investments

        At December 31, 2005, our real estate investments included long-term care facilities and rehabilitation hospital investments, either in the form of purchased facilities which are leased to operators, mortgages on facilities which are operated by the mortgagors or their affiliates and facilities subject to leasehold interests. The facilities are located in 27 states and are operated by 35 unaffiliated operators. The following table summarizes our property investments as of December 31, 2005:

Investment Structure/Operator	Number of Beds	Number of Facilities	Occupancy Percentage(1)	Gross Investment
				(in thousands)
Purchase/Leaseback(2)
CommuniCare Health Services	2,781	18	86	$185,528
Sun Healthcare Group, Inc	3,556	32	88	160,701
Advocat, Inc	2,997	29	76	92,260
Guardian LTC Management, Inc	1,243	16	84	80,129
Essex Health Care Corp	1,421	13	76	79,354
Haven Healthcare	909	8	93	55,480
Seacrest Healthcare	720	6	93	44,223
HQM of Floyd County, Inc	643	6	88	38,215
Senior Management	1,413	8	78	35,243
Mark Ide Limited Liability Company	832	8	78	24,566
Harborside Healthcare Corporation	465	4	89	23,393
StoneGate SNF Properties, LP	664	6	89	21,781
Infinia Properties of Arizona, LLC	378	4	61	19,119
Nexion Management	531	4	92	17,354
USA Healthcare, Inc	489	5	73	15,035
Rest Haven Nursing Center, Inc	200	1	91	14,400
Conifer Care Communities, Inc.	198	3	90	14,367
Washington N&R, LLC	286	2	74	12,152
Triad Health Management of Georgia II, LLC	304	2	98	10,000
The Ensign Group, Inc	271	3	93	9,656
Lakeland Investors, LLC	300	1	68	8,522
Hickory Creek Healthcare Foundation, Inc.	138	2	86	7,250
Liberty Assisted Living Centers, LP	120	1	91	5,995
Emeritus Corporation	52	1	72	5,674
Longwood Management Corporation	185	2	88	5,425
Generations Healthcare, Inc.	60	1	82	3,007
Skilled Healthcare	59	1	89	2,012
American Senior Communities, LLC	78	2	89	2,000
Healthcare Management Services	98	1	58	1,486
Carter Care Centers, Inc.	58	1	77	1,300
Saber Healthcare Group	40	1	28	500

	21,489	192	83	996,127
Assets Held for Sale
Closed Facilities	167	2	0	493
Sun Healthcare Group, Inc.	59	1	73	750

	226	3	73	1,243
Fixed Rate Mortgages(3)
Haven Healthcare	878	7	84	61,750
Advocat, Inc	423	4	83	12,634
Parthenon Healthcare, Inc.	300	2	71	10,732
Hickory Creek Healthcare Foundation, Inc	619	15	84	9,991
CommuniCare Health Services	150	1	88	6,496
Texas Health Enterprises/HEA Mgmt. Group, Inc	147	1	68	1,476
Evergreen Healthcare	100	1	67	1,179
Paris Nursing Home, Inc	144	1	70	264

	2,761	32	77	104,522
Reserve for uncollectible loans	—	—	—	—

Total	24,476	227	82	$1,101,892

(1)
Represents the most recent data provided by our operators.

(2)
Certain of our lease agreements contain purchase options that permit the lessees to purchase the underlying properties from us.

(3)
In general, many of our mortgages contain prepayment provisions that permit prepayment of the outstanding principal amounts thereunder.

        The following table presents the concentration of our facilities by state as of December 31, 2005:

	Number of Facilities	Number of Beds	Gross Investment (in thousands)	% of Total Investment
Ohio	38	4,647	$278,036	25.2
Florida	18	2,302	111,598	10.1
Pennsylvania	16	1,532	101,038	9.2
Texas	19	2,768	71,516	6.5
California	17	1,394	62,715	5.7
Arkansas	12	1,253	40,008	3.6
Massachusetts	6	682	38,884	3.5
Rhode Island	4	639	38,740	3.5
West Virginia	8	860	38,275	3.5
Alabama	9	1,152	35,942	3.3
Connecticut	5	562	35,453	3.2
Kentucky	9	757	27,437	2.5
Indiana	22	1,126	26,567	2.4
North Carolina	5	707	22,709	2.1
New Hampshire	3	225	21,619	1.9
Arizona	4	378	19,119	1.7
Tennessee	5	602	17,484	1.6
Washington	2	194	17,190	1.5
Iowa	5	489	15,035	1.4
Illinois	6	645	14,899	1.4
Colorado	3	198	14,367	1.3
Vermont	2	279	14,227	1.3
Missouri	2	286	12,152	1.1
Idaho	3	264	11,100	1.0
Georgia	2	304	10,000	1.0
Louisiana	1	131	4,603	0.4
Utah	1	100	1,179	0.1

	227	24,476	$1,101,892	100.0
Reserve for uncollectible loans	—	—	—	—

Total	227	24,476	$1,101,892	100.0

Geographically Diverse Property Portfolio.    Our portfolio of properties is broadly diversified by geographic location. We have healthcare facilities located in 27 states. Only one state comprised more than 10% of our rental and mortgage income in 2005. In addition, the majority of our 2005 rental and mortgage income was derived from facilities in states that require state approval for development and expansion of healthcare facilities. We believe that such state approvals may limit competition for our operators and enhance the value of our properties.

Large Number of Tenants.    Our facilities are operated by 35 different public and private healthcare providers. Except for Sun, CommuniCare and Haven, which together hold approximately 43% of our portfolio (by investment), no single tenant holds greater than 10% of our portfolio (by investment).

Significant Number of Long-term Leases and Mortgage Loans.    A large portion of our core portfolio consists of long-term lease and mortgage agreements. At December 31, 2005, approximately 95% of our leases and mortgages had primary terms that expire in 2010 or later. Our leased real estate properties are leased under provisions of single facility leases or master leases with initial terms typically ranging from 5 to 15 years, plus renewal options. Substantially all of the leases and master leases provide for minimum annual rentals that are subject to annual increases based upon increases in the CPI or increases in revenues of the underlying properties, with certain limits. Under the terms of the leases, the lessee is responsible for all maintenance, repairs, taxes and insurance on the leased properties.

Corporate Information

        We are a Maryland corporation. Our principal executive office is located at 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, and our telephone number is (410) 427-1700. Our web address is www.omegahealthcare.com. Information contained on our website does not constitute part of this prospectus.

The Exchange Offer

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section contains a more detailed description of the terms and conditions of the notes.

Securities to be Exchanged
On December 2, 2005, we issued $50,000,000 in aggregate principal amount of the initial notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the exchange notes and the initial notes are substantially identical in all material respects, except that the exchange notes will be freely transferable by the holders thereof except as otherwise provided in this prospectus. See the section entitled "Description of Notes."

The exchange notes are being issued pursuant to an indenture, dated as of March 22, 2004, between us and U.S. Bank National Association, as trustee, as supplemented by the supplemental indentures dated as of July 20, 2004, November 5, 2004 and December 1, 2005. The notes we are offering to exchange hereby are additional notes issued under that indenture on December 2, 2005. We previously issued and sold $260,000,000 aggregate principal amount of 7% Senior Notes due 2014, which were subsequently exchanged for $260,000,000 aggregate principal amount of notes registered under the Securities Act pursuant to exchange offers completed on September 30, 2004 and March 18, 2005. The notes offered hereby constitute a single class of securities together with the previously issued notes and have the same terms as previously issued notes, except as otherwise provided herein.
The Exchange Offer
For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note. Exchange notes will only be issued in denominations of $1,000 and integral multiples of $1,000. The form and terms of the exchange notes will be substantially the same as the form and terms of the surrendered initial notes. The exchange notes will evidence the same indebtedness as the initial notes, and will replace the initial notes tendered in exchange therefor and will be issued pursuant to, and entitled to the benefits of, the indenture governing the initial notes. As of the date of this prospectus, initial notes representing $50,000,000 aggregate principal amount are outstanding.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required.

Each holder of the initial notes that wishes to exchange such initial notes for the exchange notes in the exchange offer will be required to make certain representations, including representations:
• that any exchange notes to be received by it will be acquired in the ordinary course of its business;
• it has no arrangement with any person to participate in the distribution of the exchange notes; and
•
it is not an "affiliate," as defined in the Securities Act, of ours or any of our subsidiaries, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In addition, if the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.
Registration Rights Agreement
We sold the initial notes on December 2, 2005, in a private offering in reliance on Section 4(2) of the Securities Act. The initial notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we entered into the registration rights agreement with the initial purchasers requiring us to make this exchange offer. For a more detailed discussion of the registration rights agreement please see the section entitled "The Exchange Offer—Purpose and Effect; Registration Rights."
Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2006, which is referred to in this prospectus as the expiration date, or a later date and time if we extend it.
Withdrawal
You may withdraw your tender of initial notes at any time before the exchange offer expires. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The initial notes will be credited to an account maintained with DTC for the initial notes.
Interest on the Exchange Notes and the Initial Notes
We will pay interest on the exchange notes twice a year, on each April 1 and October 1, beginning April 1, 2006. No additional interest will be paid on the initial notes tendered and accepted for exchange.

Procedures for Tendering Initial Notes
A holder who wishes to tender the initial notes in the exchange offer must transmit to the exchange agent an agent's message, which agent's message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the initial notes into the exchange agent's account at DTC under the procedure for book-entry transfers described in the section entitled "The Exchange Offer—Procedures for Tendering Initial Notes."
Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with this exchange offer.
U.S. Federal Income Tax Considerations
Generally, a holder of the initial notes will not recognize taxable gain or loss on the exchange of the initial notes for the exchange notes pursuant to the exchange offer. See the section entitled "Certain United States Federal Income Tax Consequences."
Accounting Treatment	We will not recognize any gain or loss for accounting purposes in connection with the exchange offer. See the section entitled "The Exchange Offer—Accounting Treatment."
Effect of Not Tendering
Initial notes that are not tendered or that are tendered but not accepted will, following the completion of this exchange offer, continue to be subject to the existing restrictions upon transfer. Under certain circumstances, holders of the initial notes may request that we file a shelf registration statement registering such notes under the Securities Act. For a more detailed description of our obligation to file a shelf registration statement, see the section entitled "The Exchange Offer—Consequences of Failure to Exchange Initial Notes."

DESCRIPTION OF EXCHANGE NOTES

        The following summarizes the terms of the exchange notes. You should read the discussion under the heading "Description of Notes" for further information regarding the exchange notes.

Issuer	Omega Healthcare Investors, Inc.
Securities Offered
$50,000,000 aggregate principal amount of 7% Senior Notes due 2014. The notes offered hereby are being issued pursuant to an indenture, dated as of March 22, 2004, between us and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures, dated as of July 20, 2004, November 5, 2004 and December 1, 2005, respectively. We previously issued $260 million of aggregate principal amount of 7% Senior Notes due 2014 pursuant to the indenture and that indenture allows us to issue additional notes from time to time. The notes offered hereby constitute part of a single class of securities together with the previously issued notes and have the same terms as the previously issued notes except as otherwise provided herein.
Maturity	April 1, 2014.
Interest Rate	7% per year (calculated using a 360-day year).
Interest Payment Dates	October 1 and April 1, beginning on April 1, 2006. Interest will accrue from October 1, 2005.
Ranking
The notes will represent our unsecured senior obligations and will rank equally with our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt. The guarantees by our subsidiaries will rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. The notes and the related guarantees will be effectively subordinated to all of our secured indebtedness and that of the guarantors.

As of December 31, 2005, taking into account the notes offering, borrowings under our senior credit facility and the application of the net proceeds therefrom, we and our subsidiaries had $566 million of senior debt, of which $58 million was secured. On the same date, we had approximately $138 million of availability under our senior credit facility. In February of 2006, we repaid approximately $3 million of borrowings under our senior credit facility. As of the date of this prospectus, $142 million was available for borrowing under our senior credit facility.
Guarantees	The notes will be unconditionally guaranteed by our existing or future subsidiaries that guarantee our senior credit facility or any of our other indebtedness.
Optional Redemption
We cannot redeem the notes until April 1, 2009. Thereafter, we may redeem some or all of the notes at the redemption prices listed in the "Description of the Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest to the date of redemption.

Optional Redemption After Public Equity Offerings	At any time (which may be more than once) on or before April 1, 2007, we can choose to redeem up to 35% of the outstanding notes with money that we raise in one or more equity offerings, as long as:
	•	we pay 107% of the face amount of the notes, plus interest;
	•	we redeem the notes within 90 days of completing the equity offering; and
	•	at least 65% of the aggregate principal amount of notes issued remains following the equity offering.
Change of Control Offer
If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest to the date of repurchase. We might not be able to pay you the required price for notes you present to us at the time of a change of control because:
	•	we might not have enough funds at that time; or
	•	the terms of our other senior debt may prevent us from paying.
Asset Sale Proceeds
If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, permanently repay debt under our new senior credit facility or make an offer to repurchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
Certain Indenture Provisions	The indenture governing the notes will contain covenants limiting our (and all of our subsidiaries') ability to:
	•	incur additional debt;
	•	pay dividends or distributions on our capital stock or repurchase our capital stock or repay our indebtedness;
	•	make certain investments;
	•	create liens on our assets to secure debt;
	•	enter into transactions with affiliates;
	•	merge or consolidate with another company; and
	•	transfer and sell assets.
In addition, the indenture governing the notes will require us to maintain a minimum ratio of unencumbered assets to unsecured indebtedness.
These covenants are subject to a number of important limitations and exceptions.

Suspension of Covenants
Under the indenture governing the notes, in the event, and only for as long as, the notes are rated investment grade and no default or event of default has occurred or is continuing, many of the covenants above will not apply to us.
No Public Market
There is no public market for the exchange notes. Although the initial purchasers have informed us that they intend to create a market in the exchange notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.
Required Approvals
Other than the registration of the exchange notes under the Securities Act, and compliance with federal securities laws, we are not aware of any state or federal regulatory requirements that must be complied with in connection with the exchange offer.
Dissenter and Appraisal Rights	No dissenters' rights or rights of appraisal exist in connection with the exchange offer.

Risk Factors

        Before making an investment decision, you should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the section "Risk Factors."

Forward-Looking Statements

        Certain statements in this prospectus or in the documents we have filed with the Securities and Exchange Commission may constitute "forward-looking" statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases issued by the SEC, all as may be amended from time to time. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. We caution investors that any forward-looking statements we make are not guarantees or indicative of our future performance. For additional information regarding factors that may cause our results of operations to differ materially from those presented herein, please see the section entitled "Risk Factors" contained in this prospectus.

        You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expect," "anticipate," "contemplate," "estimate," "believe," "plan," "project," "predict," "potential" or "continue," or the negative of these, or similar terms. These forward-looking statements may include, but are not limited to:

  •
  statements contained in the section entitled "Risk Factors";

  •
  statements contained in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to our consolidated financial statements included in this prospectus, such as our ability to meet our liquidity needs, scheduled debt and interest payments and expected future capital expenditure requirements; the expected changes in and effects of government regulation on our operators and our business; the expected costs and certain expenses in fiscal 2006 and 2007 and the foreseeable future; and estimates in our critical accounting policies;

  •
  statements contained in the section entitled "Business" included in this prospectus, such as those concerning our business strategy, competitive strengths, environmental matters and legal proceedings; and

  •
  statements throughout this prospectus concerning our senior credit facility and the notes offered hereby.

        In evaluating these forward-looking statements, you should consider the following factors, as well as others contained in our public filings from time to time, which may cause our actual results to differ materially from any forward-looking statement:

  •
  those items discussed in the section entitled "Risk Factors";

  •
  uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

  •
  the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors' obligations;

  •
  our ability to sell closed assets on a timely basis and at terms that allow us to realize the carrying value of these assets;

  •
  our ability to negotiate appropriate modifications to the terms of our senior credit facility;

  •
  our ability to manage, re-lease or sell any owned and operated facilities;

  •
  our ability to successfully engage in strategic acquisitions and investments;

  •
  the availability and cost of capital;

  •
  competition in the financing of healthcare facilities;

  •
  regulatory and other changes in the healthcare sector;

  •
  the effect of economic and market conditions generally and in the healthcare industry particularly;

  •
  changes in interest rates;

  •
  the amount and yield of any additional investments;

  •
  changes in tax laws and regulations affecting REITs; and

  •
  changes in the ratings of our debt and preferred securities.

        Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above, as well as the risk factors contained in this prospectus. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before exchanging the notes offered pursuant to this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case you may lose all or part of your original investment.

Risks Relating to the Exchange Offer

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have, and will continue to have after this exchange offer, a substantial amount of debt requiring significant interest payments.

        On December 31, 2005, we had a total debt of approximately $566.2 million, of which $58.0 million consisted of borrowings under our credit facility. We also had our previously issued $310 million aggregate principal amount of our 7% Senior Notes due 2014, our previously issued $175 million aggregate principal amount of our 7% Senior Notes due 2016 and $20.7 million of our previously issued $100 million aggregate principal amount of our 6.95% Notes due 2007. We had stockholders' equity of approximately $429.7 million at December 31, 2005. As of December 31, 2005, our capitalization and ratio of total debt to total capitalization were as follows (in thousands):

Senior credit facility	$58,000
7% senior notes due 2014	310,000
7% senior notes due 2016	175,000
6.95% notes due 2007	20,682
Premium on 7% Notes due April 2014	1,306
Discount on 7% Notes due January 2016	(1,559)
Other long term borrowings	2,800

Total debt	566,229
Total stockholders' equity	429,681

Total capitalization	$995,910

Total debt to total capitalization	56.9%

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

  •
  require us to pledge as collateral substantially all of our assets;

  •
  require us to maintain certain debt coverage and financial ratios at specified levels, thereby reducing our financial flexibility;

  •
  limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

  •
  expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interests;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        In addition, the indenture governing the notes and our senior credit facility contain financial and other restrictive covenants limiting our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default, which, if not cured or waived, could result in the acceleration of all of our debts. See the sections entitled "Description of other Indebtedness—Senior Credit Facility" and "Description of the Notes."

Your right to receive payment on the notes will be effectively subordinated to our obligations under the senior secured credit facility and certain other secured indebtedness.

        These notes will not be secured. Our obligations and the obligations of the subsidiary guarantors under our senior credit facility will be secured by a first priority security interest on substantially all of our and the subsidiary guarantors' assets. Any borrowings by us or the subsidiary guarantors under the senior credit facility would be senior in payment rights to these notes. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the assets securing such indebtedness will first be applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including under the notes. As a result, the notes are effectively subordinated to our senior credit facility and our other secured indebtedness to the extent of the value of the assets securing that indebtedness. The holders of the notes would, in all likelihood, recover ratably less than the lenders of our secured indebtedness in the event of our bankruptcy or insolvency. As of December 31, 2005, we and our subsidiaries had $566 million of senior debt, of which $58 million was secured. On the same date, we had approximately $4 million in letters of credit outstanding and approximately $138 million of availability under our senior credit facility.

Our subsidiaries hold most of our assets and conduct most of our operations and, unless they are subsidiaries that guarantee the notes, they are not obligated to make payments on the notes.

        Most of our operations are conducted through our subsidiaries. Therefore, we depend on the cash flow of our subsidiaries to meet our obligations under the notes. Our subsidiaries are separate and distinct legal entities and, except for the existing and future domestic subsidiaries that will be subsidiary guarantors of the notes, they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. If there are any non-guarantor subsidiaries, the creditors of those non-guarantor subsidiaries will have direct claims on those subsidiaries and their assets, and the claims of holders of the notes would be "structurally subordinated" to any liabilities of our future non-guarantor subsidiaries. This means that the creditors of the non-guarantor subsidiaries have priority in their claims on the assets of our subsidiaries over our creditors. Our operating subsidiaries' ability to make loans, distributions or other payments to us will depend on their earnings, business, tax considerations and legal and contractual restrictions, which may adversely impact our ability to pay interest and principal due on the notes.

Federal and state fraudulent transfer and conveyance laws may permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

        The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent transfer or conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

  •
  we or any of the guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

  •
  payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on our or such guarantor's business; or

  •
  we or any of the guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

        If a court were to find that the issuance of the notes or a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

        Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair salable value of all its assets; or

  •
  the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor's other debt. If any other subsidiary of ours guarantees the notes in the future, such guarantee will become subject to the same risks described above.

        If any of the guarantees were legally challenged, such challenged guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

The indenture for our 7% senior notes due 2014, the indenture for our 7% senior notes due 2016 and our senior credit facility impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

        The indenture for our 7% senior notes due 2014, the indenture for our 7% senior notes due 2016 and our senior credit facility do impose, and the terms of any future debt may impose, significant operating and financial restrictions on us. These restrictions will, among other things, limit our ability and that of our subsidiaries to:

  •
  incur or guarantee additional indebtedness;

  •
  issue preferred stock;

  •
  pay dividends or make other distributions to our shareholders;

  •
  repurchase our stock;

  •
  make other restricted payments and investments;

  •
  create liens;

  •
  incur restrictions on the ability of our or their subsidiaries to pay dividends or other payments to us or them;

  •
  sell or otherwise dispose of certain assets;

  •
  consolidate, merge or sell all of our assets;

  •
  prepay, redeem or repurchase subordinated debt;

  •
  enter into transactions with affiliates;

  •
  engage in certain business activities; and

  •
  incur indebtedness that is subordinated to any senior debt and senior in right of payment to the notes.

        In addition, our senior credit facility requires us to maintain specified financial ratios and satisfy other financial conditions tests. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities or limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.

        Upon the occurrence of certain specific kind of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases of notes or that restrictions in our existing or future senior credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture.

Risks Related to the Operators of Our Facilities

        Our financial position could be weakened and our ability to fulfill our obligations under our indebtedness could be limited if any of our major operators were unable to meet their obligations to us or failed to renew or extend their relationship with us as their lease terms expire, or if we were unable to lease or re-lease our facilities or make mortgage loans on economically favorable terms. These adverse developments could arise due to a number of factors, including those listed below.

Our recent efforts to restructure and stabilize our portfolio may not prove to be successful.

        In large part as a result of the 1997 changes in Medicare reimbursement of services provided by SNFs and reimbursement cuts imposed under state Medicaid programs, a number of operators of our properties have encountered significant financial difficulties during the last several years. In 1999, our investment portfolio consisted of 216 properties and our largest public operators (by investment) were Sun Healthcare Group, Inc. ("Sun"), Integrated Health Services ("IHS"), Advocat, Inc. ("Advocat"), and Mariner Health Care, Inc. ("Mariner"). Some of these operators, including Sun, IHS and Mariner, subsequently filed for bankruptcy protection. Other of our operators were required to undertake significant restructuring efforts. We have restructured our arrangements with many of our operators whereby we have renegotiated lease and mortgage terms, re-leased properties to new operators and have closed and/or disposed of properties. At December 31, 2005, our investment portfolio consisted of 227 properties and our largest public operators (by investment) were Sun (15%) and Advocat (10%). Our largest private company operators (by investment) were CommuniCare Health Services ("CommuniCare") (17%), Haven Eldercare, LLC ("Haven") (11%), Guardian LTC Management, Inc. ("Guardian") (7%), and Essex Healthcare Corporation ("Essex") (7%). We cannot assure you that our recent efforts to restructure and stabilize our property portfolio will be successful.

The bankruptcy, insolvency or financial deterioration of our operators could delay our ability to collect unpaid rents or require us to find new operators for rejected facilities.

        We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. Although our leases and loans provide us the right to terminate an investment, evict an operator, demand immediate repayment and other remedies, title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended and supplemented, (the "Bankruptcy Code"), affords certain protections to a party that has filed for bankruptcy that would probably render certain of these remedies unenforceable, or, at the very least, delay our ability to pursue such remedies. In addition, an operator in bankruptcy may be able to restrict our ability to collect unpaid rent or mortgage payments during the bankruptcy case.

        Furthermore, the receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the operator licensed to manage the facility. In addition, some significant expenditures associated with real estate investment, such as real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment. In order to protect our investments, we may take possession of a property or even become licensed as an operator, which might expose us to successor liability under government programs (or otherwise) or require us to indemnify subsequent operators to whom we might transfer the operating rights and licenses. Third-party payors may also suspend payments to us following foreclosure until we receive the required licenses to operate the facilities. Should such events occur, our income and cash flow from operations would be adversely affected.

A debtor may have the right to assume or reject a lease with us under bankruptcy law and his or her decision could delay or limit our ability to collect rents thereunder.

        If one or more of our lessees files bankruptcy relief, the Bankruptcy Code provides that a debtor has the option to assume or reject the unexpired lease within a certain period of time. However, our lease arrangements with operators that operate more than one of our facilities are generally made pursuant to a single master lease covering all of that operator's facilities leased from us, and consequently, it is possible that in bankruptcy the debtor-lessee may be required to assume or reject the master lease as a whole, rather than making the decision on a facility by facility basis, thereby preventing the debtor-lessee from assuming only the better performing facilities and terminating the leasing arrangement with respect to the poorer performing facilities. The Bankruptcy Code generally requires that a debtor must assume or reject a contract in its entirety. Thus, a debtor cannot choose to keep the beneficial provisions of a contract while rejecting the burdensome ones; the contract must be assumed or rejected as a whole. However, where under applicable law a contract (even though it is contained in a single document) is determined to be divisible or severable into different agreements, or similarly where a collection of documents are determined to constitute separate agreements instead of a single, integrated contract, then in those circumstances a debtor/trustee may be allowed to assume some of the divisible or separate agreements while rejecting the others. Whether a master lease agreement would be determined to be a single contract or a divisible agreement, and hence whether a bankruptcy court would require a master lease agreement to be assumed or rejected as a whole, would depend on a number of factors some of which may include, but may not necessarily be limited to, the following:

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  applicable state law;

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  the parties' intent;

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  whether the master lease agreement and related documents were executed contemporaneously;

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  the nature and purpose of the relevant documents;

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  whether the obligations in various documents are independent;

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  whether the leases are coterminous;

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  whether a single check is paid for all properties;

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  whether rent is apportioned among the leases;

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  whether termination of one lease constitutes termination of all;

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  whether the leases may be separately assigned or sublet;

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  whether separate consideration exists for each lease; and

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  whether there are cross-default provisions.

        The Bankruptcy Code provides that a debtor has the power and the option to assume, assume and assign to a third party, or reject the unexpired lease. In the event that the unexpired lease is assumed on behalf of the debtor-lessee, obligations under the lease generally would be entitled to administrative priority over other unsecured pre-bankruptcy claims. If the debtor chooses to assume the lease (or assume and assign the lease), then the debtor is required to cure all monetary defaults, or provide adequate assurance that it will promptly cure such defaults. However, the debtor-lessee may not have to cure historical non-monetary defaults under the lease to the extent that they have not resulted in an actual pecuniary loss, but the debtor-lessee must cure non-monetary defaults under the lease from the time of assumption going forward. A debtor must generally pay all rent payments coming due under the lease after the bankruptcy filing but before the assumption or rejection of the lease. The Bankruptcy Code provides that the debtor-lessee must make the decision regarding assumption, assignment or rejection within a certain period of time. For cases filed on or after October 17, 2005, the time period to make the decision is 120 days, subject to one extension "for cause." A bankruptcy court may only further extend this period for 90 days unless the lessor consents in writing.

        If a tenant rejects a lease under the Bankruptcy Code, it is deemed to be a pre-petition breach of the lease, and the lessor's claim arising therefrom may be limited to any unpaid rent already due plus an amount equal to the rent reserved under the lease, without acceleration, for the greater of one year, and 15%, not to exceed three years, of the remaining term of such lease, following the earlier of the petition date and repossession or surrender of the leased property. If the debtor rejects the lease, the facility would be returned to us. In that event, if we were unable to re-lease the facility to a new operator on favorable terms or only after a significant delay, we could lose some or all of the associated revenue from that facility for an extended period of time.

With respect to our mortgage loans, the imposition of an automatic stay under bankruptcy law could negatively impact our ability to foreclose or seek other remedies against a mortgagor.

        Generally, with respect to our mortgage loans, the imposition of an automatic stay under the Bankruptcy Code precludes us from exercising foreclosure or other remedies against the debtor without first obtaining stay relief from the bankruptcy court. Pre-petition creditors generally do not have rights to the cash flows from the properties underlying the mortgages unless their security interest in the property includes such cash flows. Mortgagees may, however, receive periodic payments from the debtor/mortgagors. Such payments are referred to as adequate protection payments. The timing of adequate protection payments and whether the mortgagees are entitled to such payments depends on negotiating an acceptable settlement with the mortgagor (subject to approval of the bankruptcy court) or on the order of the bankruptcy court in the event a negotiated settlement cannot be achieved.

        A mortgagee also is treated differently from a landlord in three key respects. First, the mortgage loan is not subject to assumption, assumption and assignment, or rejection. Second, the mortgagee's loan may be divided into a secured claim for the portion of the mortgage debt that does not exceed the value of the property securing the debt and a general unsecured claim for the portion of the mortgage debt that exceeds the value of the property. A secured creditor such as our company is entitled to the recovery of interest and reasonable fees, costs and charges provided for under the agreement under which such claim arose only if, and to the extent that, the value of the collateral exceeds the amount owed. If the value of the collateral exceeds the amount of the debt, interest as well as reasonable fees, costs, and charges may not be paid during the bankruptcy case, but will accrue until confirmation of a plan of reorganization/liquidation or such other time as the court orders unless the debtor voluntarily makes a payment. If the value of the collateral held by a secured creditor is less than the secured debt (including such creditor's secured debt and the secured debt of any creditor with a more senior security interest in the collateral), interest on the loan for the time period between the filing of the case and confirmation may be disallowed. Finally, while a lease generally would either be assumed, assumed and assigned, or rejected with all of its benefits and burdens intact, the terms of a mortgage, including the rate of interest and the timing of principal payments, may be modified under certain circumstances if the debtor is able to effect a "cram down" under the Bankruptcy Code. Before such a "cram down" is allowed, the Bankruptcy Court must conclude that the treatment of the secured creditor's claim is "fair and equitable."

If an operator files bankruptcy, our leases with the debtor could be recharacterized as a financing agreement, which could negatively impact our rights under the lease.

        Another risk regarding our leases is that in an operator's bankruptcy the leases could be re-characterized as a financing agreement. In making such a determination, a bankruptcy court may consider certain factors, which may include, but are not necessarily limited to, the following:

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  whether rent is calculated to provide a return on investment rather than to compensate the lessor for loss, use and possession of the property;

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  whether the property is purchased specifically for the lessee's use or whether the lessee selected, inspected, contracted for, and received the property;

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  whether the transaction is structured solely to obtain tax advantages;

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  whether the lessee is entitled to obtain ownership of the property at the expiration of the lease, and whether any option purchase price is unrelated to the value of the land; and

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  whether the lessee assumed many of the obligations associated with outright ownership of the property, including responsibility for property taxes and insurance.

        If an operator defaults under one of our mortgage loans, we may have to foreclose on the mortgage or protect our interest by acquiring title to the property and thereafter making substantial improvements or repairs in order to maximize the facility's investment potential. Operators may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against our exercise of enforcement or other remedies and/or bring claims for lender liability in response to actions to enforce mortgage obligations. If an operator seeks bankruptcy protection, the automatic stay provisions of the Bankruptcy Code would preclude us from enforcing foreclosure or other remedies against the operator unless relief is first obtained from the court having jurisdiction over the bankruptcy case. High "loan to value" ratios or declines in the value of the facility may prevent us from realizing an amount equal to our mortgage loan upon foreclosure.

Operators that fail to comply with the requirements of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations or new legislative developments may be unable to meet their obligations to us.

        Our operators are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. The ultimate timing or effect of these changes cannot be predicted. These changes may have a dramatic effect on our operators' costs of doing business and on the amount of reimbursement by both government and other third-party payors. The failure of any of our operators to comply with these laws, requirements and regulations could adversely affect their ability to meet their obligations to us. In particular:

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  Medicare and Medicaid.    A significant portion of our skilled nursing facility, or SNF, operators' revenue is derived from governmentally-funded reimbursement programs, primarily Medicare and Medicaid, and failure to maintain certification and accreditation in these programs would result in a loss of funding from such programs. Loss of certification or accreditation could cause the revenues of our operators to decline, potentially jeopardizing their ability to meet their obligations to us. In that event, our revenues from those facilities could be reduced, which could in turn cause the value of our affected properties to decline. State licensing and Medicare and Medicaid laws also require operators of nursing homes and assisted living facilities to comply with extensive standards governing operations. Federal and state agencies administering those laws regularly inspect such facilities and investigate complaints. Our operators and their managers receive notices of potential sanctions and remedies from time to time, and such sanctions have been imposed from time to time on facilities operated by them. If they are unable to cure deficiencies which have been identified or which are identified in the future, such sanctions may be imposed and if imposed may adversely affect our operators' revenues, potentially jeopardizing their ability to meet their obligations to us.

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  Licensing and Certification.    Our operators and facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically audited by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure would prevent a facility from operating or result in a suspension of reimbursement payments until all licensure issues have been resolved and the necessary licenses obtained or reinstated. Our SNFs require governmental approval, in the form of a certificate of need that generally varies by state and is subject to change, prior to the addition or construction of new beds, the addition of services or certain capital expenditures. Some of our facilities may be unable to satisfy current and future certificate of need requirements and may for this reason be unable to continue operating in the future. In such event, our revenues from those facilities could be reduced or eliminated for an extended period of time or permanently.

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  Fraud and Abuse Laws and Regulations.    There are various extremely complex and largely uninterpreted federal and state laws governing a wide array of referrals, relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Health Insurance Portability and Accountability Act of 1996 and the Balanced Budget Act expanded the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs. Furthermore, the Office of Inspector General of the U.S. Department of Health and Human Services in cooperation with other federal and state agencies, continues to focus on the activities of SNFs in certain states in which we have properties. In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and earn a percentage of the federal government's recovery. Because of these incentives, these so-called "whistleblower" suits have become more frequent. The violation of any of these laws or regulations by an operator may result in the imposition of fines or other penalties that could jeopardize that operator's ability to make lease or mortgage payments to us or to continue operating its facility.

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  Legislative and Regulatory Developments.    Each year, legislative proposals are introduced or proposed in Congress and in some state legislatures that would affect major changes in the healthcare system, either nationally or at the state level. The Medicare Prescription Drug, Improvement and Modernization Act of 2003, or Medicare Modernization Act, which is one example of such legislation, was enacted in late 2003. The Medicare reimbursement changes for the long term care industry under this Act are limited to a temporary increase in the per diem amount paid to SNFs for residents who have AIDS. The significant expansion of other benefits for Medicare beneficiaries under this Act, such as the expanded prescription drug benefit, could result in financial pressures on the Medicare program that might result in future legislative and regulatory changes with impacts for our operators. Other proposals under consideration include efforts by individual states to control costs by decreasing state Medicaid reimbursements, a federal "Patient Protection Act" to protect consumers in managed care plans, efforts to improve quality of care and reduce medical errors throughout the health care industry and cost-containment initiatives by public and private payors. We cannot accurately predict whether any proposals will be adopted or, if adopted, what effect, if any, these proposals would have on operators and, thus, our business.

        Regulatory proposals and rules are released on an ongoing basis that may have major impacts on the healthcare system generally and the skilled nursing and long-term care industries in particular.

Our operators depend on reimbursement from governmental and other third-party payors and reimbursement rates from such payors may be reduced.

        Changes in the reimbursement rate or methods of payment from third-party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursements for services provided by our operators has in the past, and could in the future, result in a substantial reduction in our operators' revenues and operating margins. Additionally, net revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. There also continue to be new legislative and regulatory proposals that could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. We cannot assure you that adequate reimbursement levels will continue to be available for the services provided by our operators, which are currently being reimbursed by Medicare, Medicaid or private third-party payors. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our operators' liquidity, financial condition and results of operations, which could cause the revenues of our operators to decline and potentially jeopardize their ability to meet their obligations to us.

Our operators may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their lease and mortgage payments to us.

        As is typical in the healthcare industry, our operators are often subject to claims that their services have resulted in resident injury or other adverse effects. Many of these operators have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by our operators may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to operators due to state law prohibitions or limitations of availability. As a result, our operators operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on an operator's financial condition. If an operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if an operator is required to pay uninsured punitive damages, or if an operator is subject to an uninsurable government enforcement action, the operator could be exposed to substantial additional liabilities.

Increased competition as well as increased operating costs have resulted in lower revenues for some of our operators and may affect the ability of our tenants to meet their payment obligations to us.

        The healthcare industry is highly competitive and we expect that it may become more competitive in the future. Our operators are competing with numerous other companies providing similar healthcare services or alternatives such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. We cannot be certain the operators of all of our facilities will be able to achieve occupancy and rate levels that will enable them to meet all of their obligations to us. Our operators may encounter increased competition in the future that could limit their ability to attract residents or expand their businesses and therefore affect their ability to pay their lease or mortgage payments.

        The market for qualified nurses, healthcare professionals and other key personnel is highly competitive and our operators may experience difficulties in attracting and retaining qualified personnel. Increases in labor costs due to higher wages and greater benefits required to attract and retain qualified healthcare personnel incurred by our operators could affect their ability to pay their lease or mortgage payments. This situation could be particularly acute in certain states that have enacted legislation establishing minimum staffing requirements.

Risks Related to Us and Our Operations

        In addition to the operator related risks discussed above, there are a number of risks directly associated with us and our operations.

We rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing commitments.

        In order to qualify as a REIT under the Internal Revenue Code, we are required, among other things, to distribute each year to our stockholders at least 90% of our REIT taxable income. Because of this distribution requirement, we may not be able to fund, from cash retained from operations, all future capital needs, including capital needs to make investments and to satisfy or refinance maturing commitments. As a result, we rely on external sources of capital, including debt and equity financing. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business, or to meet our obligations and commitments as they mature, which could negatively affect the ratings of our debt and even, in extreme circumstances, affect our ability to continue operations. Our access to capital depends upon a number of factors over which we have little or no control, including general market conditions and the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of the shares of our capital stock. Generally speaking, difficult capital market conditions in our industry during the past several years and our need to stabilize our portfolio have limited our access to capital.

Our ability to raise capital through sales of equity is dependent, in part, on the market price of our common stock, and our failure to meet market expectations with respect to our business could negatively impact the market price of our common stock and limit our ability to sell equity.

        As with other publicly-traded companies, the availability of equity capital will depend, in part, on the market price of our common stock which, in turn, will depend upon various market conditions and other factors that may change from time to time including:

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  the extent of investor interest;

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  the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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  our financial performance and that of our operators;

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  the contents of analyst reports about us and the REIT industry;

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  general stock and bond market conditions, including changes in interest rates on fixed income securities, which may lead prospective purchasers of our common stock to demand a higher annual yield from future distributions;

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  our failure to maintain or increase our dividend, which is dependent, to a large part, on growth of funds from operations which in turn depends upon increased revenues from additional investments and rental increases; and

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  other factors such as governmental regulatory action and changes in REIT tax laws.

        The market value of the equity securities of a REIT is generally based upon the market's perception of the REIT's growth potential and its current and potential future earnings and cash distributions. Our failure to meet the market's expectation with regard to future earnings and cash distributions would likely adversely affect the market price of our common stock.

We are subject to risks associated with debt financing, which could negatively impact our business, limit our ability to make distributions to our stockholders and to repay maturing debt.

        Financing for future investments and our maturing commitments may be provided by borrowings under our revolving senior secured credit facility ("Credit Facility"), private or public offerings of debt, the assumption of secured indebtedness, mortgage financing on a portion of our owned portfolio or through joint ventures. We are subject to risks normally associated with debt financing, including the risks that our cash flow will be insufficient to make timely payments of interest, that we will be unable to refinance existing indebtedness and that the terms of refinancing will not be as favorable as the terms of existing indebtedness. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions, our cash flow may not be sufficient in all years to pay distributions to our stockholders and to repay all maturing debt. Furthermore, if prevailing interest rates, changes in our debt ratings or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced indebtedness would increase, which could reduce our profitability and the amount of dividends we are able to pay. Moreover, additional debt financing increases the amount of our leverage.

Certain of our operators account for a significant percentage of our revenues.

        Based on existing contractual rent and lease payments regarding the restructuring of certain existing investments, as of December 31, 2005, Advocat and Sun each account for over 10% of our current contractual monthly revenues, with Sun accounting for approximately 21% of our current contractual monthly revenues. Additionally, as of December 31, 2005, our top seven operators account for approximately 62% of our current contractual monthly revenues. The failure or inability of any of these operators to pay their obligations to us could materially reduce our revenues and net income, which could in turn reduce the amount of dividends we pay and cause our stock price to decline.

Unforeseen costs associated with the acquisition of new properties could reduce our profitability.

        Our business strategy contemplates future acquisitions that may not prove to be successful. For example, we might encounter unanticipated difficulties and expenditures relating to any acquired properties, including contingent liabilities, or newly acquired properties might require significant management attention that would otherwise be devoted to our ongoing business. If we agree to provide funding to enable healthcare operators to build, expand or renovate facilities on our properties and the project is not completed, we could be forced to become involved in the development to ensure completion or we could lose the property. These costs may negatively affect our results of operations.

Our assets may be subject to impairment charges.

        We periodically, but not less than annually, evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, operator performance and legal structure. If we determine that a significant impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset, which could have a material adverse affect on our results of operations and funds from operations in the period in which the write-off occurs. During the year ended December 31, 2005, a $9.6 million provision for impairment charge was recorded to reduce the carrying value on six facilities to their estimated fair value.

We may not be able to sell certain closed facilities for their book value.

        From time to time, we close facilities and actively market such facilities for sale. To the extent we are unable to sell these properties for our book value; we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

Our substantial indebtedness could adversely affect our financial condition.

        We have substantial indebtedness and we may increase our indebtedness in the future. As of December 31, 2005, we had total debt of approximately $566 million, of which $58 million consisted of borrowings under our Credit Facility, $21 million of which consisted of our 6.95% notes due 2007 that were fully redeemed on January 18, 2006, $310 million of which consisted of our 7% senior notes due 2014 and $175 million of which consisted of our 7% senior notes due 2016. Our level of indebtedness could have important consequences to our stockholders. For example, it could:

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  limit our ability to satisfy our obligations with respect to holders of our capital stock;

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  increase our vulnerability to general adverse economic and industry conditions;

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  limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

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  require us to pledge as collateral substantially all of our assets;

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  require us to maintain certain debt coverage and financial ratios at specified levels, thereby reducing our financial flexibility;

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  limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

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  expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interests;

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  limit our flexibility in planning for, or reacting to, changes in our business and industry; and

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  place us at a competitive disadvantage compared to our competitors that have less debt.

Our real estate investments are relatively illiquid.

        Real estate investments are relatively illiquid and, therefore, tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. All of our properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Healthcare facilities that participate in Medicare or Medicaid must meet extensive program requirements, including physical plant and operational requirements, which are revised from time to time. Such requirements may include a duty to admit Medicare and Medicaid patients, limiting the ability of the facility to increase its private pay census beyond certain limits. Medicare and Medicaid facilities are regularly inspected to determine compliance and may be excluded from the programs—in some cases without a prior hearing—for failure to meet program requirements. Transfers of operations of nursing homes and other healthcare-related facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Thus, if the operation of any of our properties becomes unprofitable due to competition, age of improvements or other factors such that our lessee or mortgagor becomes unable to meet its obligations on the lease or mortgage loan, the liquidation value of the property may be substantially less, particularly relative to the amount owing on any related mortgage loan, than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the operator with a new operator licensed to manage the facility. In addition, certain significant expenditures associated with real estate investment, such as real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, our income and cash flows from operations would be adversely affected.

As an owner or lender with respect to real property, we may be exposed to possible environmental liabilities.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property or a secured lender, such as us, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of an operator of the property. The cost of any required investigation, remediation, removal, fines or personal or property damages and the owner's liability therefore could exceed the value of the property and/or the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect our operators' ability to attract additional residents, the owner's ability to sell or rent such property or to borrow using such property as collateral which, in turn, would reduce the owner's revenues.

        Although our leases and mortgage loans require the lessee and the mortgagor to indemnify us for certain environmental liabilities, the scope of such obligations may be limited. For instance, most of our leases do not require the lessee to indemnify us for environmental liabilities arising before the lessee took possession of the premises. Further, we cannot assure you that any such mortgagor or lessee would be able to fulfill its indemnification obligations.

The industry in which we operate is highly competitive. This competition may prevent us from raising prices at the same pace as our costs increase.

        We compete for additional healthcare facility investments with other healthcare investors, including other REITs. The operators of the facilities compete with other regional or local nursing care facilities for the support of the medical community, including physicians and acute care hospitals, as well as the general public. Some significant competitive factors for the placing of patients in skilled and intermediate care nursing facilities include quality of care, reputation, physical appearance of the facilities, services offered, family preferences, physician services and price. If our cost of capital should increase relative to the cost of capital of our competitors, the spread that we realize on our investments may decline if competitive pressures limit or prevent us from charging higher lease or mortgage rates.

We are named as defendants in litigation arising out of professional liability and general liability claims relating to our previously owned and operated facilities that if decided against us, could adversely affect our financial condition.

        We and several of our wholly-owned subsidiaries have been named as defendants in professional liability and general liability claims related to our owned and operated facilities. Other third-party managers responsible for the day-to-day operations of these facilities have also been named as defendants in these claims. In these suits, patients of certain previously owned and operated facilities have alleged significant damages, including punitive damages, against the defendants. The lawsuits are in various stages of discovery and we are unable to predict the likely outcome at this time. We continue to vigorously defend these claims and pursue all rights we may have against the managers of the facilities, under the terms of the management agreements. We have insured these matters, subject to self-insured retentions of various amounts. There can be no assurance that we will be successful in our defense of these matters or in asserting our claims against various managers of the subject facilities or that the amount of any settlement or judgment will be substantially covered by insurance or that any punitive damages will be covered by insurance.

We are subject to significant anti-takeover provisions.

        Our articles of incorporation and bylaws contain various procedural and other requirements which could make it difficult for stockholders to effect certain corporate actions. Our Board of Directors is divided into three classes and our Board members are elected for terms that are staggered. Our Board of Directors also has the authority to issue additional shares of preferred stock and to fix the preferences, rights and limitations of the preferred stock without stockholder approval. We have also adopted a stockholders rights plan which provides for share purchase rights to become exercisable at a discount if a person or group acquires more than 9.9% of our common stock or announces a tender or exchange offer for more than 9.9% of our common stock. These provisions could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, which could adversely affect the market price of our securities.

We may change our investment strategies and policies and capital structure.

        Our Board of Directors, without the approval of our stockholders, may alter our investment strategies and policies if it determines in the future that a change is in our stockholders' best interests. The methods of implementing our investment strategies and policies may vary as new investments and financing techniques are developed.

If we fail to maintain our REIT status, we will be subject to federal income tax on our taxable income at regular corporate rates.

        We were organized to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe we have conducted, and we intend to continue to conduct, our operations so as to qualify as a REIT. Qualification as a REIT involves the satisfaction of numerous requirements, some on an annual and some on a quarterly basis, established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. We cannot assure you that we will at all times satisfy these rules and tests.

        If we were to fail to qualify as a REIT in any taxable year, as a result of a determination that we failed to meet the annual distribution requirement or otherwise, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates with respect to each such taxable year for which the statute of limitations remains open. Moreover, unless entitled to relief under certain statutory provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would significantly reduce our net earnings and cash flow because of our additional tax liability for the years involved, which could significantly impact our financial condition.

To maintain our REIT status, we must distribute at least 90% of our taxable income each year.

        We generally must distribute annually at least 90% of our taxable income to our stockholders to maintain our REIT status. To the extent that we do not distribute all of our net capital gain or do distribute at least 90%, but less than 100% of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. Any of these taxes would decrease cash available for the payment of our debt obligations. In addition, we may derive income through Taxable REIT Subsidiaries ("TRSs"), which will then be subject to corporate level income tax at regular rates.

Complying with REIT requirements may affect our profitability.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our stockholders. Thus we may be required to liquidate otherwise attractive investments from our portfolio in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution (e.g., if we have assets which generate mismatches between taxable income and available cash). Then, having to comply with the distribution requirement could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. As a result, satisfying the REIT requirements could have an adverse effect on our business results and profitability.

We depend upon our key employees and may be unable to attract or retain sufficient numbers of qualified personnel.

        Our future performance depends to a significant degree upon the continued contributions of our executive management team and other key employees. Accordingly, our future success depends on our ability to attract, hire, train and retain highly skilled management and other qualified personnel. Competition for qualified employees is intense, and we compete for qualified employees with companies that may have greater financial resources than we have. Our employment agreements with our executive officers provide that their employment may be terminated by either party at any time. Consequently, we may not be successful in attracting, hiring, and training and retaining the people we need, which would seriously impede our ability to implement our business strategy.

In the event we are unable to satisfy regulatory requirements relating to internal controls, or if these internal controls over financial reporting are not effective, our business could suffer.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to do a comprehensive evaluation of their internal controls. As a result, we continue to evaluate our internal controls over financial reporting so that our management can certify as to the effectiveness of our internal controls and our auditor can publicly attest to this certification. Our efforts to comply with Section 404 and related regulations regarding our management's required assessment of internal control over financial reporting and our independent auditors' attestation of that assessment has required, and continues to require, the commitment of significant financial and managerial resources. If for any period our management is unable to certify the effectiveness of our internal controls or if our auditors cannot attest to management's certification, we could be subject to regulatory scrutiny and a loss of public confidence, which could have an adverse effect on our business.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a reported basis for the periods indicated. Earnings consist of income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing costs. We have calculated the ratio of earnings to fixed charges by adding net income (loss) from continuing operations to fixed charges and dividing that sum by such fixed charges.

Ratio of Earnings to Fixed Charges

	Year Ended December 31,
	2001	2002	2003		2004		2005
(Loss) income from continuing operations	$(22,253)	$(4,335)	$27,396		$10,069		$30,151
Interest expense	33,204	34,381	23,388		44,008		34,771

Income before fixed charges	$10,951	$30,046	$50,784		$54,077		$64,922

Interest expense	$33,204	$34,381	$23,388		$44,008		$34,771

Total fixed charges	$33,204	$34,381	$23,388		$44,008		$34,771

Earnings / fixed charge coverage ratio	*	*	2.2	x	1.2	x	1.9	x

*
Our earnings were insufficient to cover fixed charges by $22,253 and $4,335 in 2001 and 2002, respectively. In addition, our ratio of earnings to fixed charges has been revised to reflect the impact of the implementation of the Statement of Accounting Standard No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets.

RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends on a reported basis for the periods indicated. Earnings consist of income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing costs. We have calculated the ratio of earnings to combined fixed charges and preferred stock dividends by adding net income (loss) from continuing operations to fixed charges and dividing that sum by such fixed charges plus preferred dividends, irrespective of whether or not such dividends were actually paid.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Year Ended December 31,
	2001	2002	2003		2004	2005
(Loss) income from continuing operations	$(22,253)	$(4,335)	$27,396		$10,069	$30,151
Interest expense	33,204	34,381	23,388		44,008	34,771

Income before fixed charges	$10,951	$30,046	$50,784		$54,077	$64,922

Interest expense	$33,204	$34,381	$23,388		$44,008	$34,771
Preferred stock dividends	19,994	20,115	20,115		15,807	11,385

Total fixed charges and preferred dividends	$53,198	$54,496	$43,503		$59,815	$46,156

Earnings / combined fixed charges and preferred dividends coverage ratio	*	*	1.2	x	*	1.4	x

*
Our earnings were insufficient to cover combined fixed charges and preferred stock dividends by $42,247, $24,450 and $5,738 in 2001, 2002 and 2004, respectively. In addition, our ratio of earnings to combined fixed charges and preferred dividends has been revised to reflect the impact of the implementation of the Statement of Accounting Standard No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. The net proceeds to us from the sale of the initial notes in the December 2, 2005 offering were approximately $49 million, after deducting the initial purchasers' discount and expenses of the offering. We used the net proceeds of the offering to repay indebtedness under our revolving senior credit facility, for working capital and general corporate purposes, and to pay related fees and expenses.

SELECTED FINANCIAL DATA

        The following table sets forth our selected financial data and operating data for our company on a historical basis. The following data should be read in conjunction with our audited consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. Our historical operating results may not be comparable to our future operating results.

	Year ended December 31,
	2005	2004	2003	2002	2001
	(in thousands, except per share amounts)
Operating Data
Revenues from core operations	$105,812	$84,754	$76,280	$79,169	$78,716
Revenues from nursing home operations	—	—	4,395	42,203	160,580

Total revenues	$105,812	$84,754	$80,675	$121,372	$239,296

Income (loss) from continuing operations	$30,151	$10,069	$27,396	$(4,335)	$(22,253)
Net income (loss) available to common	23,290	(40,123)	2,915	(34,761)	(36,651)
Per share amounts:
Income (loss) from continuing operations:
Basic	$0.32	$(1.03)	$0.20	$(0.70)	$(2.11)
Diluted	0.32	(1.03)	0.19	(0.70)	(2.11)
Net income (loss) available to common:
Basic	$0.45	$(0.88)	$0.08	$(1.00)	$(1.83)
Diluted	0.45	(0.88)	0.08	(1.00)	(1.83)
Dividends, Common Stock(1)	0.85	0.72	0.15	—	—
Dividends, Series A Preferred(1)	—	1.16	6.94	—	—
Dividends, Series B Preferred(1)	1.09	2.16	6.47	—	—
Dividends, Series C Preferred(2)	—	—	29.81	—	—
Dividends, Series D Preferred(1)	2.09	1.52	—	—	—
Weighted-average common shares outstanding, basic	51,738	45,472	37,189	34,739	20,038
Weighted-average common shares outstanding, diluted	52,059	45,472	38,154	34,739	20,038
	December 31,
	2005	2004	2003	2002	2001
	(in thousands)
Balance Sheet Data
Gross investments	$1,125,382	$956,331	$841,416	$881,220	$938,229
Total assets	1,015,729	833,563	729,013	804,148	892,414
Revolving lines of credit	58,000	15,000	177,074	177,000	193,689
Other long-term borrowings	508,229	364,508	103,520	129,462	219,483
Stockholders equity	429,681	432,480	436,235	479,701	450,690

(1)
Dividends per share are those declared and paid during such period.

(2)
Dividends per share are those declared during such period, based on the number of shares of common stock issuable upon conversion of the outstanding Series C preferred stock.

Summary of Quarterly Results (Unaudited)

        The following summarizes quarterly results of operations for the years ended December 31, 2005 and 2004.

	March 31	June 30	September 30	December 31
	(in thousands, except per share amounts)
2005
Revenues	$27,198	$25,318	$25,994	$27,302
Income from continuing operations	12,141	5,499	3,866	8,645
Income (loss) from discontinued operations	(2,836)	(3,242)	1,253	11,362
Net income	9,305	2,257	5,119	20,007
Net income (loss) available to common	5,746	(2,620)	2,638	17,526
Income from continuing operations per share:
Basic income from continuing operations	$0.17	$0.01	$0.03	$0.11
Diluted income from continuing operations	$0.17	$0.01	$0.03	$0.11
Net income (loss) available to common per share:
Basic net income (loss)	$0.11	$(0.05)	$0.05	$0.33
Diluted net income (loss)	$0.11	$(0.05)	$0.05	$0.32
Cash dividends paid on common stock	$0.20	$0.21	$0.22	$0.22
2004
Revenues	$19,833	$20,967	$21,218	$22,736
Income (loss) from continuing operations	(10,787)	5,281	7,838	7,737
Income from discontinued operations	489	656	804	4,720
Net (loss) income	(10,298)	5,937	8,642	12,457
Net (loss) income available to common	(53,728)	(376)	5,083	8,898
(Loss) income from continuing operations per share:
Basic (loss) income from continuing operations	$(1.31)	$(0.02)	$0.09	$0.09
Diluted (loss) income from continuing operations	$(1.31)	$(0.02)	$0.09	$0.09
Net (loss) income available to common per share:
Basic net (loss) income	$(1.30)	$(0.01)	$0.11	$0.19
Diluted net (loss) income	$(1.30)	$(0.01)	$0.11	$0.19
Cash dividends paid on common stock	$0.17	$0.18	$0.18	$0.19

Note:

2005—During the three-month period ended March 31, 2005, we recognized a $0.3 million expense associated with restricted stock awards issued during this period, and a $3.7 million provision for impairment charge was recorded to reduce the carrying value on two facilities to their estimated fair value. During the three-month period ended June 30, 2005, we redeemed all of the outstanding 2.0 million shares of our $50 million 8.625% Series B Cumulative Preferred Stock ("Series B Preferred Stock"). As a result, the repurchase of the Series B Preferred Stock resulted in a non-cash charge to net income available to common stockholders of approximately $2.0 million. In addition, we recognized a $0.3 million expense associated with restricted stock awards issued during this period, an $0.8 million lease expiration accrual relating to disputed capital improvement requirements associated with a lease that expired June 30, 2005 and a $3.4 million provision for impairment to write-down our 760,000 share investment in Sun Healthcare Group, Inc. common stock to its current fair market value. During the three-month period ended September 30, 2005, we recognized a $0.3 million expense associated with restricted stock awards issued during this period. In addition, we recorded a $5.5 million provision for impairment charge to reduce the carrying value of three facilities to their estimated fair value. During the three-month period ended December 31, 2005, we recognized a $0.5 million non-cash provision for impairment and $0.3 million of restricted stock amortization. In addition, we recorded a $1.6 million of net cash proceeds associated with a settlement of a lawsuit of the Company filed against a former tenant.

2004—During the three-month period ended March 31, 2004, we completed a repurchase and conversion of our $100 million Series C Cumulative Convertible Preferred Stock which resulted in a non-cash charge to net income available to common stockholders of approximately $38.7 million. In addition, we recognized $19.1 million of refinancing-related charges. We sold our $200 million interest rate cap in the first quarter, realizing net proceeds of approximately $3.5 million, resulting in an accounting loss of $6.5 million. During the three-month period ended June 30, 2004, we redeemed all of the outstanding 2.3 million shares of our $57.5 million 9.25% Series A Cumulative Preferred Stock ("Series A Preferred Stock"). As a result, the repurchase of the Series A Preferred Stock resulted in a non-cash charge to net income available to common stockholders of approximately $2.3 million. In addition, we recognized a $3.0 million charge associated with professional liability claims made against our former owned and operated facilities. During the three-month period ended September 30, 2004, we recognized a $0.3 million expense associated with restricted stock awards issued during this period. During the three-month period ended December 31, 2004, we recognized a $1.1 million expense associated with restricted stock awards, and we sold our remaining three closed facilities, realizing proceeds of approximately $5.5 million, net of closing costs and other expenses, resulting in a gain of approximately $3.8 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        Our portfolio of investments at December 31, 2005, consisted of 227 healthcare facilities, located in 27 states and operated by 35 third-party operators. Our gross investment in these facilities totaled approximately $1,102 million at December 31, 2005, with 98% of our real estate investments related to long-term healthcare facilities. This portfolio is made up of 193 long-term healthcare facilities and two rehabilitation hospitals owned and leased to third parties and fixed rate mortgages on 32 long-term healthcare facilities. At December 31, 2005, we also held other investments of approximately $23 million, consisting primarily of secured loans to third-party operators of our facilities.

Medicare Reimbursement

        All of our properties are used as healthcare facilities; therefore, we are directly affected by the risk associated with the healthcare industry. Our lessees and mortgagors, as well as any facilities that may be owned and operated for our own account from time to time, derive a substantial portion of their net operating revenues from third-party payors, including the Medicare and Medicaid programs. These programs are highly regulated by federal, state and local laws, rules and regulations, and subject to frequent and substantial change.

        In 1997, the Balanced Budget Act significantly reduced spending levels for the Medicare and Medicaid programs, in part because the legislation modified the payment methodology for skilled nursing facilities ("SNFs") by shifting payments for services provided to Medicare beneficiaries from a reasonable cost basis to a prospective payment system. Under the prospective payment system, SNFs are paid on a per diem prospective case-mix adjusted basis for all covered services. Implementation of the prospective payment system has affected each long-term care facility to a different degree, depending upon the amount of revenue such facility derives from Medicare patients.

        Legislation adopted in 1999 and 2000 provided for a few temporary increases to Medicare payment rates, but these temporary increases have since expired. Specifically, in 1999 the Balanced Budget Refinement Act included a 4% across-the-board increase of the adjusted federal per diem payment rates for all patient acuity categories (known as "Resource Utilization Groups" or "RUGs") that were in effect from April 2000 through September 30, 2002. In 2000, the Benefits Improvement and Protection Act included a 16.7% increase in the nursing component of the case-mix adjusted federal periodic payment rate, which was implemented in April 2000 and also expired October 1, 2002. The October 1, 2002 expiration of these temporary increases has had an adverse impact on the revenues of the operators of SNFs and has negatively impacted some operators' ability to satisfy their monthly lease or debt payments to us.

        The Balanced Budget Refinement Act and the Benefits Improvement and Protection Act also established temporary increases, beginning in April 2001, to Medicare payment rates to SNFs that were designated to remain in place until the Centers for Medicare and Medicaid Services ("CMS") implemented refinements to the existing RUG case-mix classification system to more accurately estimate the cost of non-therapy ancillary services. The Balanced Budget Refinement Act provided for a 20% increase for 15 RUG categories until CMS modified the RUG case-mix classification system. The Benefits Improvement and Protection Act modified this payment increase by reducing the 20% increase for three of the 15 RUGs to a 6.7% increase and instituting an additional 6.7% increase for eleven other RUGs.

        On August 4, 2005, CMS published a final rule, effective October 1, 2005, establishing Medicare payments for SNFs under the prospective payment system for federal fiscal year 2006 (October 1, 2005 to September 30, 2006). The final rule modified the RUG case-mix classification system and added nine new categories to the system, expanding the number of RUGs from 44 to 53. The implementation of the RUG refinements triggered the expiration of the temporary payment increases of 20% and 6.7% established by the Balanced Budget Refinement Act and the Benefits Improvement and Protection Act, respectively. Additionally, CMS announced updates in the final rule to reimbursement rates for SNFs in federal fiscal year 2006 based on an increase in the "full market-basket" of 3.1%.

        In the August 4, 2005 notice, CMS estimated that the increases in Medicare reimbursements to SNFs arising from the refinements to the prospective payment system and the market basket update under the final rule will offset the reductions stemming from the elimination of the temporary increases during federal fiscal year 2006. CMS estimated that there will be an overall increase in Medicare payments to SNFs totaling $20 million in fiscal year 2006 compared to 2005.

        Nonetheless, we cannot accurately predict what effect, if any, these changes will have on our lessees and mortgagors in 2006 and beyond. These changes to the Medicare prospective payment system for SNFs, including the elimination of temporary increases, could adversely impact the revenues of the operators of nursing facilities and could negatively impact the ability of some of our lessees and mortgagors to satisfy their monthly lease or debt payments to us.

        A 128% temporary increase in the per diem amount paid to SNFs for residents who have AIDS took effect on October 1, 2004. This temporary payment increase arises from the Medicare Prescription Drug Improvement and Modernization Act of 2003 ("Medicare Modernization Act"). The August 2005 notice announcing the final rule for the SNF prospective payment system for fiscal year 2006 clarified that the increase will remain in effect for fiscal year 2006, although CMS also noted that the AIDS add-on was not intended to be permanent.

        A significant change enacted under the Medicare Modernization Act is the creation of a new prescription drug benefit, Medicare Part D, which went into effect January 1, 2006. The significant expansion of benefits for Medicare beneficiaries arising under the expanded prescription drug benefit could result in financial pressures on the Medicare program that might result in future legislative and regulatory changes with impacts for our operators. As part of this new program, the prescription drug benefits for patients who are dually eligible for both Medicare and Medicaid are being transitioned from Medicaid to Medicare, and many of these patients reside in long-term care facilities. The Medicare program has experienced significant operational difficulties in transitioning prescription drug coverage for this population since the benefit went into effect on January 1, 2006, although it is unclear whether or how issues involving Medicare Part D might have any direct financial impacts on our operators.

        On February 8, 2006, the President signed into law a $39.7 billion budget reconciliation package called the Deficit Reduction Act of 2005 ("Deficit Reduction Act") to lower the federal budget deficit. The Deficit Reduction Act includes net savings of $8.3 billion from the Medicare program over 5 years.

        The Deficit Reduction Act contains a provision reducing payments to SNFs for allowable bad debts. Currently, Medicare reimburses SNFs for 100% of beneficiary bad debt arising from unpaid deductibles and coinsurance amounts. In 2003, CMS released a proposed rule seeking to reduce bad debt reimbursement rates for certain providers, including SNFs, by 30% over a three-year period. CMS never finalized its 2003 proposal. The Deficit Reduction Act reduces payments to SNFs for allowable bad debts by 30% effective October 1, 2005 for those individuals not dually eligible for Medicare and Medicaid. Bad debt payments for the dually eligible population will remain at 100%. These reductions in Medicare payments for bad debt could have a material adverse effect on our operators' financial condition and operations, which could adversely affect their ability to meet their payment obligations to us.

        The Deficit Reduction Act also contains a provision governing the therapy caps that went into place under Medicare on January 1, 2006. The therapy caps limit the physical therapy, speech-language therapy and occupation therapy services that a Medicare beneficiary can receive during a calendar year. The therapy caps were in effect for calendar year 1999 and then suspended by Congress for three years. An inflation-adjusted therapy limit ($1,590 per year) was implemented in September of 2002, but then once again suspended in December of 2003 by the Medicare Modernization Act. Under the Medicare Modernization Act, Congress placed a two-year moratorium on implementation of the caps, which expired at the end of 2005.

        The inflation-adjusted therapy caps are set at $1,740 for 2006. These caps do not apply to therapy services covered under Medicare Part A in a SNF, although the caps apply in most other instances involving patients in SNFs or long-term care facilities who receive therapy services covered under Medicare Part B. The Deficit Reduction Act permits exceptions in 2006 for therapy services to exceed the caps when the therapy services are deemed medically necessary by the Medicare program. The therapy caps could have a material adverse effect on our operators' financial condition and operations, which could adversely affect their ability to meet their payment obligations to us.

        In general, we cannot be assured that federal reimbursement will remain at levels comparable to present levels or that such reimbursement will be sufficient for our lessees or mortgagors to cover all operating and fixed costs necessary to care for Medicare and Medicaid patients. We also cannot be assured that there will be any future legislation to increase Medicare payment rates for SNFs, and if such payment rates for SNFs are not increased in the future, some of our lessees and mortgagors may have difficulty meeting their payment obligations to us.

Medicaid and Other Third-Party Reimbursement

        Each state has its own Medicaid program that is funded jointly by the state and federal government. Federal law governs how each state manages its Medicaid program, but there is wide latitude for states to customize Medicaid programs to fit the needs and resources of their citizens. Currently, Medicaid is the single largest source of financing for long-term care in the United States. Rising Medicaid costs and decreasing state revenues caused by recent economic conditions have prompted an increasing number of states to cut or consider reductions in Medicaid funding as a means of balancing their respective state budgets. Existing and future initiatives affecting Medicaid reimbursement may reduce utilization of (and reimbursement for) services offered by the operators of our properties.

        In recent years, many states have announced actual or potential budget shortfalls, and many budget forecasts in 2006 could be similar. As a result of these budget shortfalls, many states have announced that they are implementing or considering implementing "freezes" or cuts in Medicaid reimbursement rates, including rates paid to SNF and long-term care providers, or reductions in Medicaid enrollee benefits, including long-term care benefits. We cannot predict the extent to which Medicaid rate freezes, cuts or benefit reductions ultimately will be adopted, the number of states that will adopt them or the impact of such adoption on our operators. However, extensive Medicaid rate cuts, freezes or benefit reductions could have a material adverse effect on our operators' liquidity, financial condition and results of operations, which could adversely affect their ability to make lease or mortgage payments to us.

        The Deficit Reduction Act includes $4.7 billion in savings from Medicaid and the State Children's Health Insurance Program over 5 years. The Deficit Reduction Act gives states the option to increase Medicaid cost-sharing and reduce Medicaid benefits, accounting for an estimated $3.2 billion in federal savings over five years. The remainder of the Medicaid savings under the Deficit Reduction Act comes primarily from changes to prescription drug reimbursement ($3.9 billion in savings over five years) and tightened policies governing asset transfers ($2.4 billion in savings over five years).

        Asset transfer policies, which determine Medicaid eligibility based on whether a Medicaid applicant has transferred assets for less than fair value, are more restrictive under the Deficit

Reduction Act, which extends the look-back period to 5 years, moves the start of the penalty period and makes individuals with more than $500,000 in home equity ineligible for nursing home benefits (previously, the home was excluded as a countable asset for purposes of Medicaid eligibility). These changes could have a material adverse effect on our operators' financial condition and operations, which could adversely affect their ability to meet their payment obligations to us.

        Additional reductions in federal funding are expected for some state Medicaid programs as a result of changes in the percentage rates used for determining federal assistance on a state-by-state basis. Legislation has been introduced in Congress that would partially mitigate the reductions for some states that would experience significant reductions in federal funding, although whether Congress will enact this or other legislation remains uncertain.

        Finally, private payors, including managed care payors, increasingly are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk of operating a healthcare facility. Efforts to impose greater discounts and more stringent cost controls are expected to continue. Any changes in reimbursement policies that reduce reimbursement levels could adversely affect the revenues of our lessees and mortgagors, thereby adversely affecting those lessees' and mortgagors' abilities to make their monthly lease or debt payments to us.

Fraud and Abuse Laws and Regulations

        There are various extremely complex and largely uninterpreted federal and state laws governing a wide array of referrals, relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. The federal and state governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. Penalties for healthcare fraud have been increased and expanded over recent years, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs, and the Office of the Inspector General for the U.S. Department of Health and Human Services, in cooperation with other federal and state agencies, continues to focus on the activities of SNFs in certain states in which we have properties.

        In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and earn a percentage of the federal government's recovery. Because of these incentives, these so-called "whistleblower" suits have become more frequent. Some states currently have statutes that are analogous to the federal False Claims Act. The Deficit Reduction Act encourages additional states to enact such legislation and encourages increased enforcement activity by permitting states to retain 10% of any recovery for that state's Medicaid program. The violation of any of these laws or regulations by an operator may result in the imposition of fines or other penalties that could jeopardize that operator's ability to make lease or mortgage payments to us or to continue operating its facility.

Legislative and Regulatory Developments

        Each year, legislative and regulatory proposals are introduced or proposed in Congress, state legislatures as well as by federal and state agencies that, if implemented, could result in major changes in the healthcare system, either nationally or at the state level. In addition, regulatory proposals and rules are released on an ongoing basis that may have major impacts on the healthcare system generally and the industries in which our operators do business. Legislative and regulatory developments can be expected to occur on an ongoing basis at the local, state and federal levels that have direct or indirect impacts on the policies governing the reimbursement levels paid to our facilities by public and private third-party payors, the costs of doing business and the threshold requirements that must be met for facilities to continue operation or to expand.

        The Medicare Modernization Act, which is one example of such legislation, was enacted in December 2003. The significant expansion of other benefits for Medicare beneficiaries under this Act, such as the prescription drug benefit, could result in financial pressures on the Medicare program that might result in future legislative and regulatory changes with impacts on our operators. Although the creation of a prescription drug benefit for Medicare beneficiaries was expected to generate fiscal relief for state Medicaid programs, the structure of the benefit and costs associated with its implementation may mitigate the relief for states that was anticipated.

        The Deficit Reduction Act is another example of such legislation. The provisions in the legislation designed to create cost savings from both Medicare and Medicaid could diminish reimbursement for our operators under both Medicare and Medicaid.

        CMS also launched the Nursing Home Quality Initiative program in 2002, which requires nursing homes participating in Medicare to provide consumers with comparative information about the quality of care at the facility. In the event any of our operators do not maintain the same or superior levels of quality care as their competitors, patients could choose alternate facilities, which could adversely impact our operators' revenues. In addition, the reporting of such information could lead in the future to reimbursement policies that reward or penalize facilities on the basis of the reported quality of care parameters. In late 2005, CMS began soliciting public comments regarding a demonstration to examine pay-for-performance approaches in the nursing home setting that would offer financial incentives for facilities to deliver high quality care. The proposed three-year demonstration could begin as early as late 2006. Other proposals under consideration include efforts by individual states to control costs by decreasing state Medicaid reimbursements in the current or future fiscal years and federal legislation addressing various issues, such as improving quality of care and reducing medical errors throughout the health care industry. We cannot accurately predict whether specific proposals will be adopted or, if adopted, what effect, if any, these proposals would have on operators and, thus, our business.

Significant Highlights

        The following significant highlights occurred during the twelve-month period ended December 31, 2005.

  Financing

  •
  In May 2005, we fully redeemed our 8.625% Series B cumulative preferred stock.

  •
  In November 2005, we issued 5.175 million shares of our common stock.

  •
  In December 2005, we completed a primary offering of $50 million, 7% unsecured notes due 2014.

  •
  In December 2005, we completed a primary offering of $175 million, 7% unsecured notes due 2016.

  •
  In December 2005, we tendered for and purchased 79.3% of our $100 million aggregate principal amount of 6.95% notes due 2007.

  •
  In December 2005, we authorized the redemption of 20.7% of all outstanding $100 million aggregate principal amount of 6.95% notes due 2007 that were not otherwise tendered.

  Dividends

  •
  In 2005, we paid common stock dividends of $0.20, $0.21, $0.22 and $0.22 per share, for stockholders of record on January 31, 2005, May 2, 2005, July 29, 2005 and October 31, 2005, respectively.

  New Investments

  •
  In January 2005, we acquired approximately $58 million of net new investments and leased to an existing third-party operator.

  •
  In June 2005, we purchased two SNFs for approximately $10 million and leased them to an existing third-party operator.

  •
  In June 2005, we purchased five SNFs for approximately $50 million and leased them to an existing third-party operator.

  •
  In November 2005, we purchased three SNFs for approximately $13 million and leased them to an existing third-party operator.

  •
  In December 2005, we closed on a first mortgage loan to an existing operator for approximately $62 million associated with six SNFs and one ALF.

  •
  In December 2005, we purchased ten SNFs and one ALF for approximately $115 million and leased them to an existing third-party operator.

  Re-leasing, Asset Sales and Other

  •
  In January 2005, we re-leased one SNF to an affiliate of an existing operator.

  •
  In February 2005, Mariner prepaid in full its approximately $60 million mortgage.

  •
  In December 2005, AHC Properties, Inc. exercised its purchase option and purchased six ALFs from us for approximately $20 million.

  •
  Throughout 2005, in various transactions, we sold eight SNFs and 50.4 acres of undeveloped land for cash proceeds of approximately $33 million.

Critical Accounting Policies and Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our significant accounting policies are described in Note 2 to our audited consolidated financial statements. These policies were followed in preparing the consolidated financial statements for all periods presented. Actual results could differ from those estimates.

        We have identified four significant accounting policies that we believe are critical accounting policies. These critical accounting policies are those that have the most impact on the reporting of our financial condition and those requiring significant assumptions, judgments and estimates. With respect to these critical accounting policies, we believe the application of judgments and assessments is consistently applied and produces financial information that fairly presents the results of operations for all periods presented. The four critical accounting policies are:

Revenue Recognition

        With the exception of certain master leases, rental income and mortgage interest income are recognized as earned over the terms of the related master leases and mortgage notes, respectively. Such income generally includes periodic increases based on pre-determined formulas (i.e., such as increases in the CPI) as defined in the master leases and mortgage loan agreements. Reserves are taken against earned revenues from leases and mortgages when collection becomes questionable or when negotiations for restructurings of troubled operators result in significant uncertainty regarding ultimate collection.

The amount of the reserve is estimated based on what management believes will likely be collected. When collection is uncertain, lease revenues are recorded when received, after taking into account application of security deposits. Interest income on impaired mortgage loans is recognized when received after taking into account application of principal repayments and security deposits.

        We recognize the minimum base rental revenue under master leases with fixed increases on a straight-line basis over the term of the related lease. Accrued straight-line rents represent the rental revenue recognized in excess of rents due under the lease agreements at the balance sheet date.

        Gains on sales of real estate assets are recognized pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate. The specific timing of the recognition of the sale and the related gain is measured against the various criteria in SFAS No. 66 related to the terms of the transactions and any continuing involvement associated with the assets sold. To the extent the sales criteria are not met, we defer gain recognition until the sales criteria are met.

Depreciation and Asset Impairment

        Under GAAP, real estate assets are stated at the lower of depreciated cost or fair value, if deemed impaired. Depreciation is computed on a straight-line basis over the estimated useful lives of 25 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment. Management periodically, but not less than annually, evaluates our real estate investments for impairment indicators, including the evaluation of our assets' useful lives. The judgment regarding the existence of impairment indicators is based on factors such as, but not limited to, market conditions, operator performance and legal structure. If indicators of impairment are present, management evaluates the carrying value of the related real estate investments in relation to the future undiscounted cash flows of the underlying facilities. Provisions for impairment losses related to long-lived assets are recognized when expected future undiscounted cash flows are determined to be permanently less than the carrying values of the assets. An adjustment is made to the net carrying value of the leased properties and other long-lived assets for the excess of historical cost over fair value. The fair value of the real estate investment is determined by market research, which includes valuing the property as a nursing home as well as other alternative uses. All impairments are taken as a period cost at that time, and depreciation is adjusted going forward to reflect the new value assigned to the asset.

        If we decide to sell rental properties or land holdings, we evaluate the recoverability of the carrying amounts of the assets. If the evaluation indicates that the carrying value is not recoverable from estimated net sales proceeds, the property is written down to estimated fair value less costs to sell. Our estimates of cash flows and fair values of the properties are based on current market conditions and consider matters such as rental rates and occupancies for comparable properties, recent sales data for comparable properties, and, where applicable, contracts or the results of negotiations with purchasers or prospective purchasers.

        For the years ended December 31, 2005, 2004, and 2003, we recognized impairment losses of $9.6 million, $0.0 million and $8.9 million, respectively, including amounts classified within discontinued operations.

Loan Impairment

        Management, periodically but not less than annually, evaluates our outstanding loans and notes receivable. When management identifies potential loan impairment indicators, such as non-payment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator or other circumstances that may impair full execution of the loan documents, and management believes these indicators are permanent, then the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows cannot be estimated, the loan is written down to the fair value of the collateral. The fair value of the loan is determined by market research, which includes valuing the property as a nursing home as well as other alternative uses. We recorded loan impairments of $0.1 million, $0.0 million and $0.0 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Assets Held for Sale and Discontinued Operations

        Pursuant to the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the operating results of specified real estate assets that have been sold, or otherwise qualify as held for disposition (as defined by SFAS No. 144), are reflected as discontinued operations in the consolidated statements of operations for all periods presented. We had three assets held for sale as of December 31, 2005 with a combined net book value of $1.2 million. We held no assets that qualified as held for sale as of December 31, 2004.

Results of Operations

        The following is our discussion of the consolidated results of operations, financial position and liquidity and capital resources, which should be read in conjunction with our audited consolidated financial statements and accompanying notes.

Year Ended December 31, 2005 compared to Year Ended December 31, 2004

Operating Revenues

        Our operating revenues for the year ended December 31, 2005 totaled $105.8 million, an increase of $21.1 million, over the same period in 2004. The $21.1 million increase was primarily a result of new investments made throughout 2004 and 2005, contractual interest revenue associated with the payoff of a mortgage note, re-leasing and restructuring activities completed throughout 2004 and 2005, as well as scheduled contractual increases in rents. The increase in operating revenues from new investments was partially offset by a reduction in mortgage interest income.

        Detailed changes in operating revenues for the year ended December 31, 2005 are as follows:

  •
  Rental income was $92.4 million, an increase of $24.0 million over the same period in 2004. The increase was due to new leases entered into throughout 2004 and 2005, re-leasing and restructuring activities and scheduled contractual increases in rents.

  •
  Mortgage interest income totaled $6.5 million, a decrease of $6.7 million over the same period in 2004. The decrease is primarily the result of normal amortization and a $60 million loan payoff that occurred in the first quarter of 2005.

  •
  Miscellaneous revenue was $4.5 million, an increase of $3.6 million over the same period in 2004. The increase was due to contractual revenue owed to us as a result of a mortgage note prepayment.

Operating Expenses

        Operating expenses for the year ended December 31, 2005 totaled $39.3 million, an increase of approximately $11.3 million over the same period in 2004. The increase was primarily due to $5.5 million non-cash provision for impairment charges recorded throughout 2005, a $1.1 million lease expiration accrual recorded in 2005 and $5.0 million of increased depreciation expense.

        Detailed changes in our operating expenses for the year ended December 31, 2005 are as follows:

  •
  Our depreciation and amortization expense was $24.2 million, compared to $19.2 million for the same period in 2004. The increase is due to new investments placed throughout 2004 and 2005.

  •
  Our general and administrative expense, when excluding restricted stock amortization expense, was $7.4 million, compared to $7.7 million for the same period in 2004.

  •
  A $5.5 million provision for impairment charge was recorded to reduce the carrying value on three facilities to their estimated fair value during the twelve months ended December 31, 2005.

  •
  A $0.1 million provision for uncollectible notes receivable.

  •
  A $1.1 million lease expiration accrual relating to disputed capital improvement requirements associated with a lease that expired June 30, 2005.

Other Income (Expense)

        For the year ended December 31, 2005, our total other net expenses were $36.3 million as compared to $46.6 million for the same period in 2004. The significant changes are as follows:

  •
  Our interest expense, excluding amortization of deferred costs and refinancing related interest expenses, for the year ended December 31, 2005 was $29.9 million, compared to $23.1 million for the same period 2004. The increase of $6.8 million was primarily due to higher debt on our balance sheet versus the same period in 2004.

  •
  For the year ended December 31, 2005, we recorded a $2.8 million non-cash charge associated with the tender and purchase of 79.3% of our $100 million aggregate principal amount of 6.95% unsecured notes due 2007.

  •
  For the year ended December 31, 2005, we recorded a $3.4 million provision for impairment on an equity security. In accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, we recorded the provision for impairment to write-down our 760,000 share investment in Sun common stock to its then current fair market value of $4.9 million.

  •
  For the year ended December 31, 2004, we recorded $19.1 million of refinancing-related charges associated with refinancing our capital structure. The $19.1 million consists of a $6.4 million exit fee paid to our old bank syndication and a $6.3 million non-cash deferred financing cost write-off associated with the termination of our $225 million credit facility and our $50 million acquisition facility, and a loss of approximately $6.5 million associated with the sale of an interest rate cap.

  •
  For the year ended December 31, 2005, we recorded a $1.6 million in net cash proceeds resulting from settlement of a lawsuit filed suit filed by us against a former tenant.

  •
  For the year ended December 31, 2004, we recorded a $3.0 million charge associated with professional liability claims made against our former owned and operated facilities.

2005 Income from Discontinued Operations

        Discontinued operations relate to properties we disposed of in 2005 or are currently held-for-sale and are accounted for as discontinued operations under SFAS No. 144. For the year ended December 31, 2005, we sold eight SNFs, six ALFs and 50.4 acres of undeveloped land for combined cash proceeds of approximately $53 million, net of closing costs and other expenses, resulting in a combined accounting gain of approximately $8.0 million.

        We had three assets held for sale as of December 31, 2005 with a combined net book value of $1.2 million. During the three months ended March 31, 2005, a $3.7 million provision for impairment charge was recorded to reduce the carrying value on two facilities, which were subsequently closed, to their estimated fair value. During the three months ended December 31, 2005, a $0.5 million impairment charge was recorded to reduce the carrying value of one facility, currently under contract to be sold in the first quarter of 2006, to its sales price.

        In accordance with SFAS No. 144, the $8.0 million realized net gain as well as the combined $4.2 million impairment charge is reflected in our consolidated statements of operations as discontinued operations.

Funds From Operations

        Our funds from operations available to common stockholders ("FFO"), for the year ended December 31, 2005, was $40.6 million, compared to a deficit of $21.9 million, for the same period in 2004.

        We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and, consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts ("REITs") that do not use the same definition or implementation guidelines or interpret the standards differently from us.

        We use FFO as one of several criteria to measure operating performance of our business. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. We offer this measure to assist the users of our financial statements in evaluating our financial performance under GAAP, and FFO should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income.

        In February 2004, NAREIT informed its member companies that it was adopting the position of the Securities and Exchange Commission ("SEC") with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this disclosure, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

        The following table presents our FFO results reflecting the impact of asset impairment charges (the SECs interpretation) for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
	2005	2004
Net income (loss) available to common	$23,290	$(40,123)
Deduct gain from real estate dispositions(1)	(7,969)	(3,310)

	15,321	(43,433)
Elimination of non-cash items included in net income (loss):
Depreciation and amortization(2)	25,277	21,551

Funds from operations available to common stockholders	$40,598	$(21,882)

(1)
The deduction of the gain from real estate dispositions includes the facilities classified as discontinued operations in our consolidated financial statements. The gain deducted includes $8.0 million gain and $3.3 million gain related to facilities classified as discontinued operations for the year ended December 31, 2005 and 2004, respectively.

(2)
The add back of depreciation and amortization includes the facilities classified as discontinued operations in our consolidated financial statements. FFO for 2005 and 2004 includes depreciation and amortization of $1.1 million and $2.3 million, respectively, related to facilities classified as discontinued operations.

Taxes

        No provision for federal income taxes has been made since we qualify as a REIT under the provisions of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. For tax year 2005, preferred and common dividend payments of approximately $56 million made throughout 2005 satisfy the 2005 REIT requirements (which states we must distribute at least 90% of our REIT taxable income for the taxable year and meet certain other conditions). We are permitted to own up to 100% of a "taxable REIT subsidiary" ("TRS"). Currently we have two TRSs that are taxable as corporations and that pay federal, state and local income tax on their net income at the applicable corporate rates. These TRSs had net operating loss carry-forwards as of December 31, 2005 of $14.4 million. These loss carry-forwards were fully reserved with a valuation allowance due to uncertainties regarding realization.

Year Ended December 31, 2004 compared to Year Ended December 31, 2003

Operating Revenues

        Our operating revenues for the year ended December 31, 2004 totaled $84.8 million, an increase of $4.1 million from the same period in 2003. When excluding nursing home revenues of owned and operated assets, revenues increased $8.5 million. The $8.5 million increase was primarily a result of new investments made in the second and fourth quarters of 2004, re-leasing and restructuring activities completed throughout 2003 and during the first quarter of 2004, as well as scheduled contractual increases in rents.

        Detailed changes in operating revenues for the year ended December 31, 2004 are as follows:

  •
  Rental income was $68.3 million, an increase of $10.7 million over the same period in 2003. The increase was due to new leases entered into in April, November and December of 2004, re-leasing and restructuring activities and scheduled contractual increases in rents.

  •
  Mortgage interest income totaled $13.3 million, a decrease of $1.4 million over the same period in 2003. The decrease is primarily the result of mortgage payoffs during 2004, the restructuring of two mortgages during 2003 and normal amortization and was partially offset by a new mortgage placed in November 2004.

  •
  Other investment income totaled $2.3 million, a decrease of $0.6 million over the same period in 2003. The primary reason for the decrease was due to the impact of the sale of our investment in a Baltimore, Maryland asset leased by the United States Postal Service ("USPS") in 2003.

Operating Expenses

        Operating expenses for the year ended December 31, 2004 totaled $28.1 million, a decrease of approximately $4.9 million over the same period in 2003. When excluding nursing home expenses of owned and operated assets in 2003, operating expenses increased $0.6 million, primarily due to restricted stock amortization expense resulting from issuance of restricted stock grants in 2004. This increase was partially offset by reductions in general and administrative and legal costs.

        Detailed changes in our operating expenses for the year ended December 31, 2004 are as follows:

  •
  Our general and administrative expense, excluding legal expenses and restricted stock expense, was $6.2 million, compared to $6.6 million for the same period in 2003.

  •
  Our legal expenses were $1.5 million, compared to $2.3 million for the same period in 2003. The decrease is largely attributable to a reduction of legal costs associated with our owned and operated facilities due to the releasing efforts, sales and/or closures of 33 owned and operated assets since December 31, 2001.

  •
  Our restricted stock expense was $1.1 million, compared to $0 for the same period in 2003. The increase is due to the expense associated with restricted stock awards granted during 2004.

  •
  As of December 31, 2004, we no longer owned any facilities that were previously recovered from customers. As a result, our nursing home expenses for owned and operated assets decreased to $0 from $5.5 million in 2003.

        We believe that the presentation of our revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of our core portfolio as a REIT in view of the disposition of all of our owned and operated assets as of January 1, 2004.

Other Income (Expense)

        For the year ended December 31, 2004, our total other net expenses were $46.6 million as compared to $21.0 million for the same period in 2003. The significant changes are as follows:

  •
  Our interest expense, excluding amortization of deferred costs, for the year ended December 31, 2004 was $23.1 million, compared to $18.5 million for the same period in 2003. The increase of $4.6 million was primarily due to higher debt on our balance sheet versus the same period in 2003.

  •
  For the year ended December 31, 2004, we recorded $19.1 million of refinancing-related charges associated with refinancing our capital structure. The $19.1 million consists of a $6.4 million exit fee paid to our old bank syndication and a $6.3 million non-cash deferred financing cost write-off associated with the termination of our $225 million credit facility and our $50 million acquisition facility, and a loss of approximately $6.5 million associated with the sale of an interest rate cap.

  •
  For the year ended December 31, 2003, we recorded a $2.6 million one-time, non-cash charge associated with the termination of two credit facilities syndicated by Fleet and Provident Bank during 2003.

  •
  For the year ended December 31, 2004, we recorded a $3.0 million charge associated with professional liability claims made against our former owned and operated facilities.

  •
  For the year ended December 31, 2003, we recorded a legal settlement receipt of $2.2 million. In 2000, we filed suit against a title company (later adding a law firm as a defendant), seeking damages based on claims of breach of contract and negligence, among other things, as a result of the alleged failure to file certain Uniform Commercial Code financing statements on our behalf.

2004 Income (Loss) from Discontinued Operations

        Discontinued operations relate to properties we disposed of in 2004 and are accounted for as discontinued operations under SFAS No. 144. For the year ended December 31, 2004, we sold six closed facilities, realizing proceeds of approximately $5.7 million, net of closing costs and other expenses, resulting in a net gain of approximately $3.3 million. In accordance with SFAS No. 144, the $3.3 million realized net gain is reflected in our consolidated statements of operations as discontinued operations.

Funds From Operations

        Our funds from operations available to all equity holders, for the year ended December 31, 2004, was a deficit of $21.9 million, a decrease of $46.4 million as compared to $24.5 million for the same period in 2003. Our FFO for the year ended December 31, 2004, was a deficit of $21.9 million, a decrease of $56.9 million as compared to $35.0 million for the same period in 2003.

        The following table presents our FFO results reflecting the impact of asset impairment charges (the SECs interpretation) for the years ended December 31, 2004 and 2003:

	Year Ended December 31,
	2004	2003
Net (loss) income available to common	$(40,123)	$2,915
Add back loss (deduct gain) from real estate dispositions(1)	(3,310)	149

	(43,433)	3,064
Elimination of non-cash items included in net (loss) income:
Depreciation and amortization(2)	21,551	21,426

Funds from operations available to all equity holders	(21,882)	24,490
Series C Preferred Dividends	—	10,484

Funds from operations available to common stockholders	$(21,882)	$34,974

(1)
The add back of loss/deduction of gain from real estate dispositions includes the facilities classified as discontinued operations in our consolidated financial statements. The loss (deduct gain) add back includes $3.3 million gain and $0.8 million loss related to facilities classified as discontinued operations for the year ended December 31, 2004 and 2003, respectively.

(2)
The add back of depreciation and amortization includes the facilities classified as discontinued operations in our consolidated financial statements. FFO for 2004 and 2003 includes depreciation and amortization of $2.3 million and $2.9 million, respectively, related to facilities classified as discontinued operations.

Portfolio Developments, New Investments and Recent Developments

        The partial expiration of certain Medicare rate increases has had an adverse impact on the revenues of the operators of nursing home facilities and has negatively impacted some operators' ability to satisfy their monthly lease or debt payment to us. In several instances, we hold security deposits that can be applied in the event of lease and loan defaults, subject to applicable limitations under bankruptcy law with respect to operators seeking protection under title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended and supplemented, (the "Bankruptcy Code").

        Below is a brief description, by third-party operator, of new investments or operator related transactions that occurred during the year ended December 31, 2005.

New Investments and Re-leasing Activities

CommuniCare Health Services, Inc.

  •
  On December 16, 2005, we purchased ten SNFs and one ALF located in Ohio totaling 1,610 beds for a total investment of $115.3 million. The facilities were consolidated into a new ten year master lease and leased to affiliates of an existing operator, CommuniCare Health Services, Inc. ("CommuniCare"), with annualized rent increasing by approximately $11.6 million, subject to annual escalators, and two ten year renewal options.

  •
  On June 28, 2005, we purchased five SNFs located in Ohio (3) and Pennsylvania (2), totaling 911 beds for a total investment, excluding working capital, of approximately $50 million. The SNFs were purchased from an unrelated third party and are now operated by affiliates of CommuniCare, with the five facilities being consolidated into an existing master lease.

Haven Eldercare, LLC

  •
  On November 9, 2005, we entered into a first mortgage loan in the amount of $61.75 million on six SNFs and one ALF, totaling 878 beds. Four of the facilities are located in Rhode Island, two in New Hampshire and one in Massachusetts. The mortgagor of the facilities is an affiliate of Haven Eldercare, LLC ("Haven"), an existing operator of ours. The term of the mortgage is seven years. The interest rate is 10%, with annual escalators. At the end of the mortgage term, we will have the option to purchase the facilities for $61.75 million less the outstanding mortgage principal balance.

Nexion Health, Inc.

  •
  On November 1, 2005, we purchased three SNFs in two separate transactions for a total investment of approximately $12.75 million. All three facilities, totaling 400 beds, are located in Texas. The facilities were consolidated into a master lease with a subsidiary of an existing operator, Nexion Health, Inc. The term of the existing master lease was extended to ten years and runs through October 31, 2015, followed by four renewal options of five years each.

Senior Management Services, Inc.

  •
  Effective June 1, 2005, we purchased two SNFs for a total investment of approximately $9.5 million. Both facilities, totaling 440 beds, are located in Texas. The facilities were consolidated into a master lease with subsidiaries of an existing operator, Senior Management Services, Inc., with annualized rent increasing by approximately $1.1 million, with annual escalators. The term of the existing master lease was extended to ten years and runs through May 31, 2015, followed by two renewal options of ten years each.

Essex Healthcare Corporation

  •
  On January 13, 2005, we closed on approximately $58 million of net new investments as a result of the exercise by American Health Care Centers ("American") of a put agreement with us for the purchase of 13 SNFs. The gross purchase price of approximately $79 million was offset by a purchase option of approximately $7 million and approximately $14 million in mortgage loans the Company had outstanding with American and its affiliates. The 13 properties, all located in Ohio, will continue to be leased by Essex Healthcare Corporation. The master lease and related agreements run through October 31, 2010.

Claremont Health Care Holdings, Inc.

  •
  Effective January 1, 2005, we re-leased one SNF formerly leased to Claremont Health Care Holdings, Inc., located in New Hampshire and representing 68 beds to affiliates of an existing operator, Haven. This facility was added to an existing master lease, which expires on December 31, 2013, followed by two 10-year renewal options.

Assets Held-for-Sale

  •
  During the three months ended December 31, 2005, a $0.5 million provision for impairment charge was recorded to reduce the carrying value of one facility, currently under contract to be sold in the first quarter of 2006, to its sales price.

  •
  During the three months ended March 31, 2005, a $3.7 million provision for impairment charge was recorded to reduce the carrying value on two facilities, which were subsequently closed, to their estimated fair value.

Asset Dispositions and Mortgage Payoffs in 2005

Mariner Health Care, Inc.

  •
  On February 1, 2005, Mariner Health Care, Inc. ("Mariner") exercised its right to prepay in full the $59.7 million aggregate principal amount owed to us under a promissory note secured by a mortgage with an interest rate of 11.57%, together with the required prepayment premium of 3% of the outstanding principal balance, an amendment fee and all accrued and unpaid interest.

Alterra Healthcare Corporation

  •
  On December 1, 2005, AHC Properties, Inc., a subsidiary of Alterra Healthcare Corporation exercised its option to purchase six ALFs. We received cash proceeds of approximately $20.5 million, resulting in a gain of approximately $5.6 million.

Alden Management Services, Inc.

  •
  On June 30, 2005, we sold four SNFs to subsidiaries of Alden Management Services, Inc., who previously leased the facilities from us. All four facilities are located in Illinois. The sales price totaled approximately $17 million. We received net cash proceeds of approximately $12 million plus a secured promissory note of approximately $5.4 million. The sale resulted in a non-cash accounting loss of approximately $4.2 million.

Other Asset Sales

  •
  On November 3, 2005, we sold a SNF in Florida for net cash proceeds of approximately $14.1 million, resulting in a gain of approximately $5.8 million.

  •
  On August 1, 2005, we sold 50.4 acres of undeveloped land, located in Ohio, for net cash proceeds of approximately $1 million. The sale resulted in a gain of approximately $0.7 million.

  •
  During the three months ended March 31, 2005, we sold three facilities, located in Florida and California, for their approximate net book value realizing cash proceeds of approximately $6 million, net of closing costs and other expenses.

        In accordance with SFAS No. 144, all related revenues and expenses as well as the $8.0 million realized net gain from the above mentioned facility sales are included within discontinued operations in our consolidated statements of operations for their respective time periods.

Liquidity and Capital Resources

        At December 31, 2005, we had total assets of $1,015.7 million, stockholders equity of $429.7 million and debt of $566.2 million, representing approximately 56.9% of total capitalization.

        The following table shows the amounts due in connection with the contractual obligations described below as of December 31, 2005.

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Long-term debt(1)	$566,482	$21,072	$58,850	$960	$485,600
Other long-term liabilities	732	231	462	39	—

Total	$567,214	$21,303	$59,312	$999	$485,600

(1)
The $566.5 million includes $20.7 million of the $100 million aggregate principal amount of 6.95% Senior Notes due 2007 that were authorized for redemption on December 30, 2005 and redeemed in full on January 18, 2006, $58.0 million borrowings under the $200 million credit facility borrowing that matures in March 2008, $310 million aggregate principal amount of 7.0% Senior Notes due 2014 and $175 million aggregate principal amount of 7% Senior Notes due 2016.

Financing Activities and Borrowing Arrangements

Bank Credit Agreements

        We have a $200 million revolving senior secured credit facility ("Credit Facility"). At December 31, 2005, $58.0 million was outstanding under the Credit Facility and $3.9 million was utilized for the issuance of letters of credit, leaving availability of $138.1 million. On April 26, 2005, we amended our Credit Facility to reduce both LIBOR and Base Rate interest spreads (as defined in the Credit Facility) by 50 basis points for borrowings outstanding. The $58.0 million of outstanding borrowings had a blended interest rate of 7.12% at December 31, 2005.

        Our long-term borrowings require us to meet certain property level financial covenants and corporate financial covenants, including prescribed leverage, fixed charge coverage, minimum net worth, limitations on additional indebtedness and limitations on dividend payouts. As of December 31, 2005, we were in compliance with all property level and corporate financial covenants.

$100 Million Aggregate Principal Amount of 6.95% Unsecured Notes Tender and Redemption

        On December 16, 2005, we initiated a tender offer and consent solicitation for all of our outstanding $100 million aggregate principal amount 6.95% notes due 2007 (the "2007 Notes"). On December 30, 2005, we accepted for purchase 79.3% of the aggregate principal amount of the 2007 Notes outstanding that were tendered. On December 30, 2005, our Board of Directors also authorized the redemption of all outstanding 2007 Notes that were not otherwise tendered. On December 30, 2005, upon our irrevocable funding of the full redemption price for the 2007 Notes and certain other acts required by the Indenture governing the 2007 Notes, the Trustee of the 2007 Notes certified in writing to us (the "Certificate of Satisfaction and Discharge") that the Indenture was satisfied and discharged as of December 30, 2005, except for certain provisions. In accordance with FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, we removed 79.3% of the aggregate principal amount of the 2007 Notes, which were tendered in our tender offer and consent solicitation, and the corresponding portion of the funds held in trust by the Trustee to pay the tender price from our balance sheet and recognized $2.8 million of additional interest expense associated with the tender offer. On January 18, 2006, we completed the redemption of the remaining 2007 Notes not otherwise tendered. In connection with the redemption and in accordance with FASB No. 140, we will recognize $0.8 million of additional interest expense in the first quarter of 2006. As of January 18, 2006, none of the 2007 Notes remained outstanding.

$175 Million Aggregate Principal Amount of 7% Unsecured Notes Issuance

        On December 30, 2005, we closed on a private offering of $175 million of 7% senior unsecured notes due 2016 ("2016 Notes") at an issue price of 99.109% of the principal amount of the notes (equal to a per annum yield to maturity of approximately 7.125%), resulting in gross proceeds to us of approximately $173.4 million. The 2016 Notes are unsecured senior obligations to us, which have been guaranteed by our subsidiaries. The 2016 Notes were issued in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933 (the "Securities Act"). A portion of the proceeds of this private offering was used to pay the tender price and redemption price of the 2007 Notes. Pursuant to the terms of a registration rights agreement entered into by us in connection with the consummation of the offering, we are obligated to file a registration statement with the SEC to offer to exchange registered notes for all of our outstanding unregistered 2016 Notes. The terms of the exchange notes will be identical to the terms of the 2016 Notes, except that the exchange notes will be registered under the Securities Act and therefore freely tradable (subject to certain conditions). The exchange notes will represent our unsecured senior obligations and will be guaranteed by all of our subsidiaries with unconditional guarantees of payment that rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. There can be no assurance that we will experience full participation in the exchange offer. In the event all the 2016 Notes are not exchanged in the exchange offer, we will have two classes of 7% senior notes due 2016 outstanding.

$50 Million Aggregate Principal Amount of 7% Unsecured Notes Issuance

        On December 2, 2005, we completed a privately placed offering of an additional $50 million aggregate principal amount of 7% senior notes due 2014 (the "2014 Add-on Notes") at an issue price of 100.25% of the principal amount of the notes (equal to a per annum yield to maturity of approximately 6.95%), resulting in gross proceeds to us of approximately $50.1 million. The terms of the 2014 Add-on Notes offered were substantially identical to our existing $200 million aggregate principal amount of 7% senior notes due 2014 issued in March 2004. The 2014 Add-on Notes were issued through a private placement to qualified institutional buyers under Rule 144A under the Securities Act. After giving effect to the issuance of the $50 million aggregate principal amount of this offering, we had outstanding $310 million aggregate principal amount of 7% senior notes due 2014. Pursuant to the terms of a registration rights agreement entered into by us in connection with the consummation of the offering, we are obligated to file a registration statement with the SEC to offer to exchange registered notes for all of our outstanding unregistered 2014 Add-on Notes. The terms of the exchange notes will be identical to the terms of the 2014 Add-on Notes, except that the exchange notes will be registered under the Securities Act and therefore freely tradable (subject to certain conditions). The exchange notes will represent our unsecured senior obligations and will be guaranteed by all of our subsidiaries with unconditional guarantees of payment that rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. There can be no assurance that we will experience full participation in the exchange offer. In the event all the 2014 Add-on Notes are not exchanged in the exchange offer, we will have two classes of 7% senior notes due 2014 outstanding.

5.175 Million Common Stock Offering

        On November 21, 2005, we closed an underwritten public offering of 5,175,000 shares of our common stock at $11.80 per share, less underwriting discounts. The sale included 675,000 shares sold in connection with the exercise of an over-allotment option granted to the underwriters. We received approximately $58 million in net proceeds from the sale of the shares, after deducting underwriting discounts and before estimated offering expenses.

8.625% Series B Preferred Redemption

        On May 2, 2005, we fully redeemed our 8.625% Series B Cumulative Preferred Stock (NYSE:OHI PrB) ("Series B Preferred Stock"). We redeemed the 2.0 million shares of Series B at a price of $25.55104, comprising the $25 liquidation value and accrued dividend. Under FASB-EITF Issue D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock, the repurchase of the Series B Preferred Stock resulted in a non-cash charge to net income available to common shareholders of approximately $2.0 million reflecting the write-off of the original issuance costs of the Series B Preferred Stock.

Dividends

        In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain), and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if we dispose of any built-in gain asset during a recognition period, we will be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or do distribute at least 90%, but less than 100% of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, our Credit Facility has certain financial covenants that limit the distribution of dividends paid during a fiscal quarter to no more than 95% of our immediately prior fiscal quarter's FFO as defined in the loan agreement governing the Credit Facility (the "Loan Agreement"), unless a greater distribution is required to maintain REIT status. The Loan Agreement defines FFO as net income (or loss) plus depreciation and amortization and shall be adjusted for charges related to: (i) restructuring our debt; (ii) redemption of preferred stock; (iii) litigation charges up to $5.0 million; (iv) non-cash charges for accounts and notes receivable up to $5.0 million; (v) non-cash compensation related expenses; and (vi) non-cash impairment charges.

Common Dividends

        On January 17, 2006, the Board of Directors declared a common stock dividend of $0.23 per share, an increase of $0.01 per common share compared to the prior quarter. The common stock dividend was paid February 15, 2006 to common stockholders of record on January 31, 2006.

        On October 18, 2005, the Board of Directors declared a common stock dividend of $0.22 per share that was paid November 15, 2005 to common stockholders of record on October 31, 2005.

        On July 19, 2005, the Board of Directors declared a common stock dividend of $0.22 per share, an increase of $0.01 per common share compared to the prior quarter. This common stock dividend was paid August 15, 2005 to common stockholders of record on July 29, 2005.

        On April 19, 2005, the Board of Directors declared a common stock dividend of $0.21 per share, an increase of $0.01 per common share compared to the prior quarter. The common stock dividend was paid May 16, 2005 to common stockholders of record on May 2, 2005.

        On January 18, 2005, the Board of Directors declared a common stock dividend of $0.20 per share, an increase of $0.01 per common share compared to the prior quarter. The common stock dividend was paid February 15, 2005 to common stockholders of record on January 31, 2005.

Series D Preferred Dividends

        On January 17, 2006, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share on its 8.375% Series D cumulative redeemable preferred stock (the "Series D Preferred Stock"), that were paid February 15, 2006 to preferred stockholders of record on January 31, 2006. The liquidation preference for our Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period November 1, 2005 through January 31, 2006.

        On October 18, 2005, the Board of Directors declared the regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid on November 15, 2005 to preferred stockholders of record on October 31, 2005.

        On July 19, 2005, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid August 15, 2005 to preferred stockholders of record on July 29, 2005.

        On March 15, 2005, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid May 16, 2005 to preferred stockholders of record on May 2, 2005.

        On January 18, 2005, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid February 15, 2005 to preferred stockholders of record on January 31, 2005.

Series B Preferred Dividends

        In March 2005, our Board of Directors authorized the redemption of all outstanding 2.0 million shares of our Series B Preferred Stock. The Series B Preferred Stock was redeemed on May 2, 2005 for $25 per share, plus $0.55104 per share in accrued and unpaid dividends through the redemption date, for an aggregate redemption price of $25.55104 per share.

Liquidity

        We believe our liquidity and various sources of available capital, including cash from operations, our existing availability under our Credit Facility and expected proceeds from mortgage payoffs are more than adequate to finance operations, meet recurring debt service requirements and fund future investments through the next twelve months.

        We regularly review our liquidity needs, the adequacy of cash flow from operations, and other expected liquidity sources to meet these needs. We believe our principal short-term liquidity needs are to fund:

  •
  normal recurring expenses;

  •
  debt service payments;

  •
  preferred stock dividends;

  •
  common stock dividends; and

  •
  growth through acquisitions of additional properties.

        The primary source of liquidity is our cash flows from operations. Operating cash flows have historically been determined by: (i) the number of facilities we lease or have mortgages on; (ii) rental and mortgage rates; (iii) our debt service obligations; and (iv) general and administrative expenses. The timing, source and amount of cash flows provided by financing activities and used in investing activities are sensitive to the capital markets environment, especially to changes in interest rates. Changes in the capital markets environment may impact the availability of cost-effective capital and affect our plans for acquisition and disposition activity.

        Cash and cash equivalents totaled $3.9 million as of December 31, 2005, a decrease of $8.1 million as compared to the balance at December 31, 2004. The following is a discussion of changes in cash and cash equivalents due to operating, investing and financing activities, which are presented in our Consolidated Statement of Cash Flows.

Operating Activities—Net cash flow from operating activities generated $73.0 million for the year ended December 31, 2005, as compared to $54.4 million for the same period in 2004. The $18.6 million increase is due primarily to: (i) incremental revenue associated with acquisitions completed throughout 2004 and 2005; (ii) one-time contractual revenue associated with a mortgage note prepayment; and (iii) normal working capital fluctuations during the period.

Investing Activities—Net cash flow from investing activities was an outflow of $195.3 million for the year ended December 31, 2005, as compared to an outflow of $106.2 million for the same period in 2004. The increase in outflows of $89.1 million was primarily due to $134 million of incremental acquisitions completed in 2005 versus 2004 partially offset by increased proceeds received from the assets sales in 2005 as compared to 2004.

Financing Activities—Net cash flow from financing activities was an inflow of $114.2 million for the year ended December 31, 2005 as compared to an inflow of $60.9 million for the same period in 2004. The change in financing cash flow was primarily a result of: (i) a public issuance of 5.2 million shares of our common stock at a price of $11.80 per share; (ii) private offerings of a combined $225 million of senior unsecured notes; and (iii) net borrowings on the Credit Facility in 2005 of $43 million versus net repayments on the Credit Facility in 2004 of $162.1 million. The financial cash inflows were partially offset by: (i) the redemption of our Series B Preferred Stock; (ii) tender offer and purchase of 79.3% of our 2007 Notes; (iii) funding with the Trustee the remaining 20.7% of our 2007 Notes; and (iv) payments of common and preferred dividend payments.

Effects of Recently Issued Accounting Standards

        In December 2004, the Financial Accounting Standards Board issued FAS No. 123 (revised 2004), Share-Based Payment ("FAS No. 123R"), which is a revision of FAS No. 123, Accounting for Stock-Based Compensation. FAS No. 123R supersedes Accounting Principles Board ("APB") Opinion No. 25,

Accounting for Stock Issued to Employees, and amends FAS No. 95, Statement of Cash Flows. Registrants were initially required to adopt FAS No. 123R as of the beginning of the first interim or annual period that begins after June 15, 2005. On April 14, 2005, subsequent to the end of our 2005 first quarter, the Securities and Exchange Commission adopted a new rule that allows companies to implement FAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period, that begins after June 15, 2005. We will adopt FAS No. 123R at the beginning of our 2006 fiscal year using the modified prospective method. The estimated additional expense to be recorded in 2006 as a result of this adoption is approximately $3 thousand.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

        We are exposed to various market risks, including the potential loss arising from adverse changes in interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes, but we seek to mitigate the effects of fluctuations in interest rates by matching the term of new investments with new long-term fixed rate borrowing to the extent possible.

        The following disclosures of estimated fair value of financial instruments are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument. The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the estimates presented below are not necessarily indicative of the amounts we would realize in a current market exchange.

        Mortgage notes receivable—The fair value of mortgage notes receivable is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

        Notes receivable—The fair value of notes receivable is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

        Borrowings under lines of credit arrangement—The carrying amount approximates fair value because the borrowings are interest rate adjustable.

        Senior unsecured notes—The fair value of the senior unsecured notes is estimated by discounting the future cash flows using the current borrowing rate available for the similar debt.

        The market value of our long-term fixed rate borrowings and mortgages is subject to interest rate risks. Generally, the market value of fixed rate financial instruments will decrease as interest rates rise and increase as interest rates fall. The estimated fair value of our total long-term borrowings at December 31, 2005 was approximately $568.7 million. A one percent increase in interest rates would result in a decrease in the fair value of long-term borrowings by approximately $31 million.

        While we currently do not engage in hedging strategies, we may engage in such strategies in the future, depending on management's analysis of the interest rate environment and the costs and risks of such strategies.

OUR BUSINESS

Overview

        We were incorporated in the State of Maryland on March 31, 1992. We are a self-administered real estate investment trust ("REIT"), investing in income-producing healthcare facilities, principally long-term care facilities located in the United States. We provide lease or mortgage financing to qualified operators of skilled nursing facilities ("SNFs") and, to a lesser extent, assisted living facilities ("ALFs"), rehabilitation and acute care facilities. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of debt or equity securities, the assumption of secured indebtedness, or a combination of these methods.

        Our portfolio of investments, as of December 31, 2005, consisted of 227 healthcare facilities, located in 27 states and operated by 35 third-party operators. This portfolio was made up of:

  •
  193 long-term healthcare facilities and two rehabilitation hospitals owned and leased to third parties; and

  •
  fixed rate mortgages on 32 long-term healthcare facilities.

        As of December 31, 2005, our gross investments in these facilities, net of impairments and before reserve for uncollectible loans, totaled approximately $1,102 million. In addition, we also held miscellaneous investments of approximately $23 million at December 31, 2005, consisting primarily of secured loans to third-party operators of our facilities.

Summary of Financial Information

        The following tables summarize our revenues and real estate assets by asset category for 2005, 2004 and 2003. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Note 3—Properties" and "Note 4—Mortgage Notes Receivable" to our audited consolidated financial statements).

Revenues by Asset Category

	Year ended December 31,
	2005	2004	2003
	(in thousands)
Core assets:
Lease rental income	$92,387	$68,338	$57,654
Mortgage interest income	6,527	13,266	14,656

Total core asset revenues	98,914	81,604	72,310
Other asset revenue	2,439	2,319	2,922
Miscellaneous income	4,459	831	1,048

Total revenue before owned and operated assets	105,812	84,754	76,280
Owned and operated assets revenue	—	—	4,395

Total revenue	$105,812	$84,754	$80,675

Real Estate Assets by Asset Category

	As of December 31,
	2005	2004
	(in thousands)
Core assets:
Leased assets	$996,127	$808,574
Mortgaged assets	104,522	118,058

Total core assets	1,100,649	926,632
Other assets	23,490	29,699

Total real estate assets before held for sale assets	1,124,139	956,331
Held for sale assets	1,243	—

Total real estate assets	$1,125,382	$956,331

Properties

        At December 31, 2005, our real estate investments included long-term care facilities and rehabilitation hospital investments, either in the form of purchased facilities which are leased to operators, mortgages on facilities which are operated by the mortgagors or their affiliates and facilities subject to leasehold interests. The facilities are located in 27 states and are operated by 35 unaffiliated operators. The following table summarizes our property investments as of December 31, 2005:

Investment Structure/Operator	Number of Beds	Number of Facilities	Occupancy Percentage(1)	Gross Investment (in thousands)
Purchase/Leaseback(2)
CommuniCare Health Services.	2,781	18	86	$185,528
Sun Healthcare Group, Inc	3,556	32	88	160,701
Advocat, Inc	2,997	29	76	92,260
Guardian LTC Management, Inc	1,243	16	84	80,129
Essex Health Care Corp	1,421	13	76	79,354
Haven Healthcare	909	8	93	55,480
Seacrest Healthcare	720	6	93	44,223
HQM of Floyd County, Inc	643	6	88	38,215
Senior Management	1,413	8	78	35,243
Mark Ide Limited Liability Company	832	8	78	24,566
Harborside Healthcare Corporation	465	4	89	23,393
StoneGate SNF Properties, LP	664	6	89	21,781
Infinia Properties of Arizona, LLC	378	4	61	19,119
Nexion Management	531	4	92	17,354
USA Healthcare, Inc	489	5	73	15,035
Rest Haven Nursing Center, Inc	200	1	91	14,400
Conifer Care Communities, Inc.	198	3	90	14,367
Washington N&R, LLC	286	2	74	12,152
Triad Health Management of Georgia II, LLC	304	2	98	10,000
The Ensign Group, Inc	271	3	93	9,656
Lakeland Investors, LLC	300	1	68	8,522
Hickory Creek Healthcare Foundation, Inc.	138	2	86	7,250
Liberty Assisted Living Centers, LP	120	1	91	5,995
Emeritus Corporation	52	1	72	5,674
Longwood Management Corporation	185	2	88	5,425
Generations Healthcare, Inc.	60	1	82	3,007
Skilled Healthcare	59	1	89	2,012
American Senior Communities, LLC	78	2	89	2,000
Healthcare Management Services	98	1	58	1,486
Carter Care Centers, Inc.	58	1	77	1,300
Saber Healthcare Group	40	1	28	500

	21,489	192	83	996,127
Assets Held for Sale
Closed Facilities	167	2	0	493
Sun Healthcare Group, Inc.	59	1	73	750

	226	3	73	1,243
Fixed Rate Mortgages(3)
Haven Healthcare	878	7	84	61,750
Advocat, Inc	423	4	83	12,634
Parthenon Healthcare, Inc.	300	2	71	10,732
Hickory Creek Healthcare Foundation, Inc	619	15	84	9,991
CommuniCare Health Services	150	1	88	6,496
Texas Health Enterprises/HEA Mgmt. Group, Inc	147	1	68	1,476
Evergreen Healthcare	100	1	67	1,179
Paris Nursing Home, Inc	144	1	70	264

	2,761	32	77	104,522
Reserve for uncollectible loans	—	—	—	—

Total	24,476	227	82	$1,101,892

(1)
Represents the most recent data provided by our operators.

(2)
Certain of our lease agreements contain purchase options that permit the lessees to purchase the underlying properties from us.

(3)
In general, many of our mortgages contain prepayment provisions that permit prepayment of the outstanding principal amounts thereunder.

        The following table presents the concentration of our facilities by state as of December 31, 2005:

	Number of Facilities	Number of Beds	Gross Investment (in thousands)	% of Total Investment
Ohio	38	4,647	$278,036	25.2
Florida	18	2,302	111,598	10.1
Pennsylvania	16	1,532	101,038	9.2
Texas	19	2,768	71,516	6.5
California	17	1,394	62,715	5.7
Arkansas	12	1,253	40,008	3.6
Massachusetts	6	682	38,884	3.5
Rhode Island	4	639	38,740	3.5
West Virginia	8	860	38,275	3.5
Alabama	9	1,152	35,942	3.3
Connecticut	5	562	35,453	3.2
Kentucky	9	757	27,437	2.5
Indiana	22	1,126	26,567	2.4
North Carolina	5	707	22,709	2.1
New Hampshire	3	225	21,619	1.9
Arizona	4	378	19,119	1.7
Tennessee	5	602	17,484	1.6
Washington	2	194	17,190	1.5
Iowa	5	489	15,035	1.4
Illinois	6	645	14,899	1.4
Colorado	3	198	14,367	1.3
Vermont	2	279	14,227	1.3
Missouri	2	286	12,152	1.1
Idaho	3	264	11,100	1.0
Georgia	2	304	10,000	1.0
Louisiana	1	131	4,603	0.4
Utah	1	100	1,179	0.1

	227	24,476	$1,101,892	100.0
Reserve for uncollectible loans	—	—	—	—

Total	227	24,476	$1,101,892	100.0

Geographically Diverse Property Portfolio.    Our portfolio of properties is broadly diversified by geographic location. We have healthcare facilities located in 27 states. Only one state comprised more than 10% of our rental and mortgage income in 2005. In addition, the majority of our 2005 rental and mortgage income was derived from facilities in states that require state approval for development and expansion of healthcare facilities. We believe that such state approvals may limit competition for our operators and enhance the value of our properties.

Large Number of Tenants.    Our facilities are operated by 35 different public and private healthcare providers. Except for Sun, CommuniCare and Haven, which together hold approximately 43% of our portfolio (by investment), no single tenant holds greater than 10% of our portfolio (by investment).

Significant Number of Long-term Leases and Mortgage Loans.    A large portion of our core portfolio consists of long-term lease and mortgage agreements. At December 31, 2005, approximately 95% of our leases and mortgages had primary terms that expire in 2010 or later. Our leased real estate properties are leased under provisions of single facility leases or master leases with initial terms typically ranging from 5 to 15 years, plus renewal options. Substantially all of the leases and master leases provide for minimum annual rentals that are subject to annual increases based upon increases in the CPI or increases in revenues of the underlying properties, with certain limits. Under the terms of the leases, the lessee is responsible for all maintenance, repairs, taxes and insurance on the leased properties.

Legal Proceedings

        We are subject to various legal proceedings, claims and other actions arising out of the normal course of business. While any legal proceeding or claim has an element of uncertainty, management believes that the outcome of each lawsuit, claim or legal proceeding that is pending or threatened, or all of them combined, will not have a material adverse effect on our consolidated financial position or results of operations.

        We and several of our wholly-owned subsidiaries have been named as defendants in professional liability claims related to our former owned and operated facilities. Other third-party managers responsible for the day-to-day operations of these facilities have also been named as defendants in these claims. In these suits, patients of certain previously owned and operated facilities have alleged significant damages, including punitive damages against the defendants. The majority of these lawsuits representing the most significant amount of exposure were settled in 2004. There currently is one lawsuit pending that is in the discovery stage, and we are unable to predict the likely outcome of this lawsuit at this time.

        In 1999, we filed suit against a former tenant seeking damages based on claims of breach of contract. The defendants denied the allegations made in the lawsuit. In settlement of our claim against the defendants, we agreed in the fourth quarter of 2005 to accept a lump sum cash payment of $2.4 million. The cash proceeds were offset by related expenses incurred of $0.8 million, resulting in a net gain of $1.6 million paid December 22, 2005.

        During the second quarter of 2005, we accrued $0.75 million for potential obligations relating to disputed capital improvement requirements associated with a lease that expired June 30, 2005. Although no formal complaint for damages was filed against us, in February of 2006, we agreed to settle this dispute for approximately $1.0 million. As a result, we recorded a $0.3 million lease expiration expense charge during the three-month period ended December 31, 2005.

Investment Policies and Policies with Respect to Certain Activities

        Investment Strategy.    We maintain a diversified portfolio of long-term healthcare facilities and mortgages on healthcare facilities located throughout the United States. In making investments, we generally have focused on established, creditworthy, middle-market healthcare operators that meet our standards for quality and experience of management. We have sought to diversify our investments in terms of geographic locations and operators.

        In evaluating potential investments, we consider such factors as:

  •
  the quality and experience of management and the creditworthiness of the operator of the facility;

  •
  the facility's historical and forecasted cash flow and its ability to meet operational needs, capital expenditure requirements and lease or debt service obligations, providing a competitive return on our investment;

  •
  the construction quality, condition and design of the facility;

  •
  the geographic area of the facility;

  •
  the tax, growth, regulatory and reimbursement environment of the jurisdiction in which the facility is located;

  •
  the occupancy and demand for similar healthcare facilities in the same or nearby communities; and

  •
  the payor mix of private, Medicare and Medicaid patients.

        One of our fundamental investment strategies is to obtain contractual rent escalations under long-term, non-cancelable, "triple-net" leases and fixed-rate mortgage loans, and to obtain substantial liquidity deposits. Additional security is typically provided by covenants regarding minimum working capital and net worth, liens on accounts receivable and other operating assets, and various provisions for cross-default, cross-collateralization and corporate/personal guarantees, when appropriate.

        We prefer to invest in equity ownership of properties because we seek to acquire assets primarily for generation of income. Due to regulatory, tax or other considerations, we sometimes pursue alternative investment structures, including convertible participating and participating mortgages, which can achieve returns comparable to equity investments. The following summarizes the primary investment structures we typically use. Average annualized yields reflect existing contractual arrangements. However, in view of the ongoing financial challenges in the long-term care industry, we cannot assure you that the operators of our facilities will meet their payment obligations in full or when due. Therefore, the annualized yields as of January 1, 2006 set forth below are not necessarily indicative of or a forecast of actual yields, which may be lower.

        Purchase/Leaseback.    In a Purchase/Leaseback transaction, we purchase the property from the operator and lease it back to the operator over terms typically ranging from 5 to 15 years, plus renewal options. The leases originated by us generally provide for minimum annual rentals which are subject to annual formula increases based upon such factors as increases in the Consumer Price Index ("CPI"). The average annualized yield from leases was approximately 10.8% at January 1, 2006.

        Convertible Participating Mortgage.    Convertible participating mortgages are secured by first mortgage liens on the underlying real estate and personal property of the mortgagor. Interest rates are usually subject to annual increases based upon increases in the CPI. Convertible participating mortgages afford us the option to convert our mortgage into direct ownership of the property, generally at a point five to ten years from inception. If we exercise our purchase option, we are obligated to lease the property back to the operator for the balance of the originally agreed term and for the originally agreed participations in revenues or CPI adjustments. This allows us to capture a portion of the potential appreciation in value of the real estate. The operator has the right to buy out our option at prices based on specified formulas. At December 31, 2005, we did not have any convertible participating mortgages.

        Participating Mortgage.    Participating mortgages are similar to convertible participating mortgages except that we do not have a purchase option. Interest rates are usually subject to annual increases based upon increases in the CPI. At December 31, 2005, we did not have any participating mortgages.

        Fixed-Rate Mortgage.    These mortgages have a fixed interest rate for the mortgage term and are secured by first mortgage liens on the underlying real estate and personal property of the mortgagor. The average annualized yield on these investments was approximately 10.4% at January 1, 2006.

        The following table identifies the years of expiration of the 2006 payment obligations due to us under existing contractual obligations. This information is provided solely to indicate the scheduled expiration of payment obligations due to us and is not a forecast of expected revenues.

	Rent	Mortgage Interest	Total	%
	(in thousands)
2006	$1,690	$2,233	$3,923	3.30%
2007	371	24	395	0.33
2008	1,429	—	1,429	1.20
2009	—	—	—	—
2010	22,412	1,453	23,865	20.10
Thereafter	81,931	7,193	89,124	75.07

Total	$107,833	$10,903	$118,736	100.00%

        The table set forth in "Properties" contains information regarding our real estate properties, their geographic locations, and the types of investment structures as of December 31, 2005.

        Borrowing Policies.    We may incur additional indebtedness and have historically sought to maintain annualized total debt-to-EBITDA ratio in the range of 4 to 5 times. Annualized EBITDA is defined as earnings before interest, taxes, depreciation and amortization for a twelve month period. We intend to periodically review our policy with respect to our total debt-to-EBITDA ratio and to modify the policy as our management deems prudent in light of prevailing market conditions. Our strategy generally has been to match the maturity of our indebtedness with the maturity of our investment assets and to employ long-term, fixed-rate debt to the extent practicable in view of market conditions in existence from time to time.

        We may use proceeds of any additional indebtedness to provide permanent financing for investments in additional healthcare facilities. We may obtain either secured or unsecured indebtedness, and may obtain indebtedness which may be convertible into capital stock or be accompanied by warrants to purchase capital stock. Where debt financing is available on terms deemed favorable, we generally may invest in properties subject to existing loans, secured by mortgages, deeds of trust or similar liens on properties.

        If we need capital to repay indebtedness as it matures, we may be required to liquidate investments in properties at times which may not permit realization of the maximum recovery on these investments. This could also result in adverse tax consequences to us. We may be required to issue additional equity interests in our company, which could dilute your investment in our company. ("Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources").

        Federal Income Tax Considerations.    We intend to make and manage our investments, including the sale or disposition of property or other investments, and to operate in such a manner as to qualify as a REIT under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), unless, because of changes in circumstances or changes in the Internal Revenue Code, our Board of Directors determines that it is no longer in our best interest to qualify as a REIT. As a REIT, we generally will not pay federal income taxes on the portion of our taxable income which is distributed to stockholders.

        Policies With Respect To Certain Activities.    If our Board of Directors determines that additional funding is required, we may raise such funds through additional equity offerings, debt financing, and retention of cash flow (subject to provisions in the Internal Revenue Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

        Borrowings may be in the form of bank borrowings, secured or unsecured, and publicly or privately placed debt instruments, purchase money obligations to the sellers of assets, long-term, tax-exempt bonds or financing from banks, institutional investors or other lenders, or securitizations, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in our assets. Holders of such indebtedness may have recourse to all or any part of our assets or may be limited to the particular asset to which the indebtedness relates.

        We have authority to offer our common stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares or any other securities and may engage in such activities in the future.

        In the past three years, we have issued the following debt and equity securities;

  •
  4,739,500 shares of Series D cumulative redeemable preferred stock;

  •
  An aggregate of 11,917,736 shares of common stock in registered public offerings;

  •
  $310 million in aggregate principal amount of 7% senior notes due 2014; and

  •
  $175 million in aggregate principal amount of 7% senior notes due 2016.

        Subject to the percentage of ownership limitations and gross income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

        We may engage in the purchase and sale of investments. We do not underwrite the securities of other issuers.

        Reporting Policies.    We make our annual and quarterly reports on Forms 10-K and 10-Q available to our stockholders pursuant to the requirements of the Securities Exchange Act of 1934. We may elect to deliver other forms or reports to stockholders from time to time.

        Our officers and directors may change any of these policies without a vote of our stockholders.

        In the opinion of our management, our properties are adequately covered by insurance.

        Conflicts of Interest Policies.    We will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. We are currently unaware of any transactions with our company in which our directors or officers have a material interest.

        The Maryland General Corporation Law provides that a contract or other transaction between a corporation and any of that corporation's directors or any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

  •
  the fact of the common directorship or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of stock owned of record or beneficially by the interested director, corporation, firm or other entity; or

  •
  the contract or transaction is fair and reasonable to the corporation.

MANAGEMENT

        The following table sets forth the name and age of each of our executive officers and directors.

Name	Age	Position
Bernard J. Korman(1),(3),(4)	74	Chairman of the Board of Directors
Thomas F. Franke(1),(4),(6)	75	Director
Harold J. Kloosterman(1),(2),(3),(4),(7)	63	Director
Edward Lowenthal(1),(2),(4)	60	Director
Stephen D. Plavin(1),(2),(4),(5)	45	Director
C. Taylor Pickett(3)	44	Chief Executive Officer and Director
Daniel J. Booth	42	Chief Operating Officer
R. Lee Crabill, Jr.	52	Senior Vice President of Operations
Robert O. Stephenson	42	Chief Financial Officer

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Investment Committee.

(4)
Member of Nominating and Corporate Governance Committee.

(5)
Chairman of Audit Committee.

(6)
Chairman of Compensation Committee.

(7)
Chairman of Investment and Nominating and Corporate Governance Committees.

        Set forth below are descriptions and backgrounds of each of our current executive officers and directors.

Directors of Our Company

        Under the terms of our Articles of Incorporation, our Board of Directors is classified into three classes. Each class of directors serves for a term of three years, with one class being elected each year. As of the date of this prospectus, there are six directors, with two directors in each class.

        Thomas F. Franke (76) is a Director and has served in this capacity since March 31, 1992. Mr. Franke is Chairman and a principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids, Michigan. He is also a principal owner of Laurel Healthcare (a private healthcare firm operating in the United States) and is a principal owner of Abacus Hotels LTD. (a private hotel firm in the United Kingdom). Mr. Franke was a founder and previously a director of Principal Healthcare Finance Limited and Omega Worldwide, Inc. His term expires in 2006.

        Harold J. Kloosterman (64) is a Director and has served in this capacity since September 1, 1992. Mr. Kloosterman has served as President since 1985 of Cambridge Partners, Inc., a company he formed in 1985. He has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago area. Mr. Kloosterman was formerly a Managing Director of Omega Capital from 1986 to 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multifamily properties since 1978. He has also been a senior officer of LaSalle Partners, Inc. His term expires in 2008.

        Bernard J. Korman (74) is Chairman of the Board and has served in this capacity since March 8, 2004. He has served as a director since October 19, 1993. Mr. Korman has been Chairman of the

Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, since December 1995. He was formerly President, Chief Executive Officer and Director of MEDIQ Incorporated (OTC:MDDQP) (health care services) from 1977 to 1995. Mr. Korman is also a director of the following public companies: The New America High Income Fund, Inc. (NYSE:HYB) (financial services), Kramont Realty Trust (NYSE:KRT) (real estate investment trust), and NutraMax Products, Inc. (OTC:NUTP) (consumer health care products). Mr. Korman also previously served as a director of The Pep Boys, Inc. (NYSE:PBY) and served as its Chairman of the Board from May 28, 2003 until his retirement from such board in September 2004. Mr. Korman was previously a director of Omega Worldwide, Inc. His term expires in 2006.

        Edward Lowenthal (61) is a Director and has served in this capacity since October 17, 1995. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (AMEX:WRP) (a real estate merchant bank), and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. Mr. Lowenthal also serves as a director of WRP, REIS, Inc. (a private provider of real estate market information and valuation technology), Ark Restaurants (Nasdaq:ARKR) (a publicly traded owner and operator of restaurants), American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level), Desarrolladora Homex (NYSE: HXM) (a Mexican homebuilder) and serves as a trustee of the Manhattan School of Music. His term expires in 2007.

        C. Taylor Pickett (44) is the Chief Executive Officer of our company and has served in this capacity since June, 2001. Mr. Pickett is also a Director and has served in this capacity since May 30, 2002. Prior to joining our company, Mr. Pickett served as the Executive Vice President and Chief Financial Officer from January 1998 to June 2001 of Integrated Health Services, Inc., a public company specializing in post-acute healthcare services. He also served as Executive Vice President of Mergers and Acquisitions from May 1997 to December 1997 of Integrated Health Services. Prior to his roles as Chief Financial Officer and Executive Vice President of Mergers and Acquisitions, Mr. Pickett served as the President of Symphony Health Services, Inc. from January 1996 to May 1997. His term expires in 2008.

        Stephen D. Plavin (46) is a Director and has served in this capacity since July 17, 2000. Mr. Plavin has been Chief Operating Officer of Capital Trust, Inc., (NYSE:CT) a New York City-based mortgage real estate investment trust ("REIT") and investment management company and has served in this capacity since 1998. In this role, Mr. Plavin is responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. His term expires in 2007.

Executive Officers of Our Company

        At the date of this prospectus, the executive officers of our company are:

        C. Taylor Pickett (44) is the Chief Executive Officer and has served in this capacity since June, 2001. See "—Directors of our Company" above for additional information.

        Daniel J. Booth (42) is the Chief Operating Officer and has served in this capacity since October, 2001. Prior to joining our company, Mr. Booth served as a member of Integrated Health Services' management team since 1993, most recently serving as Senior Vice President, Finance. Prior to joining Integrated Health Services, Mr. Booth was Vice President in the Healthcare Lending Division of Maryland National Bank (now Bank of America).

        R. Lee Crabill, Jr. (52) is the Senior Vice President of Operations of our company and has served in this capacity since July, 2001. Mr. Crabill served as a Senior Vice President of Operations at Mariner Post-Acute Network, Inc. from 1997 through 2000. Prior to that, he served as an Executive Vice President of Operations at Beverly Enterprises.

        Robert O. Stephenson (42) is the Chief Financial Officer and has served in this capacity since August, 2001. Prior to joining our company, Mr. Stephenson served from 1996 to July 2001 as the Senior Vice President and Treasurer of Integrated Health Services, Inc. Prior to Integrated Health Services, Mr. Stephenson held various positions at CSX Intermodal, Inc., Martin Marietta Corporation and Electronic Data Systems.

        As of December 31, 2005, we had 17 full-time employees, including the four executive officers listed above.

EXECUTIVE COMPENSATION

Compensation of Directors

        For the year ended December 31, 2005, each non-employee director received a cash payment equal to $20,000 per year, payable in quarterly installments of $5,000. Each non-employee director also received a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $5,000 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15, and November 15. At the director's option, the quarterly cash payment of director's fees may be payable in shares of common stock. In addition, each non-employee director was entitled to receive fees equal to $1,500 per meeting for attendance at each regularly scheduled meeting of the Board of Directors. For each teleconference or called special meeting of the Board of Directors, each non-employee director received $1,500 for meeting. The Chairman of the Board received an annual payment of $25,000 for being Chairman and each Committee Chair received an annual payment of $5,000. In addition, we reimbursed the directors for travel expenses incurred in connection with their duties as directors. Employee directors received no compensation for service as directors.

        Each non-employee director was awarded options with respect to 10,000 shares at the date the plan was adopted or upon their initial election as a director. Prior to January 1, 2005, each non-employee director was awarded an additional option grant with respect to 1,000 shares on January 1 of each year they served as a director. Effective January 1, 2005, each non-employee director will be awarded restricted stock with respect to 1,000 shares on January 1 of each year they serve as a director. Effective January 1, 2005, the Chairman of the Board will be awarded an additional 2,000 restricted shares on January 1 of each year he serves as Chairman. All grants have been and will be at an exercise price equal to 100% of the fair market value of our common stock on the date of the grant. Non-employee director options and restricted stock vest ratably over a three year period beginning the date of grant.

        For information regarding Executive Officers of our company, see "Management—Executive Officers of Our Company."

Compensation of Executive Officers

        The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the compensation for services in all capacities to us of each person who served as chief executive officer during the year ended December 31, 2005 and the four most highly compensated executive officers serving at December 31, 2005.

					Long-Term Compensation
					Award(s)
								Payouts
		Annual Compensation		Other Annual Compen- sation($)	Restricted Stock Award(s) ($)(2)		Securities Underlying Options/ SARs (#)		All Other Compensation ($)
Name and Principal Position								LTIP Payouts ($)
	Year	Salary($)(1)	Bonus($)
C. Taylor Pickett Chief Executive Officer	2005 2004 2003	495,000 480,000 463,500	555,000 600,000 463,500	— — —	— 1,317,500 —	(1)	— — —	— — —	6,300 6,150 6,000	(5) (5) (5)
Daniel J. Booth Chief Operating Officer	2005 2004 2003	305,000 295,000 283,250	192,500 221,250 141,625	— — —	— 790,500 —	(2)	— —	— —	6,300 6,150 6,000	(5) (5) (5)
R. Lee Crabill, Jr. Senior Vice President	2005 2004 2003	237,000 230,000 221,450	118,500 172,500 110,750	— — —	— 606,050 —	(3)	— — —	— — —	6,300 6,150 6,000	(5) (5) (5)
Robert O. Stephenson Chief Financial Officer	2005 2004 2003	245,000 235,000 221,450	162,500 176,250 110,750	— — —	— 632,400 —	(4)	— — —	— — —	6,300 6,150 6,000	(5) (5) (5)

(1)
Represents a restricted stock award of 125,000 shares of our common stock to Mr. Pickett on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(2)
Represents a restricted stock award of 75,000 shares of our common stock to Mr. Booth on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(3)
Represents a restricted stock award of 57,500 shares of our common stock to Mr. Crabill on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(4)
Represents a restricted stock award of 60,000 shares of our common stock to Mr. Stephenson on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(5)
Consists of our contributions to our 401(k) Profit-Sharing Plan.

Compensation and Employment Agreements

C. Taylor Pickett Employment Agreement

        We entered into an employment agreement with C. Taylor Pickett, dated as of September 1, 2004, to be our Chief Executive Officer. The term of the agreement expires on December 31, 2007.

        Mr. Pickett's base salary is $495,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 100% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

        In connection with this employment agreement, we issued Mr. Pickett 125,000 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Pickett continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Pickett 125,000 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in "Adjusted Funds from Operations" (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents accrue on unvested shares and are paid if the performance restricted stock units vest. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units which have not become vested as of December 31, 2007 are forfeited.

        If we terminate Mr. Pickett's employment without "cause" or if he resigns for "good reason," he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of three (3) years. "Cause" is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. "Good reason" is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Pickett's employment to more than 50 miles away without his consent.

        Mr. Pickett is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Pickett's restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Pickett's death, disability, termination of employment without cause or resignation for good reason, or a "change in control" (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Pickett dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

        Mr. Pickett is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Pickett is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Pickett agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

Daniel J. Booth Employment Agreement

        We entered into an employment agreement with Daniel J. Booth, dated as of September 1, 2004, to be our Chief Operating Officer. The term of the agreement expires on December 31, 2007.

        Mr. Booth's base salary is $305,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

        In connection with this employment agreement, we issued Mr. Booth 75,000 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Booth continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Booth 75,000 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in "Adjusted Funds from Operations" (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units which have not become vested as of December 31, 2007 are forfeited.

        If we terminate Mr. Booth's employment without "cause" or if he resigns for "good reason," he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of two (2) years. "Cause" is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. "Good reason" is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Booth's employment to more than 50 miles away without his consent.

        Mr. Booth is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Booth's restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Booth's death, disability, termination of employment without cause or resignation for good reason, or a "change in control" (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Booth dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

        Mr. Booth is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Booth is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Booth agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

Robert O. Stephenson Employment Agreement

        We entered into an employment agreement with Robert O. Stephenson, dated as of September 1, 2004, to be our Chief Financial Officer. The term of the agreement expires on December 31, 2007.

        Mr. Stephenson's base salary is $245,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

        In connection with this employment agreement, we issued Mr. Stephenson 60,000 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Stephenson continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Stephenson 60,000 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in "Adjusted Funds from Operation" (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units which have not become vested as of December 31, 2007 are forfeited.

        If we terminate Mr. Stephenson's employment without "cause" or if he resigns for "good reason," he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of one and one half (1.5) years. "Cause" is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. "Good reason" is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Stephenson's employment to more than 50 miles away without his consent. Mr. Stephenson is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Stephenson's restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Stephenson's death, disability, termination of employment without cause or resignation for good reason, or a "change in control" (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Stephenson dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

        Mr. Stephenson is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Stephenson is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Stephenson agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

R. Lee Crabill, Jr. Employment Agreement

        We entered into an employment agreement with R. Lee Crabill, dated as of September 1, 2004, to be our Senior Vice President of Operations. The term of the agreement expires on December 31, 2007.

        Mr. Crabill's base salary is $237,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

        In connection with this employment agreement, we issued Mr. Crabill 57,500 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Crabill continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Crabill 57,500 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in "Adjusted Funds from Operations" (as defined in the agreement) for two

(2) consecutive quarters. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units which have not become vested as of December 31, 2007 are forfeited.

        If we terminate Mr. Crabill's employment without "cause" or if he resigns for "good reason," he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of one and one half (1.5) years. "Cause" is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. "Good reason" is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Crabill's employment to more than 50 miles away without his consent. Mr. Crabill is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Crabill's restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Crabill's death, disability, termination of employment without cause or resignation for good reason, or a "change in control" (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Crabill dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

        Mr. Crabill is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Crabill is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Crabill agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

Option Grants/SAR Grants

        There were no options or stock appreciation rights ("SARs") granted to the named executive officers during 2005.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table summarizes options and SARs exercised during 2005 and presents the value of unexercised options and SARs held by the named executive officers at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Unexercisable (U) Exercisable (E)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Unexercisable (U) Exercisable (E)
C. Taylor Pickett	227,700	$2,132,285	— —	(U) (E)	$ $	— —	(U) (E)
Daniel J. Booth	—	—	33,334 58,333	(U) (E)	$ $	310,837 539,701	(U) (E)
R. Lee Crabill, Jr.	50,834	$548,362	— —	(U) (E)	$ $	— —	(U) (E)
Robert O. Stephenson	23,438	$211,959	36,231 44,043	(U) (E)	$ $	346,547 418,065	(U) (E)

Long-Term Incentive Plan

        For the period from August 14, 1992, the date of commencement of our operations, through December 31, 2005, we have had no long-term incentive plans.

Defined Benefit or Actuarial Plan

        For the period from August 14, 1992, the date of commencement of our operations, through December 31, 2005, we have had no pension plans.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The following table sets forth information regarding beneficial ownership of our capital stock as of January 31, 2006 for:

  •
  each of our directors and the named executive officers appearing in the table under "Executive Compensation—Compensation of Executive Officers;" and

  •
  all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the directors and executive officers is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

	Common Stock			Series D Preferred
Beneficial Owner	Number of Shares		Percent of Class(1)	Number of Shares	Percent of Class(11)
C. Taylor Pickett	478,428		0.8%	—	—
Daniel J. Booth	157,487		0.3%	—	—
R. Lee Crabill, Jr.	81,605		0.1%	—	—
Robert O. Stephenson	194,251		0.3%	—	—
Thomas F. Franke	79,840	(2)(3)	0.1%	—	—
Harold J. Kloosterman	91,412	(4)(5)	0.2%	—	—
Bernard J. Korman	558,786	(6)	1.0%	—	—
Edward Lowenthal	37,332	(7)(8)	*	—	—
Stephen D. Plavin	29,559	(9)	*	—	—
Directors and executive officers as a group (9 persons)	1,708,700	(10)	3.0%	—	—
5% Beneficial Owners:
K.G. Redding & Associates, LLC	3,400,536	(12)
Clarion CRA Securities, LP	3,300,455	(13)

*
Less than 0.10%

(1)
Based on 57,302,212 shares of our common stock outstanding as of January 31, 2006.

(2)
Includes 47,141 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member.

(3)
Includes stock options that are exercisable within 60 days to acquire 4,334 shares.

(4)
Includes shares owned jointly by Mr. Kloosterman and his wife, and 13,269 shares held solely in Mr. Kloosterman's wife's name.

(5)
Includes stock options that are exercisable within 60 days to acquire 8,666 shares.

(6)
Includes stock options that are exercisable within 60 days to acquire 6,667 shares.

(7)
Includes 1,400 shares owned by his wife through an IRA plan.

(8)
Includes stock options that are exercisable within 60 days to acquire 7,001 shares.

(9)
Includes stock options that are exercisable within 60 days to acquire 13,666 shares.

(10)
Includes stock options that are exercisable within 60 days to acquire 40,334 shares.

(11)
Based on 4,739,500 shares of Series D preferred stock outstanding at January 31, 2006.

(12)
Based on a Schedule 13G filed by K.G. Redding & Associates, LLC on January 17, 2006. K.G. Redding & Associates, LLC is located at One North Wacker Drive, Suite 4343, Chicago, IL 60606-2841. Includes 1,386,530 shares of common stock which K.G. Redding & Associates has sole voting power or power to direct the vote.

(13)
Based on a Schedule 13G filed by Clarion CRA Securities, LP on March 2, 2005. Clarion CRA Securities is located at 259 N. Radnor Chester Road, Suite 205 Radnor, PA 19087. Includes 3,184,870 shares of common stock Clarion CRA Securities, LP has sole voting power or power to direct the vote.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

        On March 22, 2004, we entered into an agreement with Banc of America Securities LLC as lead arranger, Bank of America, N.A. as administrative agent and a syndicate of other financial institutions as lenders, including Bank of America, N.A., Deutsche Bank AG and UBS Loan Finance LLC, to provide a $125 million senior secured four-year revolving credit facility, as subsequently increased to $200 million pursuant to the amendment described below, or our senior credit facility. The borrowers under the senior credit facility are certain of our subsidiaries that hold borrowing base properties. We guarantee the obligations of these subsidiaries under the senior credit facility. On April 30, 2004, we exercised our right to increase the revolving commitments under the senior credit facility by an additional $50 million to $175 million. On November 5, 2004, we entered into an amendment to our senior credit facility, pursuant to which the revolving commitments under our senior credit facility were increased by an additional $25 million, to $200 million. The amendment also permits further increases of the revolving commitments under the senior credit facility by an additional $100 million, up to $300 million in the future. On April 26, 2005, we also amended our senior credit facility to reduce the interest rate applicable to outstanding borrowings, the letter of credit fees by fifty basis points, and the fees paid in connection with unused amounts accrued under the senior credit facility. The discussion below under "Interest Rates and Fees" reflects the effect of this amendment.

        Interest Rates and Fees.    The interest rates per annum applicable to the senior credit facility is the Eurodollar Rate, or Eurodollar, plus the applicable margin (as defined below) or, at our option, the base rate, which will be the higher of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, and (ii) the federal funds effective rate from time to time plus 0.50%, in each case, plus the applicable margin (as defined below). The applicable margin with respect to the senior credit facility is determined in accordance with a performance grid based on our consolidated leverage ratio. The applicable margin may range from 2.75% to 1.75% in the case of Eurodollar advances, and from 1.25% to .25% in the case of base rate advances. The default rate on the senior credit facility is 3.00% above the interest rate otherwise applicable to base rate loans. We are also obligated to pay a commitment fee of 0.35% on the unused portion of our senior credit facility if usage is less than fifty percent and 0.25% on the unused portion of our senior credit facility if usage exceeds fifty percent.

        Prepayments.    We may prepay the senior credit facility at any time in whole or in part without fees or penalty, except that any prepayment of Eurodollar advances other than at the end of the applicable interest periods therefore must be made with reimbursement for any funding losses and redeployment costs of the lenders resulting therefrom.

        Covenants.    The senior credit facility contains customary affirmative and negative covenants, including, without limitation, limitations on investments; limitations on liens; limitations on mergers, consolidations, and transfers of assets; limitations on sales of assets; limitations on transactions with affiliates; and limitations on our transfer of ownership and management. In addition, the senior credit facility contains financial covenants including, without limitation, with respect to maximum leverage ratio, minimum fixed charge coverage ratio, minimum tangible net worth and maximum distributions.

        Events of Default.    The senior credit facility includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, covenant defaults, cross-defaults, bankruptcy events, material unsatisfied or unstayed judgments, and loss of REIT status.

        Security and Guarantees.    We and our subsidiaries that are not borrowers under the senior credit facility guarantee the obligations of our borrower subsidiaries under the senior credit facility.

        All obligations under the senior credit facility and the related guarantees are secured by a perfected first priority lien on certain real properties and all improvements, fixtures, equipment and other personal property relating thereto of the subsidiaries party to the senior credit facility, and an assignment of leases, rents, sale/refinance proceeds and other proceeds flowing from the real properties.

7% Senior Notes Due 2014

        At December 31, 2005, we had borrowings of $310 million represented by 7% senior notes due 2014, of which $50 million are the initial notes that are the subject of this exchange offer. The notes were issued pursuant to an indenture dated as of March 22, 2004 between us and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures dated as of July 20, 2004, November 5, 2004 and December 1, 2005.

        Interest Rates.    The notes bear interest at 7.0% per annum and will mature on April 1, 2014. We will pay interest on the notes on October 1 and April 1 of each year.

        Optional Redemption.    The notes may be redeemed by us after April 1, 2009, upon not less than 30 days' notice nor more than 60 days' notice, at the following redemption prices if redeemed during the twelve month period commencing on April 1 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Redemption Year Price
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

        Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to April 1, 2007, we may, at our option, use the net cash proceeds of one or more equity offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 107% of the principal amount thereof plus accrued and unpaid interest thereon; provided, however, that:

  (1)
  at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after such redemption; and

  (2)
  we make such redemption not more than 90 days after the consummation of the equity offering.

        Covenants.    The note indenture contains certain affirmative and negative covenants, including, without limitation, limitations on the occurrence of debt and limitations of certain corporate transactions such as the sale of assets. The notes also contain financial covenants including, without limitation, interest coverage ratio, ratio of secured debt to total assets and ratio of unencumbered assets to unsecured debt.

        Events of Default.    The note indenture includes customary events of default including, without limitation, nonpayment of principal or interest when due, covenant defaults, bankruptcy events and material unsatisfied or unstayed judgments.

7% Senior Notes Due 2016

        At December 31, 2005, we had borrowings of $175 million represented by 7% senior notes due 2016. The notes were issued pursuant to an indenture dated as of December 30, 2005 between us and U.S. Bank National Association, as trustee.

        Interest Rates.    The notes bear interest at 7.0% per annum and will mature on January 15, 2016. We will pay interest on the notes on January 15 and July 15, of each year, commencing July 15, 2006.

        Optional Redemption.    The notes may be redeemed by us after January 15, 2011, upon not less than 30 days' notice nor more than 60 days' notice, at the following redemption prices if redeemed during the twelve month period commencing on January 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Redemption Year Price
2011	103.500%
2012	102.333%
2013	101.167%
2014 and thereafter	100.000%

        Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to January 15, 2009, we may, at our option, use the net cash proceeds of one or more equity offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 107% of the principal amount thereof plus accrued and unpaid interest thereon; provided, however, that:

  (1)
  at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after such redemption; and

  (2)
  we make such redemption not more than 90 days after the consummation of the equity offering.

        Covenants.    The note indenture contains certain affirmative and negative covenants, including, without limitation, limitations on the occurrence of debt and limitations of certain corporate transactions such as the sale of assets. The notes also contain financial covenants including, without limitation, interest coverage ratio, ratio of secured debt to total assets and ratio of unencumbered assets to unsecured debt.

        Events of Default.    The note indenture includes customary events of default including, without limitation, nonpayment of principal or interest when due, covenant defaults, bankruptcy events and material unsatisfied or unstayed judgments.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

        We sold the initial notes on December 2, 2005, in transactions exempt from the registration requirements of the Securities Act. Thus, the initial notes are subject to significant restrictions on resale. In connection with the issuance of the initial notes, we entered into a registration rights agreement, which required that we, at our cost, would:

  •
  within 90 days after the issue date, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the initial notes for the exchange notes, which will have terms substantially identical in all material respects to the initial notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

  •
  within 180 days after the issue date, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the initial notes; and

  •
  keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the initial notes.

        For each initial note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note.

        Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. In the case of broker-dealers, however, a prospectus meeting the requirements of the Securities Act is delivered as required below. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement including certain indemnification rights and obligations.

        Each holder of initial notes that wishes to exchange such notes for exchange notes in the exchange offer will be required to make certain representations including representations that:

  •
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  •
  it has no arrangement with any person to participate in the distribution of the exchange notes; and

  •
  it is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

        If, because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 210 days of the issue date or, under certain circumstances, if the initial purchasers shall so request, we will, at our own expense:

  •
  as promptly as practicable, file a shelf registration statement covering resales of the initial notes;

  •
  use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

  •
  use our best efforts to keep effective the shelf registration statement until the earlier of the disposition of the notes covered by the shelf registration statement or two years after the issue date of the notes.

        We will, in the event of the shelf registration statement, provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder of the notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification rights and obligations.

        There can be no assurance that one of the registration statements described above will be filed, or if filed, will become effective. If we fail to comply with the above provisions or if such registration statement fails to become effective, then, additional interest shall become payable in respect of the initial notes as follows:

  •
  If (a) the exchange offer registration statement or shelf registration statement is not filed within 90 days on or prior to the issue date of the notes or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not confidentially submitted or filed on or prior to the date required by the registration rights agreement;

  •
  If (a) an exchange offer registration statement or shelf registration statement is not declared effective on or prior to 180 days after the issue date or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreement; or

  •
  If either (a) we have not exchanged the exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 45th day after the date on which the exchange offer registration statement was declared effective or (b) if applicable, the shelf registration statement ceases to be effective at any time prior to the second anniversary of the issue date;

        (each event referred to in the examples listed immediately above is a "registration default"), the sole remedy available to holders of the notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the notes will increase by 0.5%, and the per year interest rate will increase by an additional 0.5% for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional interest rate of 2.0% per year in excess of the interest rate. All additional interest will be payable to holders of the notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rate on the notes will revert to the interest rate originally borne by the notes.

        The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed with our Current Report on Form 8-K filed on December 2, 2005.

Terms of the Exchange Offer

        We are offering to exchange $50,000,000 in aggregate principal amount of our 7% senior notes due 2014 which have been registered under the Securities Act for a like aggregate principal amount of our outstanding unregistered 7% senior notes due 2014.

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept for all initial notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding initial notes accepted in the exchange offer.

You may tender some or all of your initial notes under the exchange offer. However, the initial notes are issuable in authorized denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum amount of initial notes being tendered.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the initial notes, except that the exchange notes will be registered with the SEC and, therefore, will not be subject to the restrictions on transfer or bear legends restricting their transfer. The exchange notes will not provide for registration rights or the payment of liquidated damages under circumstances relating to the timing of the exchange offer. The exchange notes will evidence the same debt as the initial notes and will be issued under, and entitled to the benefits of, the indenture governing the initial notes.

        The exchange notes will accrue interest from the most recent date on which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes. Accordingly, registered holders of exchange notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the initial notes on that record date.

        In connection with the exchange offer, you do not have any appraisal or dissenters' rights under applicable law or the indenture. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the initial notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

        We will be deemed to have accepted validly tendered initial notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

        If we do not accept any tendered initial notes because of an invalid tender or for any other reason, then we will return any unaccepted initial notes without expense to the tendering holder promptly after the expiration date.

        Holders who tender initial notes in the exchange offer will not be required to pay brokerage commissions or fees. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See the section entitled "—Fees and Expenses" below for more detailed information regarding the expenses of the exchange offer.

        By submitting to the exchange agent an agent's message defined below, you will be making the representations described under "—Procedures for Tendering" below.

Expiration Date; Extension; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date means the latest date and time to which we extend the exchange offer.

        In order to extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all initial notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

        We reserve the right, in our sole discretion and at any time, to:

  •
  delay accepting any initial notes;

  •
  extend the exchange offer;

  •
  terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, if any of the conditions set forth below under "—Conditions of the Exchange Offer" have not been satisfied or waived prior to the expiration date; and

  •
  amend the terms of the exchange offer in any manner.

        We will notify you as promptly as practicable of any extension, amendment or termination. We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental changes in the exchange offer.

Conditions of the Exchange Offer

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any initial notes if in our reasonable judgment:

  •
  the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

  •
  the exchange offer, or the making of any exchange by a holder of initial notes, would violate any applicable law or applicable interpretation of the staff of the SEC; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and we may assert them prior to the expiration date regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part prior to the expiration date. If we waive these conditions, then we intend to continue the exchange offer for at least five business days after the waiver. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

        We will not accept for exchange any initial notes tendered, and will not issue exchange notes in exchange for any initial notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Interest

        The exchange notes will bear interest at a rate equal to 7% per annum. We will pay interest on the notes twice a year, on each April 1 and October 1, beginning April 1, 2006. See the section entitled "Description of Notes."

Procedures for Tendering Initial Notes

        A holder who wishes to tender initial notes in the exchange offer must transmit to the exchange agent an agent's message, which agent's message must be received by the exchange agent prior to

5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the initial notes into the exchange agent's account at DTC under the procedure for book-entry transfers described below along with a properly transmitted agent's message, on or before the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and subject to the condition set forth in this prospectus. To receive confirmation of valid tender of initial notes, a holder should contact the exchange agent at the telephone number listed under "—Exchange Agent."

        Any tender of initial notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus. Only a registered holder of initial notes may tender the initial notes in the exchange offer. If you wish to tender initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of initial notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of initial notes not properly tendered or initial notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular initial notes. However, to the extent we waive any conditions of tender with respect to one tender of initial notes, we will waive that condition for all tenders as well. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability or failure to give you notification of defects or irregularities with respect to tenders of your initial notes.

        By tendering, you will represent to us that:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  you have no arrangement with any person to participate in the distribution of the exchange notes; and

  •
  you are not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        Under existing interpretations of the staff of the SEC contained in several no action letters to unrelated third parties, the exchange notes, including the related guarantees, would in general be freely transferable by their holders after the exchange offer without further registration under the Securities Act. However, any purchaser of initial notes who is our "affiliate," or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in the exchange offer:

  •
  may not rely on the applicable interpretations of the staff of the SEC;

  •
  is not entitled and will not be permitted to tender initial notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

        Any broker-dealer that acquired initial notes directly from us may not rely on the applicable interpretations of the staff of the SEC, may not participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in connection with any resales of the initial notes.

        The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the exchange notes with the prospectus contained in the registration statement. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

Book-Entry Transfer

        We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the initial notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC's system may make book-entry delivery of initial notes by causing DTC to transfer the initial notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all initial notes properly tendered and will issue the exchange notes promptly after acceptance of the initial notes.

        For purposes of the exchange offer, we will be deemed to have accepted properly tendered initial notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each initial note accepted for exchange, you will receive an exchange note having a principal amount equal to that of the surrendered initial note.

        In all cases, we will issue exchange notes for initial notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  timely confirmation of book-entry transfer of your initial notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        If we do not accept any tendered initial notes for any reason set forth in the terms of the exchange offer, we will credit the non-exchanged initial notes to your account maintained with DTC.

Withdrawal Rights

        You may withdraw your tender of initial notes at any time before the exchange offer expires.

        For a withdrawal to be effective, the exchange agent must receive a written or facsimile notice of withdrawal at its address listed below under "—Exchange Agent." A facsimile transmission notice of withdrawal that is received prior to receipt of a tender of initial notes sent by mail and postmarked prior to the date of the facsimile transmission of withdrawal will be treated as a withdrawn tender. The notice of withdrawal must identify the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC.

        We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The initial notes will be credited to an account maintained with DTC for the initial notes. You may retender properly withdrawn initial notes by following one of the procedures described under "—Procedures for Tendering Initial Notes" at any time on or before the expiration date.

The Exchange Agent; Assistance

        U.S. Bank National Association is the exchange agent. You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:

  U.S. Bank National Association
  Corporate Trust Services
  60 Livingston Avenue
  St. Paul, MN 55107
  Attention: Specialty Finance Group
  Reference: Omega Healthcare Investors, Inc.

By Facsimile:

  (651) 495-8158
  Attention: Specialty Finance Group
  Reference: Omega Healthcare Investors, Inc.

For Information or Confirmation by Telephone:

  1-800-934-6802
  Attention: Specialty Finance Group
  Reference: Omega Healthcare Investors, Inc.

Fees and Expenses

        We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your initial notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

        We will pay or cause to be paid any transfer taxes applicable to the exchange of initial notes pursuant to the exchange offer. If, however, payment is to be made to, or if exchange notes and/or substitute initial notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes, or if tendered initial notes are registered in the name of any person other than the registered holder, or if a transfer tax is imposed for any reason other than the transfer of initial notes to us pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by you.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying values as the initial notes, which is the aggregate principal amount of the initial notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Resales of Exchange Notes

        Based on interpretations of the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued pursuant to this exchange offer in exchange for initial notes may be offered for resale, resold and otherwise transferred by any initial note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

  •
  the exchange notes to be received will be acquired in the ordinary course of the holder's business;

  •
  the holder has no arrangement with any person to participate in the distribution of the exchange notes; and

  •
  the holder is not an "affiliate" as defined in Rule 405 of the Securities Act of ours or any of our subsidiaries.

        Any holder who intends to participate in the exchange offer for the purpose of distributing the exchange notes may not rely on the applicable interpretations of the staff of the SEC, may not participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resales if the exchange notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where the initial notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By acknowledging that it will deliver a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See the section entitled "Plan of Distribution" for more details regarding the transfer of exchange notes.

Consequences of Failure to Exchange Initial Notes

        Holders who desire to tender their initial notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of initial notes for exchange.

        Initial notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the initial notes and the existing restrictions on transfer set forth in the legend on the initial notes and in the offering memorandum, dated November 28, 2005, relating to the initial notes. Except in limited circumstances with respect to the specific types of holders of initial notes, we will have no further obligation to provide for the registration under the Securities Act of such initial notes. In general, initial notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered initial notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the initial notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

        Initial notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the initial notes and the exchange notes. Holders of the exchange notes and any initial notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES

        The exchange notes are identical in all material respect to the initial notes, except that the exchange notes will not contain certain of the transfer restrictions applicable to the initial notes, and the holders of the exchange notes will not have registration rights. The exchange notes will evidence the same debt as the initial notes, which they replace, and will be governed by the same indenture by and among us, certain of our affiliate guarantors as discussed below, and U.S. Bank National Association, as trustee.

        We will issue the notes under the indenture dated as of March 22, 2004, among Issuer, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures dated as of July 20, 2004, November 5, 2004, and December 1, 2005, respectively. We previously issued $260 million aggregate principal amount of the 7% senior notes due 2014, or the previously issued notes, pursuant to the indenture, and the indenture allows us to issue additional notes from time to time. The notes offered hereby constitute part of a single class of securities together with the previously issued notes and have the same terms as the previously issued notes except as otherwise provided herein. In September 2004 and December 2004, we exchanged 100 percent of the previously issued notes for a like amount of notes registered under the Securities Act, or the registered notes. The exchange notes, together with the previously issued registered notes, will trade as a single class of freely tradable securities.

        The following is a summary of the material provisions of the Indenture and supplemental indentures. It does not restate those agreements, and we urge you to read the indenture and supplemental indentures in their entirety, which are filed as an exhibit to our Current Report on Form 8-K filed on March 26, 2004, Current Report on Form 8-K filed on November 9, 2004 and our Current Report on Form 8-K filed on December 2, 2005, because they, and not this description, define your rights as a noteholder. We will provide you with a copy of the indenture and supplemental indentures if you request one.

        Except as otherwise indicated, the following description relates to both the initial notes and the exchange notes, which are together referred to as the "notes." You can find the definitions of certain capitalized terms used in this description under the subheading "—Certain Definitions." The term "Issuer" as used in this section refers only to Omega Healthcare Investors, Inc. and not to any of its Subsidiaries.

General

        The notes are unlimited in aggregate principal amount, of which $50 million in aggregate principal amount will be issued in this offering. The notes will be unsecured senior obligations of the Issuer and will mature on April 1, 2014. The notes will initially bear interest at a rate of 7% per annum, payable semiannually to holders of record at the close of business on the September 15 or the March 15, immediately preceding the interest payment date on October 1 and April 1 of each year, commencing April 1, 2006.

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred in accordance with the terms of the indenture.

        The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

        Subject to the covenants described below under "—Covenants" and applicable law, the Issuer may issue additional notes under the indenture on the same terms and conditions as the notes being offered hereby in an unlimited aggregate principal amount. The notes issued in this offering and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture.

Guarantees and Subsidiary Guarantors

        The notes are guaranteed on an unsecured senior basis by the Subsidiary Guarantors. The guarantees are unconditional regardless of the enforceability of the notes and the indenture.

        Each future Restricted Subsidiary that subsequently guarantees Indebtedness of the Issuer that ranks equally with or subordinate in right of payment to the notes will be required to execute a Subsidiary Guarantee. See the section entitled "Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries."

Optional Redemption

        Optional Redemption.    Except as described below, the Issuer does not have the right to redeem any notes prior to April 1, 2009. The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, on and after April 1, 2009, upon not less than 30 days' nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing April 1 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Year	Redemption Price
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

        Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to April 1, 2007, the Issuer may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 107% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that:

  (1)
  at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after such redemption; and

  (2)
  the Issuer makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

        In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the notes are then listed; or

  (2)
  on a pro rata basis, by lot or by such method as the trustee will deem fair and appropriate.

        No notes of a principal amount of $1,000 or less will be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Sinking Fund

        There will be no sinking fund payments for the notes.

Ranking

        The notes are unsecured senior obligations of the Issuer, and rank equally in right of payment with other unsecured senior Indebtedness of the Issuer. The notes are effectively subordinated to all of the Issuer's and the Issuer's consolidated Subsidiaries' secured Indebtedness and to all other Indebtedness of the non-guarantor Subsidiaries. The Issuer's secured Indebtedness only included our senior credit facility. In addition, for the year ended December 31, 2005, we and our consolidated Subsidiaries would have had $58 million in borrowings outstanding under our senior credit facility and $138 million available for borrowing under our senior credit facility, all of which would be effectively senior to the notes to the extent of the value of the underlying assets. In February of 2006, we repaid approximately $3 million of borrowings under our senior credit facility. As of the date of this prospectus, $142 million was available for borrowing under our senior credit facility.

Certain Definitions

        Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition will not be Acquired Indebtedness.

        "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items will be excluded in computing Adjusted Consolidated Net Income, without duplication:

  (1)
  the net income of any Person, other than the Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

  (2)
  the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

  (3)
  any after-tax gains or losses attributable to Asset Sales; and

  (4)
  all extraordinary gains and extraordinary losses.

        "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

  (1)
  all liabilities of the Issuer and its Restricted Subsidiaries that are classified as current liabilities in accordance with GAAP, excluding intercompany items; and

  (2)
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant.

        "Adjusted Total Assets" means, for any Person, the sum of:

  (1)
  Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant; and

  (2)
  any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Asset Acquisition" means:

  (1)
  an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided, however, that such Person's primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such investment; or

  (2)
  an acquisition by the Issuer or any of its Restricted Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such acquisition.

        "Asset Disposition" means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries, other than to the Issuer or another Restricted Subsidiary, of:

  (1)
  all or substantially all of the Capital Stock of any Restricted Subsidiary; or

  (2)
  all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Restricted Subsidiaries.

        "Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions by the Issuer or any of its Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

  (1)
  all or any of the Capital Stock of any Restricted Subsidiary;

  (2)
  all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries; or

  (3)
  any other property and assets of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Issuer;

provided, however, that "Asset Sale" will not include:

  (1)
  sales or other dispositions of inventory, receivables and other current assets;

  (2)
  the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under "Consolidation, Merger and Sale of Assets;"

  (3)
  any Restricted Payment permitted by the "Limitation on Restricted Payments" covenant or that constitutes a Permitted Investment;

  (4)
  sales, transfers or other dispositions of assets with a fair market value not in excess of $5 million in any transaction or series of related transactions;

  (5)
  sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy the second bullet of clause (1) of the second paragraph of the "Limitation on Asset Sales" covenant;

  (6)
  sales or other dispositions of Temporary Cash Investments;

  (7)
  the creation or realization of any Lien permitted under the Indenture;

  (8)
  transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries; or

  (9)
  sales or other dispositions of any of the Closed Facilities as in existence on the Closing Date.

        "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

  (1)
  the sum of the products of:

  •
  the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

  •
  the amount of such principal payment; by

  (2)
  the sum of all such principal payments.

        "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

        "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in determined in conformity with GAAP.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

  (2)
  a "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis;

  (3)
  the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the indenture); or

  (4)
  individuals who on the Closing Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Issuer's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

        "Closing Date" means March 22, 2004.

        "Closed Facilities" means each of:

  (1)
  Apalachicola Nursing Home, SNF, 150 10th Street, Apalachicola, Franklin, FL, 32329;

  (2)
  Crystal Springs, SNF, 12006 McIntosh Road, Thonotosassa, Hillsborough, FL, 33592;

  (3)
  Woodward Healthcare Center, SNF, 706 Cedar Avenue, Woodward, Dallas, IA, 50276;

  (4)
  Park Avenue Health Care Home, SNF, 1701 S. Park Avenue, Route 148 South, P.O. Box 68, Herrin, Williamson, IL, 62948;

  (5)
  IHS of Hershey at Woodlands, SNF, 820 Rhue Haus Lane, P.O. Box 377, Hershey, Dauphin, PA, 17036; and

  (6)
  Meydenbauer Medical & Rehabilitation Ctr, SNF, 150 102nd Avenue SE, Bellevue, King, WA, 98004.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

        "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

  (1)
  Consolidated Interest Expense (plus the premium, fees and expenses, and the amortization thereof, payable in connection with this offering or the refinancing of the GECC Facility);

  (2)
  income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

  (3)
  depreciation expense;

  (4)
  amortization expense;

  (5)
  non-cash charges resulting from the write-down of the value of accounts receivable and/or notes receivable in an aggregate amount from the Closing Date not in excess of $5 million; and

  (6)
  all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; provided, however, that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA will be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:

  (1)
  the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

  (2)
  the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

        "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):

  (1)
  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

  (2)
  the interest portion of any deferred payment obligations;

  (3)
  all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

  (4)
  the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Restricted Subsidiaries; and

  (5)
  all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (x) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), and (y) any premium, fees and expenses, and the amortization thereof, payable in connection with this offering or the refinancing of the GECC Facility, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

  (1)
  required to be redeemed prior to the Stated Maturity of the notes;

  (2)
  redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes; or

  (3)
  convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes will not constitute Disqualified Stock if the "asset sale" or change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of the notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

        "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination will be conclusive if evidenced by a Board Resolution.

        "Funds From Operations" for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):

  (1)
  gains or losses from (a) restructuring of Indebtedness or (b) sales of properties;

  (2)
  non-cash asset impairment charges;

  (3)
  cash litigation charges incurred in an amount not to exceed $5 million;

  (4)
  non-cash charges associated with the write-down of the value of accounts and/or notes receivable in an amount not to exceed $5 million;

  (5)
  non-cash charges related to redemptions of Preferred Stock of the Issuer;

  (6)
  satisfaction of outstanding unamortized loan fees with respect to the GECC Facility or the restructuring or refinancing of any Line of Credit;

  (7)
  any non-cash charges associated with the sale or settlement of any Interest Rate Agreement in existence with respect to the GECC Facility; and

  (8)
  any other non-cash charges associated with the sale or settlement of any Interest Rate Agreement or other hedging or derivative instruments.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture will be computed in conformity with GAAP applied on a consistent basis.

        "GECC Facility" means (i) the Loan Agreement dated as of June 23, 2003 among General Electric Capital Corporation and certain subsidiaries of the Issuer party thereto and (ii) the Guaranty Agreement dated as of June 23, 2003 between the Issuer and General Electric Capital Corporation, in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

  (1)
  all indebtedness of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

  (4)
  all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

  (5)
  all Capitalized Lease Obligations;

  (6)
  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

  (7)
  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

  (8)
  to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

  (1)
  the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

  (2)
  Indebtedness will not include any liability for federal state, local or other taxes.

        "Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

  (1)
  the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant ("Four Quarter Period"); to

  (2)
  the aggregate Consolidated Interest Expense during such Four Quarter Period.

        In making the foregoing calculation:

  (1)
  pro forma effect will be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

  (2)
  Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

  (3)
  pro forma effect will be given to Asset Dispositions and Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

  (4)
  pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation will be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

        "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and will include:

  (1)
  the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

  (2)
  the fair market value of the Capital Stock (or any other Investment), held by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary will be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

  (1)
  "Investment" will include the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

  (2)
  the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and

  (3)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.

        "Investment Grade Status" means, with respect to the Issuer, when the notes have (1) a rating of both "Baa3" or higher from Moody's and (2) a rating of "BBB-" or higher from S&P (or, if either such agency ceases to rate the notes for reasons outside the control of the Issuer, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency), in each case published by the applicable agency with no negative outlook.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

        "Line of Credit" means the Credit Agreement to be dated as of March 22, 2004, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means:

  (1)
  with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

  (A)
  brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

    (B)
    provisions for all taxes actually paid or payable as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries, taken as a whole;

    (C)
    payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale; and

    (D)
    amounts reserved by the Issuer and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

  (2)
  with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

        "Offer to Purchase" means an offer to purchase notes by the Issuer from the holders commenced by mailing a notice to the trustee and each holder stating:

  (1)
  the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

  (2)
  the purchase price and the date of purchase (which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

  (3)
  that any note not tendered will continue to accrue interest pursuant to its terms;

  (4)
  that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Payment Date;

  (5)
  that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

  (6)
  that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

  (7)
  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued will be in a principal amount of $1,000 or integral multiples thereof.

        On the Payment Date, the Issuer will:

  (1)
  accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

  (2)
  deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

  (3)
  will promptly thereafter deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers' Certificate specifying the notes or portions thereof accepted for payment by the Issuer.

        The Paying Agent will promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee will promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided, however, that each note purchased and each new note issued will be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the notes or the Guarantee thereof by such Subsidiary Guarantor, as applicable.

        "Permitted Investment" means:

  (1)
  an Investment in the Issuer or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or any of its Restricted Subsidiaries; provided, however, that such person's primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such Investment;

  (2)
  investments in cash and Temporary Cash Investments;

  (3)
  Investments made by the Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (4)
  Investments represented by Guarantees that are otherwise permitted under the indenture;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

  (6)
  stock, obligations or securities received in satisfaction of judgments;

  (7)
  Permitted Mortgage Investments; and

  (8)
  additional Investments not to exceed $25 million at any time outstanding.

        "Permitted Mortgage Investment" means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Restricted Subsidiaries.

        "Significant Subsidiary" with respect to any Person, means any restricted subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "S&P" means Standard & Poor's Ratings Services and its successors.

        "Stated Maturity" means:

  (1)
  with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

  (2)
  with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

        "Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor.

        "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the notes and the indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Capital Stock owned by the Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the indenture).

        "Subsidiary Guarantors" means (i) each Restricted Subsidiary of the Issuer on the Closing Date and (ii) each other Person that is required to become a Guarantor by the terms of the Indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.

        "Temporary Cash Investment" means any of the following:

  (1)
  direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

  (2)
  time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of

    $250 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

  (4)
  commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

  (5)
  securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

        "Total Assets" means the sum (without duplication) of:

  (1)
  Undepreciated Real Estate Assets; and

  (2)
  all other assets (excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

        "Total Unencumbered Assets" as of any date means the sum of:

  (1)
  those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

  (2)
  all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP.

        "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transaction Date" means, with the respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Issuer or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Issuer that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        Except during a Suspension Period, the Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any of its Restricted Subsidiaries; provided, however, that:

  (1)
  any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Issuer or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

  (2)
  either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below; and

  (3)
  if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

  (1)
  no Default or Event of Default will have occurred and be continuing at the time of or after giving effect to such designation; and

  (2)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and will be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of the Issuer will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Unsecured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is not Secured Indebtedness.

        "U.S. Government Obligations" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

        "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Suspension of Covenants

        During a Suspension Period, the Issuer and its Subsidiaries will not be subject to the following corresponding provisions of the indenture:

  (1)
  "—Certain Covenants—Limitation on Restricted Payments";

  (2)
  "—Certain Covenants—Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries";

  (3)
  "—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries";

  (4)
  "—Certain Covenants—Limitation on Transactions with Affiliates";

  (5)
  "—Certain Covenants—Limitation on Asset Sales"; and

  (6)
  "—Repurchase on Change of Control".

        All other provisions of the indenture will apply at all times during any Suspension Period so long as any notes remain outstanding thereunder.

        "Suspension Period" means any period:

  (1)
  beginning on the date that:

  (A)
  the notes have Investment Grade Status;

  (B)
  no Default or Event of Default has occurred and is continuing; and

  (C)
  the Issuer has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

  (2)
  ending on the date (the "Reversion Date") that the notes cease to have Investment Grade Status.

        On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Closing Date.

        For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the "—Limitation on Restricted Payments" covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (8) under the third paragraph under the "Limitation on Restricted Payments" covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date will not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of cumulative Funds from Operations for the purpose of the first bullet under clause (C) of the first paragraph of such covenant being a negative, and (y) the items specified in the first four bullets under clause (C) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that are of the type described in the third paragraph of the "Limitation on Restricted Payments" covenant (other than the Restricted Payment referred to in clause (2) of the such third paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such third paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the third paragraph of the "Limitation on Restricted Payments" covenant will be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date.

        For purposes of the "—Limitation on Asset Sales" covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero.

Covenants

        The indenture contains, among others, the following covenants:

  Limitation on Indebtedness

  (1)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.

  (2)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.

  (3)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes issued on the Closing Date and other Indebtedness existing on the Closing Date); provided, however, that the Issuer or any of the Subsidiary Guarantors may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

  (4)
  Notwithstanding paragraphs (1), (2) or (3) above, the Issuer or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

  (A)
  Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed $200 million;

  (B)
  Indebtedness owed to:

  •
  the Issuer evidenced by an unsubordinated promissory note; or

  •
  to any Restricted Subsidiary;

      provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or any other Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

    (C)
    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B) or (D) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that ranks equally with or subordinate in right of payment to, the notes will only be permitted under this clause (C) if:

    •
    in case the notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining notes;

      •
      in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes; and

      •
      such new Indebtedness, determined as of the date of Incurrence of the new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

      provided further, however, that in no event may Indebtedness of the Issuer that ranks equally with or subordinate in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (C);

    (D)
    Indebtedness:

    •
    in respect of performance, surety or appeal bonds provided in the ordinary course of business;

    •
    under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

    •
    arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

    (E)
    Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly:

    •
    used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control; or

    •
    deposited to defease the notes as described below under "Defeasance;" or

    •
    deposited to discharge the obligations under the notes and indenture as described below under "Satisfaction and Discharge;"

    (F)
    Guarantees of the notes and Guarantees of Indebtedness of the Issuer by any of our Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described below; or

    (G)
    additional Indebtedness of the Issuer and its Restricted Subsidiaries not to exceed $30 million in aggregate principal amount at any time outstanding.

  (5)
  Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

  (6)
  For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant:

  (A)
  Indebtedness Incurred under the Line of Credit on or prior to the Closing Date will be treated as Incurred pursuant to clause (A) of paragraph (4) of this "Limitation on Indebtedness" covenant; and

  (B)
  Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (G) of paragraph (4) above or is entitled to be incurred pursuant to paragraph (3) above, the Issuer will, in its sole discretion, classify (and may later reclassify) such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Line of Credit on the Closing Date will be deemed to have been incurred under clause (A) of paragraph (4) above.

  Maintenance of Total Unencumbered Assets

        The Issuer and its Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis.

  Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on or with respect to Capital Stock of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries, other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock;

  (2)
  purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer;

  (3)
  make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the notes or the Subsidiary Guaranties of the notes; or

  (4)
  make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A)
    a Default or Event of Default will have occurred and be continuing;

    (B)
    the Issuer could not Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant; or

    (C)
    the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution) made after the Closing Date will exceed the sum of:

    •
    95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant; plus

    •
    100% of the aggregate Net Cash Proceeds received by the Issuer after the Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including from an issuance or sale permitted by the indenture of Indebtedness of the Issuer for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes); plus

    •
    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Closing Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

    •
    the fair market value of noncash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuer pursuant to clauses (3) or (4) of the second succeeding paragraph) of the Issuer subsequent to the Closing Date; plus

    •
    $25 million.

        Notwithstanding the foregoing, the Issuer may declare or pay any dividend or make any distribution that is necessary to maintain the Issuer's status as a REIT under the Code if:

  (1)
  the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and

  (2)
  no Default or Event of Default will have occurred and be continuing.

        The foregoing provisions will not be violated by reason of:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

  (2)
  the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (C) of paragraph (4) of the "Limitation on Indebtedness" covenant;

  (3)
  the repurchase, redemption or other acquisition of Capital Stock of the Issuer or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of an issuance of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) within 90 days of such repurchase, redemption or other acquisition;

  (4)
  the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuer which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of, an issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) within 90 days of such principal payment, repurchase, redemption, retirement, defeasance or other acquisition;

  (5)
  payments or distributions, to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer;

  (6)
  the payment of any regularly scheduled cash dividend on shares of cumulative preferred stock of the Issuer outstanding on the Closing Date as in effect on the Closing Date;

  (7)
  the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Issuer held by any member of the Issuer's (or any of the Restricted Subsidiaries') management or other employees pursuant to (A) any management or employee equity subscription agreement, stock option agreement or similar agreement in an aggregate amount not to exceed $1 million in the aggregate in any 12-month period or (B) the terms of any employee stock option plan of the Issuer for the purpose of paying employee withholding taxes with respect to such shares; or

  (8)
  additional Restricted Payments in an aggregate amount not to exceed $15 million;

provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default will have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

        Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payment referred to in clause (2) of the immediately preceding paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of the immediately preceding paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the immediately preceding paragraph, will be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any of its Restricted Subsidiaries;

  (2)
  pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

  (3)
  make loans or advances to the Issuer or any other Restricted Subsidiary; or

  (4)
  transfer its property or assets to the Issuer or any other Restricted Subsidiary.

        The foregoing provisions will not restrict any encumbrances or restrictions:

  (1)
  existing on the Closing Date in the indenture, the Line of Credit and any other agreement in effect on the Closing Date as in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

  (2)
  existing under or by reason of applicable law;

  (3)
  existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

  (4)
  in the case of the last bullet in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

  (A)
  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

  (B)
  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture, or

  (C)
  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries taken as a whole;

  (5)
  with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

  (6)
  contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

  (A)
  the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement;

  (B)
  the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the good faith judgment of the Board of Directors of the Issuer); and

  (C)
  the Board of Directors of the Issuer, in its good faith, determines that an such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the notes; or

  (7)
  restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien.

        Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant will prevent the Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

        The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Issuer which ranks equally with or subordinate in right of payment to the notes ("Guaranteed Indebtedness"), unless:

  (1)
  such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and

  (2)
  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided, however, that this paragraph will not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

  (1)
  ranks equally with the notes, then the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, the Subsidiary Guarantee; or

  (2)
  is subordinate to the notes, then the Guarantee of such Guaranteed Indebtedness will be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

        Any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon:

  (1)
  any sale, exchange or transfer, to any Person not an Affiliate of the Issuer of all of Capital Stock held by the Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture); or

  (2)
  the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer or any of its Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

        The foregoing limitation does not limit, and will not apply to:

  (1)
  transactions (A) approved by a majority of the independent directors of the Board of Directors of the Issuer or (B) for which the Issuer or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

  (2)
  any transaction solely between the Issuer and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

  (3)
  the payment of reasonable and customary fees and expenses to directors of the Issuer who are not employees of the Issuer;

  (4)
  any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

  (5)
  any employment agreement entered into by the Issuer or any Restricted Subsidiary with an employee of the Issuer or such Restricted Subsidiary in the ordinary course consistent with past practice; or

  (6)
  advances to employees of the Issuer or any Restricted Subsidiary for reasonable moving and relocation, entertainment and travel expenses and similar expenses in the ordinary course of business and consistent with past practice.

        Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Affiliates" covenant and not covered by (2) through (6) of the immediately foregoing paragraph:

  (1)
  the aggregate amount of which exceeds $5 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

  (2)
  the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1) (B) above.

  Limitation on Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

  (1)
  the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

  (2)
  at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided, however, with respect to the sale of one or more healthcare properties that (A) up to 75% of the consideration may consist of indebtedness of the purchaser of such healthcare properties so long as such Indebtedness is secured by a first priority Lien on the healthcare property or properties sold and (B) up to 66 2/3% of the consideration may consist of indebtedness of the purchaser of such healthcare properties so long as such indebtedness is secured by a second priority Lien on the healthcare property or properties sold and such indebtedness together with all other indebtedness received pursuant to this clause (B) does not exceed $7.5 million in aggregate principal amount at any time outstanding.

        In the event and to the extent that the Net Cash Proceeds received by the Issuer or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 5% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Restricted Subsidiaries has been filed with the SEC or provided to the

Trustee pursuant to the "SEC Reports and Reports to Holders" covenant), then the Issuer will or will cause the relevant Restricted Subsidiary to:

  (1)
  within 12 months after the date Net Cash Proceeds so received exceed 5% of Adjusted Consolidated Net Tangible Assets:

  (A)
  apply an amount equal to such excess Net Cash Proceeds to permanently reduce Indebtedness under the Line of Credit; or

  (B)
  invest an equal amount, or the amount not so applied pursuant to the foregoing bullet (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets (which may include Permitted Mortgage Investments) (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer or any of its Restricted Subsidiaries existing on the date of such investment; and

  (2)
  apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

        The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period will constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes (and Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

Repurchase of Notes upon a Change of Control

        The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest (if any) to the Payment Date.

        There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuer that might be outstanding at the time). The above covenant requiring the Issuer to repurchase the notes will, unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

SEC Reports and Reports to Holders

        Whether or not the Issuer is then required to file reports with the SEC, the Issuer will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13 (a) or 15 (d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Issuer with the SEC is not permitted under the Exchange Act, the Issuer will provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder. The Issuer will supply the trustee and each holder or will supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.

Events of Default

        Events of Default under the indenture include the following:

  (1)
  default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

  (2)
  default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;

  (3)
  default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the "Limitations on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants;

  (4)
  the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

  (5)
  there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or will hereafter be created;

  (A)
  an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

  (B)
  the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment will not have been made, waived or extended within 30 days of such payment default;

  (6)
  any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

  (A)
  will be rendered against the Issuer or any Significant Subsidiary and will not be paid or discharged; and

  (B)
  and there will be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

  (7)
  a court of competent jurisdiction enters a decree or order for:

  (A)
  relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

    (B)
    appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

    (C)
    the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order will remain unstayed and in effect for a period of 60 consecutive days; or

  (8)
  the Issuer or any Significant Subsidiary:

  (A)
  commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

  (B)
  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

  (C)
  effects any general assignment for the benefit of its creditors.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding will, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) will be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

        If an Event or Default specified in clause (7) or (8) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

  (1)
  all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived; and

  (2)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        As to the waiver of defaults, see "—Modification and Waiver."

        The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

  (1)
  the holder gives the trustee written notice of a continuing Event of Default;

  (2)
  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  (4)
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right will not be impaired or affected without the consent of the holder.

        The indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and of its performance under the indenture and that the Issuer has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

        The Issuer will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

  (1)
  the Issuer will be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer will be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant; provided, however, that this clause (3) will not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided further, however, that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) will be issued or distributed to the holders of Capital Stock of the Issuer; and

  (4)
  the Issuer delivers to the trustee an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination will be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; provided further, however, that any such transaction will not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Subsidiary Guarantors will be deemed to have paid and discharged the entire indebtedness represented by the notes and the Subsidiary Guarantees, and the indenture will cease to be of further effect as to all outstanding notes and Subsidiary Guarantees, except as to:

  (1)
  rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below;

  (2)
  the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trust, duties, and immunities of the trustee, and the Issuer's obligation in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations will not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the notes;

  (2)
  in the case of Legal Defeasance, the Issuer will have delivered to the trustee an opinion of counsel in the United States confirming that:

  (A)
  the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

    (B)
    since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon this opinion of counsel will confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer will have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

  (4)
  no Default will have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

  (6)
  the Issuer will have delivered to the trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

  (7)
  the Issuer will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers' certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then the Issuer's obligations and the obligations of the Subsidiary Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either:

  (A)
  all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation; or

  (B)
  all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Issuer has paid all other sums payable under the indenture by the Issuer; and

  (3)
  the Issuer has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

        Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, any note;

  (2)
  reduce the principal amount of, or premium, if any, or interest on, any note;

  (3)
  change the place of payment of principal of, or premium, if any, or interest on, any note;

  (4)
  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

  (5)
  reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

  (6)
  waive a default in the payment of principal of, premium, if any, or interest on the notes;

  (7)
  voluntarily release a Subsidiary Guarantor of the notes, except as permitted by the indenture; or

  (8)
  reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

        The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, will be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

        The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an

Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Transfer and Exchange

        Holders of the notes may transfer or exchange the notes in accordance with the indenture. The trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Issuer is not required to transfer or exchange any note selected for redemption and is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The initial notes were issued in a transaction exempt from registration under the Securities Act and are subject to certain restrictions on transfer described in the indenture, which are not applicable to the exchange notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Certain Federal Income Tax Consequences Associated with the Exchange of the Notes

        The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. The Internal Revenue Service may take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant either to a holder in light of such holder's particular circumstances or to holders subject to special treatment under the Code, such as certain financial institutions, regulated investment companies, real estate investment trusts, United States expatriates, insurance companies, dealers in securities or currencies, traders in securities, life insurance companies, regulated investment companies, foreign corporations, nonresident aliens, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. Moreover, neither the effect of any applicable state, local or foreign tax laws nor the possible application of federal estate and gift taxation or the alternative minimum tax is discussed. The discussion deals only with the notes held by investors as "capital assets" within the meaning of Section 1221 of the Code (generally, held for investment). If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership exchanging initial notes for exchange notes pursuant to the exchange offer. In addition, this discussion is limited to holders that purchased initial notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash).

        We believe that the exchange of the initial notes for the exchange notes, which are debt securities identical to the initial notes, but registered under the Securities Act, pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, we believe that (1) a holder will not recognize taxable gain or loss as a result of exchanging such holder's initial notes for exchange notes; (2) the holding period of the exchange notes received by the holder should include the holding period of such holder's initial notes; and (3) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the initial notes exchanged therefore immediately before the exchange.

        EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF EXCHANGING INITIAL NOTES FOR EXCHANGE NOTES, IN LIGHT OF SUCH HOLDER'S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Consequences of an Investment in Our Securities

        The following is a general summary of the material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular stockholder in view of any person's particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation.

        The following discussion relating to an investment in our securities was based on consultations with Powell Goldstein LLP, our special counsel. In the opinion of Powell Goldstein LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Powell Goldstein LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, or IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings.

Taxation of Omega

        General.    We have elected to be taxed as a real estate investment trust, or a REIT, under Sections 856 through 860 of the Code beginning with our taxable year ended December 31, 1992. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code and we intend to continue to operate in such a manner, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.

        The sections of the Code that govern the federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

        In the opinion of Powell Goldstein LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Powell Goldstein LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See "—Failure to Qualify."

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and the stockholder level) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if we have a net capital gain, we will be taxed at regular corporate rates on our undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 35% tax on undistributed net capital gain, if our tax as thus computed is less than the tax computed in the regular manner. Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference that we do not distribute or allocate to our stockholders. Third, if we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Sixth, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, we will be subject to a 100% excise on transactions with a taxable REIT subsidiary, or TRS, that are not conducted on an arm's-length basis. Eighth, if we acquire any asset, which is defined as a "built-in gain asset" from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period, which is defined as the "recognition period," beginning on the date on which such asset was acquired by us, then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations. Section 1.337(d)-7(c)(5).

        Requirements for qualification.    The Code defines a REIT as a corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to the provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).

        Income tests.    In order to maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally "rents from real property," interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221 of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.

        Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if we, or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. For our tax years beginning after 2004, rents for customary services performed by a TRS or that are received from a TRS and are described in Code Section 512(b)(3) no longer meet the 100% excise tax safe harbor. Instead, such payments avoid the excise tax if we pay the TRS at least 150% of its direct cost furnishing such services.

        The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, but only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles us to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

        Prohibited transactions.    We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

        Foreclosure property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT markets a proper election to treat the property as foreclosure property.

        Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        After the year 2000, the definition of foreclosure property was amended to include any "qualified health care property," as defined in Code Section 856(e)(6) acquired by us as the result of the termination or expiration of a lease of such property. We have operated qualified healthcare facility, acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections.

Properties that we had taken back in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Internal Revenue Code Section 856(e). Gross income from foreclosure properties was classified as "good income" for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as "good" for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations in order to maintain REIT status. In certain cases we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to maintain REIT status. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we will fail to qualify as a REIT. Through our 2004 taxable year, we had not paid any tax on our foreclosure property because those properties had been producing losses. We cannot predict whether,, in the future, our income from foreclosure property will be significant and/or whether we could be required to pay a significant amount of tax on that income.

        Hedging transactions.    From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements generally is qualifying income for purpose, or the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. For tax years beginning after 2004, we will no longer include income from hedging transactions in gross income (i.e. not included in either the numerator or the denominator) for purposes of the 95% gross income test.

        TRS income.    A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs. However, a TRS does not include a corporation which directly or indirectly (i) operates or manages a health care (or lodging) facility, or (ii) provides to any other person (under a franchise, license, or otherwise) rights to any brand name under which a health care (or lodging) facility is operated. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the new rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We have made TRS elections with respect to Bayside Street II, Inc. and one of our wholly-owned subsidiaries that owned all of the preferred stock of Omega Worldwide. Those entities will pay corporate income tax on their taxable income and their after-tax next income will be available for distribution to us.

        Failure to satisfy income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we file a schedule with descriptions of each item of gross income that caused the failure.

        Asset tests.    At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including (i) our allocable share of real estate assets held by partnerships in which we own an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities. Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

        For purposes of the second and third asset tests the term "securities" does not include our equity or debt securities of a qualified REIT subsidiary or TRS or our equity interest in any partnership, since we are deemed to own our proportionate share of each asset of any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer's outstanding securities, the term "securities" does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership's gross income is derived from sources described in the 75% income test set forth above.

        We may own up to 100% of the stock of one or more TRSs. However, overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. The nonqualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

        For our tax years beginning after 2004, subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period), and (iv) we pay a tax on the failure equal to the greater of (A) $50,000 per failure, and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.

        Annual distribution requirements.    In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or do distribute at least 90%, but less than 100% of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates.

        Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

        The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as "true leases" rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities and whether the leases are true leases for federal tax purposes are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities. As a result, we might fail to meet the 90% distribution requirement or, if such requirement is met, we might be subject to corporate income tax or the 4% excise tax.

        Other Failures.    We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification, other than the 95% and 75% gross income tests, the rules with respect to ownership of securities of more than 10% of a single issuer, and the new rules provided for failures of the asset tests, if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure.

Failure To Qualify

        If we fail to qualify as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.

Other Tax Matters

        We own and operate a number of properties through qualified REIT subsidiaries, "QRSs". The QRSs are treated as qualified REIT subsidiaries under the Code. Code Section 856(i) provides that a corporation which is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification described in this prospectus under the heading "Taxation of Omega," the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as our assets, liabilities and items of income, deduction, and credit.

        In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxation of Stockholders

        Taxation of domestic stockholders.    As long as we qualify as a REIT, if you are a taxable U.S. stockholder, distributions made to you out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by you as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have held our stock. However, if you are a corporation, you may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed the adjusted basis of your shares, but rather will reduce the adjusted basis of the shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of your shares, you will include the distributions in income as long-term capital gain (or short-term capital gain if you have held the shares for one year or less) assuming the shares are a capital asset in your hands. In addition, any distribution declared by us in October, November or December of any year payable to you as a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year. You may not include in your individual income tax returns any of our net operating losses or capital losses.

        In general, any loss upon a sale or exchange of shares by you, if you have held the shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from us required to be treated by you as long-term capital gain.

Backup Withholding

        Assuming that you are a U.S. stockholder, we will report to you and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, you may be subject to backup withholding with respect to distributions paid unless you:

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  are a corporation or come within certain other exempt categories and when required, demonstrate this fact; or

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  provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules.

        If you do not provide us with your correct taxpayer identification number, you may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against your income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to you, if you fail to certify your nonforeign status to us. See "—Taxation of Stockholders—Taxation of Foreign Stockholders."

        Treatment of tax-exempt stockholders.    If you are a tax-exempt employee pension trust or other domestic tax-exempt stockholder, our distributions to you generally will not constitute "unrelated business taxable income," or UBTI, unless you have borrowed to acquire or carry our common stock. However, qualified trusts that hold more than 10% (by value) of certain REITs may be required to treat a certain percentage of that REIT's distributions as UBTI. This requirement will apply only if:

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  the REIT would not qualify for federal income tax purposes but for the application of a "look-through" exception to the "five or fewer" requirement applicable to shares held by qualified trusts; and

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  the REIT is "predominantly held" by qualified trusts.

        A REIT is predominantly held if either:

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  a single qualified trust holds more than 25% by value of the REIT interests; or

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  one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% by value of the REIT interests.

        The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to the total gross income (less certain associated expenses) of the REIT.

        A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For those purposes, a qualified trust is any trust described in section 401(a) of the Internal Revenue Code and exempt from tax under section 501(a) of the Internal Revenue Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "five or fewer" requirement without relying upon the "look-through" exception. The restrictions on ownership of our common stock in our Amended and Restated Articles of Incorporation, as amended, will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our common stock, absent approval by our board of directors.

        Taxation of foreign stockholders.    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, Non-U.S. Stockholders) are complex and no attempt will be made herein to provide more than a summary of these rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

        If you are a Non-U.S. Stockholder, the following discussion will apply to you. Distributions that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax.

        However, if income from the investment in the shares is treated as effectively connected with your conduct of a U.S. trade or business, you generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to the distributions (and may also be subject to the 30% branch profits tax if you are a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to you unless:

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  a lower treaty rate applies, you file an IRS Form W-8BEN with us and other conditions are met; or

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  you file an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, and other conditions are met.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted basis of your shares, but rather will reduce the adjusted basis of the shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of your shares, these distributions will give rise to tax liability if you would otherwise be subject to tax on any gain from the sale or disposition of your shares in us, as described below. If it cannot be determined at the time a distribution is made whether or not the distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that a distribution was, in fact, in excess of our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to you under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to you as if the gain were effectively connected with a U.S. business. You would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. This amount is creditable against your FIRPTA tax liability.

        For our tax years beginning after 2004, a capital gain distribution to a Non-U.S. Stockholder that would otherwise be subject to FIRPTA will not be treated as effectively connected income and instead will be treated as ordinary dividend income subject to withholding at a 30% rate (or lower treaty rate) provided that (i) the distribution is received by such Non-U.S. Stockholder with respect to a class of our stock that is regularly traded on an established securities market located in the U.S. and (ii) such Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the taxable year within which it receives the distribution.

        Gain recognized by you upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," although there can be no assurance that we will retain that status. If we are not "domestically controlled," gain recognized by you will continue to be exempt under FIRPTA if you at no time owned more than five percent of our common stock. However, gain not subject to FIRPTA will be taxable to you if:

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  investment in the shares is effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. stockholders with respect to the gain; or

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  you are a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other applicable requirements are met, in which case you will be subject to a 30% tax on your capital gains.

        If the gain on the sale of shares were to be subject to taxation under FIRPTA, you will be subject to the same treatment as U.S. stockholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

        If the proceeds of a sale of shares by you are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless you certify as to your name, address and non-U.S. status or otherwise establish an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if:

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  the payment is made through an office outside the U.S. of a broker that is: (a) a U.S. person; (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.; or (c) a "controlled foreign corporation" for U.S. federal income tax purposes; and

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  the broker fails to initiate documentary evidence that you are a Non-U.S. Stockholder and that certain conditions are met or that you otherwise are entitled to an exemption.

Other Tax Consequences

        The maximum federal income tax rate applicable to individuals for long-term capital gains and for dividend income taxable prior to 2009 is 15%. Without future congressional action, the maximum tax rate on long-term capital gains will be 20% in 2009, and the maximum rate on dividends will increase to 35% in 2009 and 39.6% in 2011. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends will generally not be eligible for the 15% tax rate on dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate for long-term capital gains and dividends will generally apply to:

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  your long-term capital gains, if any, recognized on the disposition of our shares;

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  our distributions designated as long-term capital gain dividends (except to the extent attributable to "unrecaptured Section 1250 gain," in which case such distributions would continue to be subject to a 25% tax rate);

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  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

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  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

Possible Legislative Or Other Actions Affecting Tax Consequences

        Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our company.

State and Local Taxes

        We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

        If you are a broker-dealer and hold initial notes for your own account as a result of market-making activities or other trading activities and you receive exchange notes in exchange for initial notes in the exchange offer, then you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. Unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of exchange notes. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

        Neither we nor any subsidiary guarantor will receive any proceeds in connection with the exchange offer or any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See the section entitled "The Exchange Offer—Resales of Exchange Notes."

        For a period of 180 days after consummation of the exchange offer we will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of exchange notes. We have agreed to pay all expenses incident to our obligations in connection with the exchange offer, other than commissions and concessions of any broker dealer and, in certain instances any transfer taxes, and will indemnify the holders of initial notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the notes and the guarantees will be passed upon for Omega Healthcare Investors, Inc. by Powell Goldstein LLP, Atlanta, Georgia.

EXPERTS

        The consolidated financial statements of Omega Healthcare Investors, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, including schedules appearing herein, and Omega Healthcare Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and included herein. Such consolidated financial statements and management's assessment are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-4 to register with the SEC the notes to be issued upon the effectiveness of the registration statement. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

        We file annual, quarterly and special reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any of the reports, statements, or other information that we have filed with the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and free of charge on the SEC's web site at www.sec.gov, as well as on our website at www.omegahealthcare.com.

        You may request a copy of any of these filings, at no cost, by writing or calling us at the following address or phone number:

Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
Attention: Robert O. Stephenson
Telephone: (410) 427-1700

FINANCIAL STATEMENTS

Management's Report on Internal Control over Financial Reporting

        The management of Omega Healthcare Investors, Inc. ("Omega") is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934, as amended, as a process designed by, or under the supervision of, a company's principal executive and principal financial officers and effected by a company's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

  •
  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

  •
  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

  •
  Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

        All internal control systems, no matter how well designed, have inherent limitations and can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within Omega have been detected. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

        Omega's management assessed the effectiveness of the company's internal control over financial reporting as of December 31, 2005. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on management's assessment management believes that, as of December 31, 2005, Omega's internal control over financial reporting is effective based on those criteria.

        Omega's independent auditors have issued an audit report on our assessment of the company's internal control over financial reporting. This report appears on page F-4 herein.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Omega Healthcare Investors, Inc.

        We have audited the accompanying consolidated balance sheets of Omega Healthcare Investors, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedules listed in the Index on page F-1. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Omega Healthcare Investors, Inc. and subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Omega Healthcare Investors, Inc.'s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 17, 2006 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
McLean, Virginia February 17, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Omega Healthcare Investors, Inc.

        We have audited management's assessment, included in the accompanying Management's Report on Internal Control over Financial Reporting, that Omega Healthcare Investors, Inc. maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Omega Healthcare Investors, Inc.'s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, management's assessment that Omega Healthcare Investors, Inc. maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Omega Healthcare Investors, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on the COSO criteria.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Omega Healthcare Investors, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005 and our report dated February 17, 2006 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
McLean, Virginia February 17, 2006

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2005	December 31, 2004
ASSETS
Real estate properties
Land and buildings at cost	$996,127	$808,574
Less accumulated depreciation	(157,255)	(153,379)

Real estate properties—net	838,872	655,195
Mortgage notes receivable—net	104,522	118,058

	943,394	773,253
Other investments—net	23,490	29,699

	966,884	802,952
Assets held for sale—net	1,243	—

Total investments	968,127	802,952
Cash and cash equivalents	3,948	12,083
Accounts receivable	5,885	5,582
Other assets	37,769	12,733
Operating assets for owned properties	—	213

Total assets	$1,015,729	$833,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Revolving line of credit	$58,000	$15,000
Unsecured borrowings—net	505,429	361,338
Other long-term borrowings	2,800	3,170
Accrued expenses and other liabilities	19,563	21,067
Operating liabilities for owned properties	256	508

Total liabilities	586,048	401,083

Stockholders' equity:
Preferred stock issued and outstanding—2,000 shares Class B with an aggregate liquidation preference of $50,000	—	50,000
Preferred stock issued and outstanding—4,740 shares Class D with an aggregate liquidation preference of $118,488	118,488	118,488
Common stock $.10 par value authorized—100,000 shares: Issued and outstanding—56,872 shares in 2005 and 50,824 shares in 2004	5,687	5,082
Additional paid-in-capital	657,920	592,698
Cumulative net earnings	227,701	191,013
Cumulative dividends paid	(536,041)	(480,292)
Cumulative dividends—redemption	(43,067)	(41,054)
Unamortized restricted stock awards	(1,167)	(2,231)
Accumulated other comprehensive income (loss)	160	(1,224)

Total stockholders' equity	429,681	432,480

Total liabilities and stockholders' equity	$1,015,729	$833,563

See accompanying notes.

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31,
	2005	2004	2003
Revenues
Rental income	$92,387	$68,338	$57,654
Mortgage interest income	6,527	13,266	14,656
Other investment income—net	2,439	2,319	2,922
Miscellaneous	4,459	831	1,048
Nursing home revenues of owned and operated assets	—	—	4,395

Total operating revenues	105,812	84,754	80,675
Expenses
Depreciation and amortization	24,175	19,214	18,500
General and administrative	8,587	8,841	8,858
Provision for impairment on real estate properties	5,454	—	74
Provisions for uncollectible mortgages, notes and accounts receivable	83	—	—
Leasehold expiration expense	1,050	—	—
Nursing home expenses of owned and operated assets	—	—	5,493

Total operating expenses	39,349	28,055	32,925

Income before other income and expense	66,463	56,699	47,750
Other income (expense):
Interest and other investment income	220	122	182
Interest expense	(29,900)	(23,050)	(18,495)
Interest—amortization of deferred financing costs	(2,121)	(1,852)	(2,307)
Interest—refinancing costs	(2,750)	(19,106)	(2,586)
Provisions for impairment on equity securities	(3,360)	—	—
Litigation settlements and professional liability claims	1,599	(3,000)	2,187
Adjustment of derivative to fair value	—	256	—

Total other expense	(36,312)	(46,630)	(21,019)
Income before gain on assets sold	30,151	10,069	26,731
Gain from assets sold—net	—	—	665

Income from continuing operations	30,151	10,069	27,396
Income (loss) from discontinued operations	6,537	6,669	(4,366)

Net income	36,688	16,738	23,030
Preferred stock dividends	(11,385)	(15,807)	(20,115)
Preferred stock conversion and redemption charges	(2,013)	(41,054)	—

Net income (loss) available to common	$23,290	$(40,123)	$2,915

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.32	$(1.03)	$0.20

Net income (loss)	$0.45	$(0.88)	$0.08

Diluted:
Income (loss) from continuing operations	$0.32	$(1.03)	$0.19

Net income (loss)	$0.45	$(0.88)	$0.08

Dividends declared and paid per common share	$0.85	$0.72	$0.15

Weighted-average shares outstanding, basic	51,738	45,472	37,189

Weighted-average shares outstanding, diluted	52,059	45,472	38,154

Components of other comprehensive income:
Net income	$36,688	$16,738	$23,030
Unrealized gain (loss) on investments and hedging contracts—net	1,384	3,231	(1,573)

Total comprehensive income	$38,072	$19,969	$21,457

See accompanying notes.

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

(in thousands, except per share amounts)

	Common Stock Par Value	Additional Paid-in Capital	Preferred Stock	Cumulative Net Earnings
Balance at December 31, 2002 (37,141 common shares)	$3,714	$481,052	$212,342	$151,245
Issuance of common stock:
Release of restricted stock and amortization of deferred stock compensation	—	—	—	—
Dividend reinvestment plan (6 shares)	1	41	—	—
Exercised options (121shares at an average exercise price of $2.373 per share)	12	275	—	—
Grant of stock as payment of directors fees (23 shares at an average of $4.373 per share)	2	99	—	—
Net income for 2003	—	—	—	23,030
Common dividends paid ($0.15 per share).	—	—	—	—
Preferred dividends paid (Series A of $6.359 per share, Series B of $5.930 per share and Series C of $2.50 per share)	—	—	—	—
Unrealized loss on interest rate cap	—	—	—	—

Balance at December 31, 2003 (37,291 common shares)	3,729	481,467	212,342	174,275
Issuance of common stock:
Grant of restricted stock (318 shares at $10.54 per share)	—	3,346	—	—
Amortization of restricted stock	—	—	—	—
Dividend reinvestment plan (16 shares at $9.84 per share)	2	157	—	—
Exercised options (1,190 shares at an average exercise price of $2.775 per share)	119	(403)	—	—
Grant of stock as payment of directors fees (10 shares at an average of $10.3142 per share)	1	101	—	—
Equity offerings (2,718 shares at $9.85 per share)	272	23,098	—	—
Equity offerings (4,025 shares at $11.96 per share)	403	45,437	—	—
Net income for 2004	—	—	—	16,738
Purchase of Explorer common stock (11,200 shares).	(1,120)	(101,025)	—	—
Common dividends paid ($0.72 per share).	—	—	—	—
Issuance of Series D preferred stock (4,740 shares).	—	(3,700)	118,488	—
Series A preferred redemptions.	—	2,311	(57,500)	—
Series C preferred stock conversions.	1,676	103,166	(104,842)	—
Series C preferred stock redemptions	—	38,743	—	—
Preferred dividends paid (Series A of $1.156 per share, Series B of $2.156 per share and Series D of $1.518 per share)	—	—	—	—
Realized loss on sale of interest rate cap	—	—	—	—
Unrealized loss on investments	—	—	—	—

Balance at December 31, 2004 (50,824 common shares)	5,082	592,698	168,488	191,013
Issuance of common stock:
Grant of restricted stock (7 shares at $11.03 per share)	—	77	—	—
Amortization of restricted stock	—	—	—	—
Vesting of restricted stock (grants 66 shares)	7	(521)	—	—
Dividend reinvestment plan (573 shares at $12.138 per share)	57	6,890	—	—
Exercised options (218 shares at an average exercise price of $2.837 per share)	22	(546)	—	—
Grant of stock as payment of directors fees (9 shares at an average of $11.735 per share)	1	99	—	—
Equity offerings (5,175 shares at $11.80 per share)	518	57,223	—	—
Net income for 2005	—	—	—	36,688
Common dividends paid ($0.85 per share).	—	—	—	—
Series B preferred redemptions.	—	2,000	(50,000)	—
Preferred dividends paid (Series B of $1.090 per share and Series D of $2.0938 per share)	—	—	—	—
Reclassification for realized loss on investments	—	—	—	—
Unrealized loss on investments	—	—	—	—

Balance at December 31, 2005 (56,872 common shares)	$5,687	$657,920	$118,488	$227,701

See accompanying notes.

	Cumulative Dividends	Unamortized Restricted Stock Awards	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2002 (37,141 common shares)	$(365,654)	$(116)	$(2,882)	$479,701
Issuance of common stock:
Release of restricted stock and amortization of deferred stock compensation	—	116	—	116
Dividend reinvestment plan (6 shares)	—	—	—	42
Exercised options (121shares at an average exercise price of $2.373 per share)	—	—	—	287
Grant of stock as payment of directors fees (23 shares at an average of $4.373 per share)	—	—	—	101
Net income for 2003	—	—	—	23,030
Common dividends paid ($0.15 per share).	(5,582)	—	—	(5,582)
Preferred dividends paid (Series A of $6.359 per share, Series B of $5.930 per share and Series C of $2.50 per share)	(59,887)	—	—	(59,887)
Unrealized loss on interest rate cap	—	—	(1,573)	(1,573)

Balance at December 31, 2003 (37,291 common shares)	(431,123)	—	(4,455)	436,235
Issuance of common stock:
Grant of restricted stock (318 shares at $10.54 per share)	—	(3,346)	—	—
Amortization of restricted stock	—	1,115	—	1,115
Dividend reinvestment plan (16 shares)	—	—	—	159
Exercised options (1,190 shares at an average exercise price of $2.775 per share)	—	—	—	(284)
Grant of stock as payment of directors fees (10 shares at an average of $10.3142 per share)	—	—	—	102
Equity offerings (2,718 shares)	—	—	—	23,370
Equity offerings (4,025 shares)	—	—	—	45,840
Net income for 2004	—	—	—	16,738
Purchase of Explorer common stock (11,200 shares).	—	—	—	(102,145)
Common dividends paid ($0.72 per share).	(32,151)	—	—	(32,151)
Issuance of Series D preferred stock (4,740 shares)	—	—	—	114,788
Series A preferred stock redemptions	(2,311)	—	—	(57,500)
Series C preferred stock conversions	—	—	—	—
Series C preferred stock redemptions	(38,743)	—	—	—
Preferred dividends paid (Series A of $1.156 per share, Series B of $2.156 per share and Series D of $1.518 per share)	(17,018)	—	—	(17,018)
Realized loss on sale of interest rate cap	—	—	6,014	6,014
Unrealized loss on investments	—	—	(2,783)	(2,783)

Balance at December 31, 2004 (50,824 common shares)	(521,346)	(2,231)	(1,224)	432,480
Issuance of common stock:
Grant of restricted stock (7 shares at $11.03 per share)	—	(77)	—	—
Amortization of restricted stock	—	1,141	—	1,141
Vesting of restricted stock (grants 66 shares)	—	—	—	(514)
Dividend reinvestment plan (573 shares at $12.138 per share)	—	—	—	6,947
Exercised options (218 shares at an average exercise price of $2.837 per share)	—	—	—	(524)
Grant of stock as payment of directors fees (9 shares at an average of $11.735 per share)	—	—	—	100
Equity offerings (5,175 shares at $11.80 per share)	—	—	—	57,741
Net income for 2005	—	—	—	36,688
Common dividends paid ($0.85 per share).	(43,645)	—	—	(43,645)
Series B preferred redemptions.	(2,013)	—	—	(50,013)
Preferred dividends paid (Series B of $1.090 per share and Series D of $2.0938 per share)	(12,104)	—	—	(12,104)
Reclassification for realized loss on investments	—	—	3,360	3,360
Unrealized loss on investments	—	—	(1,976)	(1,976)

Balance at December 31, 2005 (56,872 common shares)	$(579,108)	$(1,167)	$160	$429,681

See accompanying notes.

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2005	2004	2003
Cash flow from operating activities
Net income	$36,688	$16,738	$23,030
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	25,277	21,551	21,426
Provisions for impairment (including amounts in discontinued operations)	9,617	—	8,894
Provisions for uncollectible mortgages, notes and accounts receivable	83	—	—
Provision for impairment on equity securities	3,360	—	—
Refinancing costs	2,750	19,106	2,586
Amortization for deferred finance costs	2,121	1,852	2,307
(Gain) loss on assets sold—net	(7,969)	(3,358)	148
Restricted stock amortization expense	1,141	1,115	—
Adjustment of derivatives to fair value	—	(256)	—
Other	(1,521)	(55)	(45)
Net change in accounts receivable	(303)	(2,990)	174
Net change in other assets	4,075	(72)	303
Net change in operating assets and liabilities	(2,362)	731	(2,370)

Net cash provided by operating activities	72,957	54,362	56,453

Cash flow from investing activities
Acquisition of real estate	(248,704)	(114,214)	—
Placement of mortgage loans	(61,750)	(6,500)	—
Proceeds from sale of stock	—	480	—
Proceeds from sale of real estate investments	60,513	5,672	12,911
Capital improvements and funding of other investments	(3,821)	(5,606)	(1,504)
Proceeds from other investments and assets held for sale—net	6,393	9,145	23,815
Investments in other investments—net	(9,574)	(3,430)	(7,736)
Collection of mortgage principal	61,602	8,226	3,624

Net cash (used in) provided by investing activities	(195,341)	(106,227)	31,110

Cash flow from financing activities
Proceeds from credit line borrowings	387,800	157,700	260,977
Payments of credit line borrowings	(344,800)	(319,774)	(260,903)
Payment of re-financing related costs	(2,491)	(6,378)	—
Proceeds from long-term borrowings	223,566	261,350	—
Payments of long-term borrowings	(79,688)	(350)	(25,942)
Payment to Trustee to redeem long-term borrowings	(22,670)	—	—
Proceeds from sale of interest rate cap	—	3,460	—
Receipts from Dividend Reinvestment Plan and directors fees	6,947	262	42
Payments for exercised options—net	(1,038)	(387)	287
Dividends paid	(55,749)	(49,169)	(65,469)
Redemption of preferred stock	(50,013)	(57,500)	—
Proceeds from preferred stock offering	—	12,643	—
Proceeds from common stock offering	57,741	69,210	—
Deferred financing costs paid	(5,327)	(10,213)	(7,801)
Other	(29)	—	—

Net cash provided by (used in) financing activities	114,249	60,854	(98,809)

(Decrease) increase in cash and cash equivalents	(8,135)	8,989	(11,246)
Cash and cash equivalents at beginning of year	12,083	3,094	14,340

Cash and cash equivalents at end of year	$3,948	$12,083	$3,094

Interest paid during the year	$31,354	$19,150	$18,101

See accompanying notes.

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

Organization

        Omega Healthcare Investors, Inc. ("Omega"), a Maryland corporation, is a self-administered real estate investment trust ("REIT"). From the date that we commenced operations in 1992, we have invested primarily in income-producing healthcare facilities, which include long-term care nursing homes, assisted living facilities and rehabilitation hospitals. At December 31, 2005, we have investments in 227 healthcare facilities located throughout the United States.

Consolidation

        Our consolidated financial statements include the accounts of Omega and all direct and indirect wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

        We have one reportable segment consisting of investments in real estate. Our business is to provide financing and capital to the long-term healthcare industry with a particular focus on skilled nursing facilities located in the United States. Our core portfolio consists of long-term lease and mortgage agreements. All of our leases are "triple-net" leases, which require the tenants to pay all property related expenses. Our mortgage revenue derives from fixed-rate mortgage loans, which are secured by first mortgage liens on the underlying real estate and personal property of the mortgagor. Substantially all depreciation expenses reflected in the consolidated statement of operations relate to the ownership of our investment in real estate.

        In prior years, we had a reportable segment relating to our portfolio of owned and operated facilities that we acquired as a result of certain foreclosure proceedings. However, owned and operated facilities are not our core business, and thus we divested all of our owned and operated facilities. As of January 1, 2004, the divestment process had been sufficiently implemented such that our holdings of owned and operated facilities were immaterial and thus no longer constituted a separate reportable segment. As of December 31, 2004, we had no owned and operated facilities. In addition, we previously reported a segment entitled "Corporate and Other" however, all of the items classified thereunder are properly allocable to core operations and, as result, do not currently constitute a separate reportable segment.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Investments and Depreciation

        We allocate the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. All costs of significant improvements, renovations and replacements are capitalized. In addition, we capitalize leasehold improvements when certain criteria are met, including when we supervise construction and will own the improvement. Expenditures for maintenance and repairs are charged to operations as they are incurred.

        Depreciation is computed on a straight-line basis over the estimated useful lives ranging from 20 to 40 years for buildings and improvements and three to 10 years for furniture, fixtures and equipment. Leasehold interests are amortized over the shorter of useful life or term of the lease, with lives ranging from four to seven years.

        Gains on sales of real estate assets are recognized pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate. The specific timing of the recognition of the sale and the related gain is measured against the various criteria in SFAS No. 66 related to the terms of the transactions and any continuing involvement associated with the assets sold. To the extent the sales criteria are not met, we defer gain recognition until the sales criteria are met.

Asset Impairment

        Management periodically, but not less than annually, evaluates our real estate investments for impairment indicators, including the evaluation of our assets' useful lives. The judgment regarding the existence of impairment indicators is based on factors such as, but not limited to, market conditions, operator performance and legal structure. If indicators of impairment are present, management evaluates the carrying value of the related real estate investments in relation to the future undiscounted cash flows of the underlying facilities. Provisions for impairment losses related to long-lived assets are recognized when expected future undiscounted cash flows are determined to be permanently less than the carrying values of the assets. An adjustment is made to the net carrying value of the leased properties and other long-lived assets for the excess of historical cost over fair value. The fair value of the real estate investment is determined by market research, which includes valuing the property as a nursing home as well as other alternative uses. All impairments are taken as a period cost at that time, and depreciation is adjusted going forward to reflect the new value assigned to the asset.

        If we decide to sell rental properties or land holdings, we evaluate the recoverability of the carrying amounts of the assets. If the evaluation indicates that the carrying value is not recoverable from estimated net sales proceeds, the property is written down to estimated fair value less costs to sell. Our estimates of cash flows and fair values of the properties are based on current market conditions and consider matters such as rental rates and occupancies for comparable properties, recent sales data for comparable properties, and, where applicable, contracts or the results of negotiations with purchasers or prospective purchasers.

        For the years ended December 31, 2005, 2004, and 2003 we recognized impairment losses of $9.6 million, $0.0 million and $8.9 million, respectively, including amounts classified within discontinued operations.

Loan Impairment

        Management, periodically but not less than annually, evaluates our outstanding loans and notes receivable. When management identifies potential loan impairment indicators, such as non-payment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator or other circumstances that may impair full execution of the loan documents, and management believes these indicators are permanent, then the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows cannot be estimated, the loan is written down to the fair value of the collateral. The fair value of the loan is determined by market research, which includes valuing the property as a nursing home as well as other alternative uses. We recorded loan impairments of $0.1 million, $0.0 million and $0.0 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on hand and highly liquid investments with a maturity date of three months or less when purchased. These investments are stated at cost, which approximates fair value.

Accounts Receivable

        Accounts receivable consists primarily of lease and mortgage interest payments. Amounts recorded include estimated provisions for loss related to uncollectible accounts and disputed items. On a monthly basis, we review the contractual payment versus actual cash payment received and the contractual payment due date versus actual receipt date. When management identifies delinquencies, a judgment is made as to the amount of provision, if any, that is needed. No allowances were recorded for the years ended December 31, 2005, 2004 and 2003.

Investments in Equity Securities

        Marketable securities classified as available-for-sale are stated at fair value with unrealized gains and losses recorded in accumulated other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on securities held as available-for-sale are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities available-for-sale are included in investment income. If events or circumstances indicate that the fair value of an investment has declined below its carrying value and we consider the decline to be "other than temporary," the investment is written down to fair value and an impairment loss is recognized.

        At December 31, 2005, we had one marketable security (i.e., shares of a publicly traded company; see Note 5—Other Investments). In accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities,, during the year ended December 31, 2005, we recorded a $3.4 million provision for impairment to write-down our 760,000 share investment in Sun Healthcare Group, Inc. ("Sun") common stock to its then current fair market value.

Comprehensive Income

        SFAS 130, Reporting Comprehensive Income, establishes guidelines for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income includes net income and all other non-owner changes in stockholders' equity during a period including unrealized gains and losses on equity securities classified as available-for-sale and unrealized fair value adjustments on certain derivative instruments.

Deferred Financing Costs

        Deferred financing costs are amortized on a straight-line basis over the terms of the related borrowings which approximate the effective interest method. Amortization of financing costs totaling $2.1 million, $1.9 million and $2.3 million in 2005, 2004 and 2003, respectively, is classified as "interest—amortization of deferred financing costs" in our audited consolidated statements of operations. When financings are terminated, unamortized amounts paid, as well as, charges incurred for the termination, are expensed at the time the termination is made. Gains and losses from the extinguishment of debt are presented as interest expense within income from continuing operations in the accompanying consolidated financial statements.

Revenue Recognition

        Rental income is recognized as earned over the terms of the related master leases. Such income generally includes periodic increases based on pre-determined formulas (i.e., such as increases in the Consumer Price Index ("CPI")) as defined in the master leases. Certain master leases contain provisions relating to increases in rental payments over the term of the leases. Rental income, under these leases, is recognized over the term of the lease on a straight-line basis. Recognition of rental income commences when control of the facility has been given to the tenant. Mortgage interest income is recognized as earned over the terms of the related mortgage notes.

        Reserves are taken against earned revenues from leases and mortgages when collection of amounts due becomes questionable or when negotiations for restructurings of troubled operators lead to lower expectations regarding ultimate collection. When collection is uncertain, lease revenues are recorded as received, after taking into account application of security deposits. Interest income on impaired mortgage loans is recognized as received after taking into account application of security deposits.

        Nursing home revenues from owned and operated assets (primarily Medicare, Medicaid and other third party insurance) are recognized as patient services are provided.

Owned and Operated Assets

        If real estate is acquired and operated pursuant to a foreclosure proceeding, it is designated as "owned and operated assets" and recorded at the lower of cost or fair value.

Assets Held for Sale and Discontinued Operations

        When a formal plan to sell real estate is adopted the real estate is classified as "assets held for sale," with the net carrying amount adjusted to the lower of cost or estimated fair value, less cost of disposal. Depreciation of the facilities is excluded from operations after management has committed to a plan to sell the asset. Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of

Long-Lived Assets, long-lived assets sold or designated as held for sale are reported as discontinued operations in our financial statements for all periods presented. We had three assets held for sale as of December 31, 2005 with a combined net book value of $1.2 million. We held no assets that qualified as held for sale as of December 31, 2004.

Derivative Instruments

        SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, requires that all derivatives are recognized on the balance sheet at fair value. Derivatives that are not hedges are adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

Earnings Per Share

        Basic earnings per common share ("EPS") is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the year. Diluted EPS reflects the potential dilution that could occur from shares issuable through stock-based compensation, including stock options, restricted stock and the conversion of our Series C preferred stock.

Federal and State Income Taxes

        As a qualified REIT, we will not be subject to Federal income taxes on our income, and no provisions for Federal income taxes have been made. To the extent that we have foreclosure income from our owned and operated assets, we will incur federal tax at a rate of 35%. To date, our owned and operated assets have generated losses, and therefore, no provision for federal income tax is necessary. We are permitted to own up to 100% of a "taxable REIT subsidiary" ("TRS"). Currently we have two TRSs that are taxable as corporations and that pay federal, state and local income tax on their net income at the applicable corporate rates. These TRSs had a net operating loss carry-forward as of December 31, 2005 of $14.4 million. This loss carry-forward was fully reserved with a valuation allowance due to uncertainties regarding realization.

Stock-Based Compensation

        Our company grants stock options to employees and directors with an exercise price equal to the fair value of the shares at the date of the grant. In accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, compensation expense is not recognized for these stock option grants.

        SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, requires certain disclosures related to our stock-based compensation arrangements.

        The following table presents the effect on net income and earnings per share if we had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to our stock-based compensation.

	Year Ended December 31,
	2005	2004	2003
	(in thousands, except per share amounts)
Net income (loss) to common stockholders	$23,290	$(40,123)	$2,915
Add: Stock-based compensation expense included in net income (loss) to common stockholders	1,141	1,115	—

	24,431	(39,008)	2,915
Less: Stock-based compensation expense determined under the fair value based method for all awards	1,319	1,365	79

Pro forma net income (loss) to common stockholders	$23,112	$(40,373)	$2,836

Earnings per share:
Basic, as reported	$0.45	$(0.88)	$0.08

Basic, pro forma	$0.45	$(0.89)	$0.08

Diluted, as reported	$0.45	$(0.88)	$0.08

Diluted, pro forma	$0.44	$(0.89)	$0.07

        No stock options were issued during 2005. For options issued during 2004 and prior years, fair value was calculated on the grant dates using the Black-Scholes options-pricing model with the following assumptions.

Significant Weighted-Average Assumptions:
Risk-free Interest Rate at time of Grant	2.50%
Expected Stock Price Volatility	3.00%
Expected Option Life in Years(a)	4
Expected Dividend Payout	5.00%

(a)
Expected life is based on contractual expiration dates

Effects of Recently Issued Accounting Standards

        In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), Share-Based Payment("FAS No. 123R"), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. FAS No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Registrants were initially required to adopt FAS No. 123R as of the beginning of the first interim or annual period that begins after June 15, 2005. On April 14, 2005, the Securities and Exchange Commission adopted a new rule that allows companies to implement FAS No. 123R at the beginning of their next fiscal year that begins after June 15, 2005. We will adopt FAS No. 123R at the beginning of our 2006 fiscal year using the modified prospective method. The estimated additional expense to be recorded in 2006 as a result of this adoption is $3 thousand.

Risks and Uncertainties

        Our company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and growing regulation by federal, state and local governments. Additionally, we are subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services (see Note 6—Concentration of Risk).

Reclassifications

        Certain reclassifications have been made in the 2004 and 2003 financial statements to conform to the 2005 presentation.

NOTE 3—PROPERTIES

Leased Property

        Our leased real estate properties, represented by 193 long-term care facilities and two rehabilitation hospitals at December 31, 2005, are leased under provisions of single leases and master leases with initial terms typically ranging from 5 to 15 years, plus renewal options. Substantially all of the leases and master leases provide for minimum annual rentals that are subject to annual increases based upon increases in CPI. Under the terms of the leases, the lessee is responsible for all maintenance, repairs, taxes and insurance on the leased properties.

        A summary of our investment in leased real estate properties is as follows:

	December 31,
	2005	2004
	(in thousands)
Buildings	$944,206	$768,433
Land	51,921	40,141

	996,127	808,574
Less accumulated depreciation	(157,255)	(153,379)

Total	$838,872	$655,195

        The future minimum estimated rentals for the remainder of the initial terms of the leases are as follows:

(in thousands)
2006	$106,573
2007	106,050
2008	105,548
2009	104,343
2010	98,807
Thereafter	280,004

$801,325

        Below is a summary of the significant lease transactions that occurred in 2005.

CommuniCare Health Services, Inc.

  •
  On December 16, 2005, we purchased ten SNFs and one ALF located in Ohio totaling 1,610 beds for a total investment of $115.3 million. The facilities were consolidated into a new ten year master lease and leased to affiliates of an existing operator, CommuniCare Health Services, Inc. ("CommuniCare"), with annualized rent increasing by approximately $11.6 million, subject to annual escalators, and two ten year renewal options.

  •
  On June 28, 2005, we purchased five SNFs located in Ohio (3) and Pennsylvania (2), totaling 911 beds for a total investment, excluding working capital, of approximately $50 million. The SNFs were purchased from an unrelated third party and are now operated by affiliates of CommuniCare, with the five facilities being consolidated into an existing master lease.

Nexion Health, Inc.

        On November 1, 2005, we purchased three SNFs in two separate transactions for a total investment of approximately $12.75 million. All three facilities, totaling 400 beds, are located in Texas. The facilities were consolidated into a master lease with a subsidiary of an existing operator, Nexion Health, Inc. The term of the existing master lease was extended to ten years and runs through October 31, 2015, followed by four renewal options of five years each.

Senior Management Services, Inc.

        Effective June 1, 2005, we purchased two SNFs for a total investment of approximately $9.5 million. Both facilities, totaling 440 beds, are located in Texas. The facilities were consolidated into a master lease with subsidiaries of an existing operator, Senior Management Services, Inc., with annualized rent increasing by approximately $1.1 million, with annual escalators. The term of the existing master lease was extended to ten years and runs through May 31, 2015, followed by two renewal options of ten years each.

Essex Healthcare Corporation

        On January 13, 2005, we closed on approximately $58 million of net new investments with American Health Care Centers ("American") for the purchase of 13 SNFs. The gross purchase price of approximately $79 million was offset by a purchase option of approximately $7 million and approximately $14 million in mortgage loans the Company had outstanding with American and its affiliates. The 13 properties, all located in Ohio, will continue to be leased by Essex Healthcare Corporation. The master lease and related agreements run through October 31, 2010. The mortgage loans of $14 million settled in connection with this acquisition and the application of the $7 million purchase option represent non-cash financing sources for the acquisition.

Claremont Health Care Holdings, Inc.

        Effective January 1, 2005, we re-leased one SNF formerly leased to Claremont Health Care Holdings, Inc., located in New Hampshire and representing 68 beds to affiliates of an existing operator, Haven Eldercare, LLC ("Haven"). This facility was added to an existing master lease, which expires on December 31, 2013, followed by two 10-year renewal options.

Acquisitions

        The table below summarizes the acquisitions completed during the years ended December 31, 2005 and 2004. The purchase price includes estimated transaction costs. The amount allocated to land and buildings was $14.9 million and $251.6 million, respectively, for the 2005 acquisitions and $6.3 million and $109.3 million, respectively, for the 2004 acquisitions.

2005 Acquisitions

100% Interest Acquired	Acquisition Date	Purchase Price ($000's)
Thirteen facilities in OH	January 13, 2005	$79,300
Two facilities in TX	June 1, 2005	9,500
Five facilities in PA and OH	June 28, 2005	49,600
Three facilities in TX	November 1, 2005	12,800
Eleven facilities in OH	December 16, 2005	115,300

2004 Acquisitions

100% Interest Acquired	Acquisition Date	Purchase Price ($000's)
Three facilities (2 in VT, 1 in CT)	April 1, 2004	$26,000
Two facilities in TX	April 30, 2004	9,400
Fifteen facilities (13 in PA, 2 OH)	November 1, 2004	72,500
One facility in WV	December 3, 2004	7,700

        The acquired properties are included in our results of operations from the respective date of acquisition. The following unaudited pro forma results of operations reflect these transactions as if each had occurred on January 1 of the year presented. In our opinion, all significant adjustments necessary to reflect the effects of the acquisitions have been made.

	Pro forma Year Ended December 31,
	2005	2004	2003
	(in thousands, except per share amount, unaudited)
Revenues	$121,148	$120,072	$119,956

Net income	$36,419	$20,765	$27,966

Earnings per share—pro forma:
Earnings (loss) per share—Basic	$0.44	$(0.79)	$0.21

Earnings (loss) per share—Diluted	$0.44	$(0.79)	$0.21

Assets Sold or Held for Sale

Alterra Healthcare Corporation

        On December 1, 2005, AHC Properties, Inc., a subsidiary of Alterra Healthcare Corporation ("Alterra") exercised its option to purchase six ALFs. We received cash proceeds of approximately $20.5 million, resulting in a gain of approximately $5.6 million.

Alden Management Services, Inc.

        On June 30, 2005, we sold four SNFs to subsidiaries of Alden Management Services, Inc., who previously leased the facilities from us. All four facilities are located in Illinois. The sales price totaled approximately $17 million. We received net cash proceeds of approximately $12 million plus a secured promissory note of approximately $5.4 million. The sale resulted in a non-cash accounting loss of approximately $4.2 million.

Other Asset Sales

  •
  On November 3, 2005, we sold a SNF in Florida for net cash proceeds of approximately $14.1 million, resulting in a gain of approximately $5.8 million.

  •
  On August 1, 2005, we sold 50.4 acres of undeveloped land, located in Ohio, for net cash proceeds of approximately $1 million. The sale resulted in a gain of approximately $0.7 million.

  •
  During the three months ended March 31, 2005, we sold three facilities, located in Florida and California, for their approximate net book value realizing cash proceeds of approximately $6 million, net of closing costs and other expenses.

2004 and 2003 Asset Sales

  •
  During 2004, we sold six closed facilities, realizing proceeds of approximately $5.7 million, net of closing costs and other expenses, resulting in a net gain of approximately $3.3 million.

  •
  During 2003, we sold eight closed facilities and realized a net loss of $3.0 million that is reflected in our Consolidated Statements of Operations as discontinued operations. Also during

    2003, we sold four facilities, which were previously classified as "assets held for sale," realizing proceeds of $2.0 million, net of closing costs, resulting in a net loss of approximately $0.7 million.

Held for Sale

  •
  During the three months ended December 31, 2005, a $0.5 million provision for impairment charge was recorded to reduce the carrying value of one facility that is currently under contract to be sold in the first quarter of 2006, to its sales price.

  •
  During the three months ended March 31, 2005, a $3.7 million provision for impairment charge was recorded to reduce the carrying value on two facilities, which were subsequently closed and currently are marketed for sale, to their estimated fair value.

        In accordance with SFAS No. 144, all related revenues, expenses as well as the realized gains, losses and provisions for impairment from the above mentioned facilities are included within discontinued operations in our consolidated statements of operations for their respective time periods.

NOTE 4—MORTGAGE NOTES RECEIVABLE

        Mortgage notes receivable relate to 32 long-term care facilities. The mortgage notes are secured by first mortgage liens on the borrowers' underlying real estate and personal property. The mortgage notes receivable relate to facilities located in eight states, operated by eight independent healthcare operating companies. We monitor compliance with mortgages and when necessary have initiated collection, foreclosure and other proceedings with respect to certain outstanding loans. As of December 31, 2005, we have no foreclosed property and none of our mortgages were in foreclosure proceedings.

        The following table summarizes the mortgage notes balances for the years ended December 31, 2005 and 2004:

	December 31,
	2005	2004
	(in thousands)
Gross mortgage notes—unimpaired	$104,522	$118,058
Gross mortgage notes—impaired	—	—
Reserve for uncollectible loans	—	—

Net mortgage notes at December 31	$104,522	$118,058

        Below is a summary of the significant mortgage transactions that occurred in 2005 and 2004.

Haven Eldercare, LLC

        On November 9, 2005, we entered into a first mortgage loan in the amount of $61.75 million on six SNFs and one ALF, totaling 878 beds. Four of the facilities are located in Rhode Island, two in New Hampshire and one in Massachusetts. The mortgagor of the facilities is an affiliate of Haven, an existing operator of ours. The term of the mortgage is seven years. The interest rate is 10%, with annual escalators. At the end of the mortgage term, we will have the option to purchase the facilities for $61.75 million less the outstanding mortgage principal balance.

Essex Healthcare Corporation

        On January 13, 2005, as a result of the purchase of 13 SNFs from American, approximately $14 million in mortgage loans we had outstanding with American and its affiliates was applied against the purchase price.

Mariner Health Care, Inc.

        On February 1, 2005, Mariner Health Care, Inc. ("Mariner") exercised its right to prepay in full the $59.7 million aggregate principal amount owed to us under a promissory note secured by a mortgage with an interest rate of 11.57%, together with the required prepayment premium of 3% of the outstanding principal balance, an amendment fee and all accrued and unpaid interest.

        At December 31, 2005, all mortgages were structured as fixed-rate mortgages. The outstanding principal amounts of mortgage notes receivable, net of allowances, were as follows:

	December 31,
	2005	2004
	(in thousands)
Mortgage note paid off 1st quarter 2005, interest rate was 11.57%	$—	$59,657
Mortgage note paid off 1st quarter 2005, interest rate was 11.06%	—	13,776
Mortgage note due 2014; monthly payment of $63,707, including interest at 11.00%	6,496	6,500
Mortgage note due 2010; monthly payment of $124,833, including interest at 11.50%	12,634	12,677
Mortgage note due 2006; monthly payment of $107,382, including interest at 11.50%	10,732	10,782
Mortgage note due 2006; interest only at 10.00% payable monthly	9,991	9,991
Mortgage note due 2012; interest only at 10.00% payable monthly	61,750	—
Other mortgage notes	2,919	4,675

Total mortgages—net(1)	$104,522	$118,058

(1)
Mortgage notes are shown net of allowances of $0.0 million in 2005 and 2004.

NOTE 5—OTHER INVESTMENTS

        A summary of our other investments is as follows:

	At December 31,
	2005	2004
	(in thousands)
Notes receivable(1)	$19,339	$18,523
Notes receivable allowance	(712)	(2,733)
Purchase option	—	7,071
Marketable securities and other	4,863	6,838

Total other investments	$23,490	$29,699

(1)
Includes notes receivable on non-accrual status for 2005 and 2004 of $0.1 million and $6.8 million respectively.

        For the year ended December 31, 2005, the following transactions impacted our other investments:

Sun Healthcare Common Stock Investment

  •
  Under our 2004 restructuring agreement with Sun, we received the right to convert deferred base rent owed to us, totaling approximately $7.8 million, into 800,000 shares of Sun's common stock, subject to certain non-dilution provisions and the right of Sun to pay cash in an amount equal to the value of that stock in lieu of issuing stock to us.

  •
  On March 30, 2004, we notified Sun of our intention to exercise our right to convert the deferred base rent into fully paid and non-assessable shares of Sun's common stock. On April 16, 2004, we received a stock certificate for 760,000 restricted shares of Sun's common stock and cash in the amount of approximately $0.5 million in exchange for the remaining 40,000 shares of Sun's common stock. On July 23, 2004, Sun registered these shares with the SEC. We are accounting for the 760,000 shares received as "available for sale" marketable securities with changes in market value recorded in other comprehensive income.

  •
  In accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, for the year ended December 31, 2005, we recorded a $3.4 million provision for impairment to write-down our 760,000 share investment in Sun common stock to its then current fair market value of $4.9 million.

Essex Healthcare Corporation

        On January 13, 2005, as a result of the purchase from American of 13 SNFs, our purchase option of approximately $7 million was applied against the purchase price.

Notes Receivable

        At December 31, 2005, we had 12 notes receivable totaling $19.3 million, with maturities ranging from on demand to 2015. At December 31, 2004, we had 15 notes receivable totaling $18.5 million, with maturities ranging from on demand to 2014.

NOTE 6—CONCENTRATION OF RISK

        As of December 31, 2005, our portfolio of domestic investments consisted of 227 healthcare facilities, located in 27 states and operated by 35 third-party operators. Our gross investment in these facilities, net of impairments and before reserve for uncollectible loans, totaled approximately $1,102 million at December 31, 2005, with approximately 98% of our real estate investments related to long-term care facilities. This portfolio is made up of 193 long-term healthcare facilities, two rehabilitation hospitals owned and leased to third parties, and fixed rate mortgages on 32 long-term healthcare facilities. At December 31, 2005, we also held miscellaneous investments of approximately $23 million, consisting primarily of secured loans to third-party operators of our facilities.

        At December 31, 2005, approximately 25% of our real estate investments were operated by two public companies: Sun (15%) and Advocat Inc. ("Advocat") (10%). Our largest private company operators (by investment) were Communicare (17%), Haven (11%), Guardian LTC Management, Inc. (7%) and Essex (7%). No other operator represents more than 5% of our investments. The three states in which we had our highest concentration of investments were Ohio (25%), Florida (10%) and Pennsylvania (9%) at December 31, 2005.

        For the year ended December 31, 2005, our revenues from operations totaled $105.8 million, of which approximately $21.8 million were from Sun (21%) and $12.3 million from Advocat (12%). No other operator generated more than 9% of our revenues from operations.

NOTE 7—LEASE AND MORTGAGE DEPOSITS

        We obtain liquidity deposits and letters of credit from most operators pursuant to our lease and mortgage contracts with the operators. These generally represent the rental and mortgage interest for periods ranging from three to six months with respect to certain of its investments. The liquidity deposits may be applied in the event of lease and loan defaults, subject to applicable limitations under bankruptcy law with respect to operators filing under Chapter 11 of the United States Bankruptcy Code. At December 31, 2005, we held $5.8 million in such liquidity deposits and $11.1 million in letters of credit. Additional security for rental and mortgage interest revenue from operators is provided by covenants regarding minimum working capital and net worth, liens on accounts receivable and other operating assets of the operators, provisions for cross default, provisions for cross-collateralization and by corporate/personal guarantees.

NOTE 8—BORROWING ARRANGEMENTS

Secured Borrowings

        We have a $200 million revolving senior secured credit facility ("Credit Facility"). At December 31, 2005, $58.0 million was outstanding under our Credit Facility and $3.9 million was utilized for the issuance of letters of credit, leaving availability of $138.1 million. On April 26, 2005, we amended our Credit Facility to reduce both LIBOR and Base Rate interest spreads (as defined in the Credit Facility) by 50 basis points for borrowings outstanding. The $58.0 million of outstanding borrowings had a blended interest rate of 7.12% at December 31, 2005.

        Our long-term borrowings require us to meet certain property level financial covenants and corporate financial covenants, including prescribed leverage, fixed charge coverage, minimum net worth, limitations on additional indebtedness and limitations on dividend payouts. As of December 31, 2005, we were in compliance with all property level and corporate financial covenants.

        On December 2, 2004, we exercised our right to increase the revolving commitments under our Credit Facility by an additional $25 million, to $200 million. Additionally, on April 30, 2004, we exercised our right to increase the revolving commitments under our Credit Facility by an additional $50 million, to $175 million. All other terms of the Credit Facility, which closed on March 22, 2004 with commitments of $125 million, remain substantially the same. The Credit Facility will be used for acquisitions and general corporate purposes. Bank of America, N.A. serves as Administrative Agent for the Credit Facility.

        At December 31, 2004, we had $15.0 million of outstanding borrowings with an interest rate of 5.41% under our Credit Facility.

Unsecured Borrowings

$100 Million Aggregate Principal Amount of 6.95% Unsecured Notes Tender and Redemption

        On December 16, 2005, we initiated a tender offer and consent solicitation for all of our outstanding $100 million aggregate principal amount 6.95% notes due 2007 (the "2007 Notes"). On December 30, 2005, we accepted for purchase 79.3% of the aggregate principal amount of the 2007 Notes outstanding that were tendered. On December 30, 2005, our Board of Directors also authorized the redemption of all outstanding 2007 Notes that were not otherwise tendered. On December 30, 2005, upon our irrevocable funding of the full redemption price for the 2007 Notes and certain other acts required by the Indenture governing the 2007 Notes, the Trustee of the 2007 Notes certified in writing to us (the "Certificate of Satisfaction and Discharge") that the Indenture was satisfied and discharged as of December 30, 2005, except for certain provisions. In accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, we removed 79.3% of the aggregate principal amount of the 2007 Notes, which were tendered in our tender offer and consent solicitation, and the corresponding portion of the funds held in trust by the Trustee to pay the tender price from its balance sheet and recognized $2.8 million of additional interest expense associated with the tender offer. On January 18, 2006, we completed the redemption of the remaining 2007 Notes not otherwise tendered. In connection with the redemption and in accordance with SFAS No. 140, we will recognize $0.8 million of additional interest expense in the first quarter of 2006. As of January 18, 2006, none of the 2007 Notes remained outstanding.

$175 Million Aggregate Principal Amount of 7% Unsecured Notes Issuance

        On December 30, 2005, we closed on a private offering of $175 million of 7% senior unsecured notes due 2016 ("2016 Notes") at an issue price of 99.109% of the principal amount of the notes (equal to a per annum yield to maturity of approximately 7.125%), resulting in gross proceeds to us of approximately $173.4 million. The 2016 Notes are unsecured senior obligations to us, which have been guaranteed by our subsidiaries. The 2016 Notes were issued in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933 (the "Securities Act"). A portion of the proceeds of this private offering was used to pay the tender price and redemption price of the 2007 Notes. Pursuant to the terms of a registration rights agreement entered into by us in connection with the consummation of the offering, we are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") to offer to exchange registered notes for all of our outstanding unregistered 2016 Notes. The terms of the exchange notes will be identical to the terms of the 2016 Notes, except that the exchange notes will be registered under the Securities Act and therefore freely tradable (subject to certain conditions). The exchange notes will represent our unsecured senior obligations and will be guaranteed by all of our subsidiaries with unconditional guarantees of payment that rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. There can be no assurance that we will experience full participation in the exchange offer. In the event all the 2016 Notes are not exchanged in the exchange offer, we will have two classes of 7% senior notes due 2016 outstanding.

$50 Million Aggregate Principal Amount of 7% Unsecured Notes Issuance

        On December 2, 2005, we completed a privately placed offering of an additional $50 million aggregate principal amount of 7% senior notes due 2014 (the "2014 Add-on Notes") at an issue price of 100.25% of the principal amount of the notes (equal to a per annum yield to maturity of approximately 6.95%), resulting in gross proceeds to us of approximately $50.1 million. The terms of the 2014 Add-on Notes offered were substantially identical to our existing $200 million aggregate principal amount of 7% senior notes due 2014 issued in March 2004. The 2014 Add-on Notes were issued through a private placement to qualified institutional buyers under Rule 144A under the Securities Act. After giving effect to the issuance of the $50 million aggregate principal amount of this offering, we had outstanding $310 million aggregate principal amount of 7% senior notes due 2014. Pursuant to the terms of a registration rights agreement entered into by us in connection with the consummation of the offering, we are obligated to file a registration statement with the SEC to offer to exchange registered notes for all of our outstanding unregistered 2014 Add-on Notes ("Add-on Notes Exchange Offer"). The terms of the exchange notes ("Add-on Exchange Notes") will be identical to the terms of the 2014 Add-on Notes, except that the Add-on Exchange Notes will be registered under the Securities Act and therefore freely tradable (subject to certain conditions). The Add-on Exchange Notes will represent our unsecured senior obligations and will be guaranteed by all of our subsidiaries with unconditional guarantees of payment that rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. There can be no assurance that we will experience full participation in the exchange offer. In the event all the 2014 Add-on Notes are not exchanged in the Add-on Notes Exchange Offer, we will have two classes of 7% senior notes due 2014 outstanding.

$60 Million 7% Senior Unsecured Notes Offering

        On October 29, 2004, we completed a privately placed offering of an additional $60 million aggregate principal amount of 7% senior notes due 2014 (the "Additional Notes") at an issue price of 102.25% of the principal amount of the Additional Notes (equal to a per annum yield to maturity of approximately 6.67%), resulting in gross proceeds of approximately $61 million. The terms of the Additional Notes offered were substantially identical to our existing $200 million aggregate principal amount of 7% senior notes due 2014 issued in March 2004. The Additional Notes were issued through a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933 (the "Securities Act") and in offshore transactions pursuant to Regulation S under the Securities Act.

        On December 21, 2004, we filed a registration statement on Form S-4 under the Securities Act with the SEC offering to exchange (the "Additional Notes Exchange Offer") up to $60 million aggregate principal amount of our registered 7% Senior Notes due 2014 (the "Additional Exchange Notes"), for all of our outstanding unregistered Additional Notes. The terms of the Additional

Exchange Notes are identical to the terms of the Additional Notes, except that the Additional Exchange Notes are registered under the Securities Act and therefore freely tradable (subject to certain conditions). The Additional Exchange Notes represent our unsecured senior obligations and are guaranteed by all of our subsidiaries with unconditional guarantees of payment that rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. In March 2005, upon the expiration of the Additional Notes Exchange Offer, $60 million aggregate principal amount of Additional Notes were exchanged for the Additional Exchange Notes.

$200 Million 7% Senior Unsecured Notes Offering

        Effective March 22, 2004, we closed a private offering of $200 million aggregate principal amount of 7% senior unsecured notes due 2014 (the "Initial Notes") and the Credit Facility provided by Bank of America, N.A., Deutsche Bank AG, UBS Loan Finance, LLC and GE Healthcare Financial Services. We used proceeds from the offering of the Initial Notes to replace and terminate our prior credit facility.

        On June 21, 2004, we filed a registration statement on Form S-4, as amended on July 26, 2003 and August 25, 2004, under the Securities Act with the SEC offering to exchange (the "Exchange Offer") up to $200 million aggregate principal amount of our registered 7% Senior Notes due 2014 (the "Exchange Notes"), for all of our outstanding unregistered Initial Notes. In September 2004, upon the expiration of the Exchange Offer, $200 million aggregate principal amount of Exchange Notes were exchanged for the unregistered Initial Notes. As a result of the Exchange Offer, no Initial Notes remain outstanding. The terms of the Exchange Notes are identical to the terms of the Initial Notes, except that the Exchange Notes are registered under the Securities Act and therefore freely tradable (subject to certain conditions). The Exchange Notes represent our unsecured senior obligations and have been guaranteed by all of our subsidiaries with unconditional guarantees of payment that rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. Following the completion of the Add-on Notes Exchange Offer discussed above, the Add-on Exchange Notes will trade together with the Exchange Notes and the Additional Exchange Notes as a single class of securities.

        The following is a summary of our long-term borrowings:

	December 31,
	2005	2004
	(in thousands)
Unsecured borrowings:
6.95% Notes due January 2006	$20,682	$100,000
7% Notes due August 2014	310,000	260,000
7% Notes due January 2016	175,000	—
Premium on 7% Notes due August 2014	1,306	1,338
Discount on 7% Notes due January 2016	(1,559)	—
Other long-term borrowings	2,800	3,170

	508,229	364,508

Secured borrowings:
Revolving lines of credit	58,000	15,000

	58,000	15,000

Totals	$566,229	$379,508

        Real estate investments with a gross book value of approximately $206 million are pledged as collateral for outstanding secured borrowings at December 31, 2005.

        The required principal payments, excluding the premium/discount on the 7% Notes, for each of the five years following December 31, 2005 and the aggregate due thereafter are set forth below:

(in thousands)
2006	$21,072
2007	415
2008	58,435
2009	465
2010	495
Thereafter	485,600

Totals	$566,482

NOTE 9—FINANCIAL INSTRUMENTS

        At December 31, 2005 and 2004, the carrying amounts and fair values of our financial instruments were as follows:

	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Assets:
Cash and cash equivalents	$3,948	$3,948	$12,083	$12,083
Mortgage notes receivable—net	104,522	105,981	118,058	121,366
Other investments	23,490	23,982	29,699	30,867

Totals	$131,960	$133,911	$159,840	$164,316

Liabilities:
Revolving lines of credit	$58,000	$58,000	$15,000	$15,000
6.95% Notes	20,682	20,674	100,000	106,643
7.00% Notes due 2014	310,000	315,007	260,000	272,939
7.00% Notes due 2016	175,000	172,343	—	—
(Discount)/Premium on 7.00% Notes—net	(253)	(86)	1,338	990
Other long-term borrowings	2,800	2,791	3,170	3,199

Totals	$566,229	$568,729	$379,508	$398,771

        Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument. (See Note 2—Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the estimates presented above are not necessarily indicative of the amounts we would realize in a current market exchange.

        The following methods and assumptions were used in estimating fair value disclosures for financial instruments.

  •
  Cash and cash equivalents: The carrying amount of cash and cash equivalents reported in the balance sheet approximates fair value because of the short maturity of these instruments (i.e., less than 90 days).

  •
  Mortgage notes receivable: The fair values of the mortgage notes receivables are estimated using a discounted cash flow analysis, using interest rates being offered for similar loans to borrowers with similar credit ratings.

  •
  Other investments: Other investments are primarily comprised of notes receivable and a marketable security held for resale. The fair values of notes receivable are estimated using a discounted cash flow analysis, using interest rates being offered for similar loans to borrowers with similar credit ratings. The fair value of the marketable security is estimated using a quoted market value.

  •
  Revolving lines of credit: The carrying values of our borrowings under variable rate agreements approximate their fair values.

  •
  Senior notes and other long-term borrowings: The fair value of our borrowings under fixed rate agreements are estimated based on open market trading activity provided by a third party.

        From time to time, we may utilize interest rate swaps and caps to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. We do not use derivatives for trading or speculative purposes. We have a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors. At December 31, 2004 and 2005, we had no derivative instruments on our balance sheet.

        To manage interest rate risk, we may employ options, forwards, interest rate swaps, caps and floors or a combination thereof depending on the underlying exposure. We may employ swaps, forwards or purchased options to hedge qualifying forecasted transactions. Gains and losses related to these transactions are deferred and recognized in net income as interest expense in the same period or periods that the underlying transaction occurs, expires or is otherwise terminated. We account for derivative financial instruments under the guidance of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Instruments and Certain Hedging Activities, an Amendment of Statement No. 133. These financial accounting standards require us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in Other Comprehensive Income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

        In September 2002, we entered into a 61-month, $200.0 million interest rate cap with a strike of 3.50% that was designated as a cash flow hedge. Under the terms of the cap agreement, when LIBOR exceeds 3.50%, the counterparty would pay us $200.0 million multiplied by the difference between LIBOR and 3.50% times the number of days when LIBOR exceeds 3.50%. The unrealized gain/loss in the fair value of cash flow hedges is reported on the balance sheet with corresponding adjustments to accumulated Other Comprehensive Income. In connection with the repayment and termination of our prior credit facility, we sold our $200 million interest rate cap on March 31, 2004. Net proceeds from the sale totaled approximately $3.5 million and resulted in a loss of approximately $6.5 million, which was recorded in the first quarter of 2004.

NOTE 10—RETIREMENT ARRANGEMENTS

        Our company has a 401(k) Profit Sharing Plan covering all eligible employees. Under this plan, employees are eligible to make contributions, and we, at our discretion, may match contributions and make a profit sharing contribution.

        We have a Deferred Compensation Plan which is an unfunded plan under which we can award units that result in participation in the dividends and future growth in the value of our common stock. There are no outstanding units as of December 31, 2005.

        Amounts charged to operations with respect to these retirement arrangements totaled approximately $55,400, $52,800 and $52,200 in 2005, 2004 and 2003, respectively.

NOTE 11—STOCKHOLDERS EQUITY AND STOCK-BASED COMPENSATION

Stockholders' Equity

5.175 Million Common Stock Offering

        On November 21, 2005, we closed an underwritten public offering of 5,175,000 shares of Omega common stock at $11.80 per share, less underwriting discounts. The sale included 675,000 shares sold in connection with the exercise of an over-allotment option granted to the underwriters. We received approximately $58 million in net proceeds from the sale of the shares, after deducting underwriting discounts and before estimated offering expenses.

8.625% Series B Preferred Redemption

        On May 2, 2005, we fully redeemed our 8.625% Series B Cumulative Preferred Stock (NYSE:OHI PrB) (the "Series B Preferred Stock"). We redeemed the 2.0 million shares of Series B Preferred Stock at a price of $25.55104, comprising the $25 liquidation value and accrued dividend. Under FASB-EITF Issue D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," the repurchase of the Series B Preferred Stock resulted in a non-cash charge to our 2005 net income available to common shareholders of approximately $2.0 million reflecting the write-off of the original issuance costs of the Series B Preferred Stock. In 1998, we received gross proceeds of $50.0 million from the issuance of 2.0 million shares of 8.625% Series B Preferred Stock at $25 per share. Dividends on the Series B Preferred Stock were cumulative from the date of original issue and were payable quarterly.

4.025 Million Primary Share Common Stock Offering

        On December 15, 2004, we closed an underwritten public offering of 4,025,000 shares of our common stock at a price of $11.96 per share, less underwriting discounts. The offering included 525,000 shares sold in connection with the exercise of an over-allotment option granted to the underwriters. We received approximately $46 million in net proceeds from the sale of the shares, after deducting underwriting discounts and before estimated offering expenses.

9.25% Series A Preferred Redemption

        On April 30, 2004, we fully redeemed all of the outstanding 2.3 million shares of our Series A Cumulative Preferred Stock (the "Series A Preferred Stock") at a price of $25.57813, comprised of the $25 per share liquidation value and accrued dividend. Under FASB-EITF Issue D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," the repurchase of the Series A Preferred Stock resulted in a non-cash charge to our 2004 net income available to common stockholders of approximately $2.3 million. In 1997, we received gross proceeds of $57.5 million from the issuance of 2.3 million shares of 9.25% Series A Preferred Stock at $25 per share. Dividends on the Series A Preferred Stock were cumulative from the date of original issue and were payable quarterly.

8.375% Series D Preferred Stock Offering

        On February 10, 2004, we closed on the sale of 4,739,500 shares of our 8.375% Series D cumulative redeemable preferred stock (the "Series D Preferred Stock") at a price of $25 per share. The Series D Preferred Stock is listed on the NYSE under the symbol "OHI PrD." Dividends on the

Series D Preferred Stock are cumulative from the date of original issue and are payable quarterly. At December 31, 2004, the aggregate liquidation preference of the Series D Preferred Stock was $118.5 million. (See Note 13—Dividends).

Series C Preferred Stock Redemption, Conversion and Repurchase

        On July 14, 2000, Explorer Holdings, L.P., ("Explorer"), a private equity investor, completed an investment of $100.0 million in our company in exchange for 1,000,000 shares of our Series C convertible preferred stock (the "Series C Preferred Stock"). Shares of the Series C Preferred Stock were convertible into common stock at any time by the holder at an initial conversion price of $6.25 per share of common stock. The shares of Series C Preferred Stock were entitled to receive dividends at the greater of 10% per annum or the dividend payable on shares of common stock, with the Series C Preferred Stock participating on an "as converted" basis. Dividends on the Series C Preferred Stock were cumulative from the date of original issue and are payable quarterly.

        On February 5, 2004, we announced that Explorer, our then largest stockholder, granted us the option to repurchase up to 700,000 shares of our Series C Preferred Stock, which were convertible into our common shares held by Explorer at a negotiated purchase price of $145.92 per share of Series C Preferred Stock (or $9.12 per common share on an as converted basis). Explorer further agreed to convert any remaining Series C Preferred Stock into our common stock.

        We used approximately $102.1 million of the net proceeds from the Series D Preferred Stock offering to repurchase 700,000 shares of our Series C Preferred Stock from Explorer. In connection with the closing of the repurchase, Explorer converted its remaining 348,420 shares of Series C Preferred Stock into approximately 5.6 million shares of our common stock. Following the repurchase and conversion, Explorer held approximately 18.1 million of our common shares.

        The combined repurchase and conversion of the Series C Preferred Stock reduced our preferred dividend requirements, increased our market capitalization and facilitated future financings by simplifying our capital structure. Under FASB-EITF Issue D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," the repurchase of the Series C Preferred Stock resulted in a non-cash charge to our 2004 net income available to common stockholders of approximately $38.7 million.

18.1 Million Secondary and 2.7 Million Share Primary Offering of Our Common Stock

        On March 8, 2004, we announced the closing of an underwritten public offering of 18.1 million shares of our common stock at a price of $9.85 per share owned by Explorer (the "Secondary Offering"). As a result of the Secondary Offering, Explorer no longer owned any shares of our common stock. We did not receive any proceeds from the sale of the shares sold by Explorer.

        In connection with the Secondary Offering, we issued approximately 2.7 million additional shares of our common stock at a price of $9.85 per share, less underwriting discounts (the "Over-Allotment Offering"), to cover over-allotments in connection with the Secondary Offering. We received net proceeds of approximately $23 million from the Over-Allotment Offering.

Stock Options

        We account for stock options using the intrinsic value method as defined by APB Opinion No. 25, Accounting for Stock Issued to Employees. Under the terms of the 2000 Stock Incentive Plan (the "2000 Plan"), we reserved 3,500,000 shares of common stock. The exercise price per share of an option under the 2000 Plan cannot be reduced after the date of grant, nor can an option be cancelled in exchange for an option with a lower exercise price per share. The 2000 Plan provides for non-employee directors to receive options that vest over three years while other grants vest over the period required in the agreement applicable to the individual recipient. Directors, officers and employees and consultants are eligible to participate in the 2000 Plan. At December 31, 2005, there were outstanding options for 227,440 shares of common stock granted to 11 eligible participants under the 2000 Plan. Additionally, 355,655 shares of restricted stock have been granted under the provisions of the 2000 Plan, and as of December 31, 2005, there were no shares of unvested restricted stock outstanding under the 2000 Plan.

        At December 31, 2005, under the 2000 Plan, there were options for 152,454 shares of common stock currently exercisable with a weighted-average exercise price of $6.57, with exercise prices ranging from $2.76 to $37.20. There were 559,960 shares available for future grants as of December 31, 2005. A breakdown of the options outstanding under the 2000 Plan as of December 31, 2005, by price range, is presented below:

Option Price Range	Number	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number Exercisable	Weighted Average Price on Options Exercisable
$ 2.76 - $ 3.00	141,628	$2.88	5.63	72,064	$2.88
$ 3.01 - $ 3.81	42,564	$3.25	5.90	40,894	$3.23
$ 6.02 - $ 9.33	24,247	$6.71	6.33	20,495	$6.30
$20.25 - $37.20	19,001	$28.03	1.48	19,001	$28.03

        On April 20, 2004, our Board of Directors approved the 2004 Stock Incentive Plan (the "2004 Plan"), which was subsequently approved by our stockholders at our annual meeting held on June 3, 2004. Under the terms of the 2004 Plan, we reserved 3,000,000 shares of common stock. The exercise price per share of an option under the 2004 Plan cannot be less than fair market value (as defined in the 2004 Plan) on the date of grant. The exercise price per share of an option under the 2004 Plan cannot be reduced after the date of grant, nor can an option be cancelled in exchange for an option with a lower exercise price per share. Directors, officers, employees and consultants are eligible to participate in the 2004 Plan. As of December 31, 2005, a total of 337,585 shares of restricted stock and 317,500 restricted stock units have been granted under the 2004 Plan, and as of December 31, 2005, there were no outstanding options to purchase shares of common stock under the 2004 Plan.

        At December 31, 2005, options outstanding (227,440) have a weighted-average exercise price of $5.457, with exercise prices ranging from $2.76 to $37.20. For the years ended December 31, 2005,

2004, and 2003, 0, 9,000 and 9,000 options were granted at a weighted average price per share of $0.00, $9.33 and $3.74, respectively. The following is a summary of option activity under the 2000 Plan:

Stock Options	Number of Shares	Exercise Price			Weighted-Average Price
Outstanding at December 31, 2002	2,394,501	$1.590	-	$37.205	$3.150
Granted during 2003	9,000	3.740	-	3.740	3.740
Exercised	(120,871)	1.590	-	6.125	2.448

Outstanding at December 31, 2003	2,282,630	2.320	-	37.205	3.202
Granted during 2004	9,000	9.330	-	9.330	9.330
Exercised	(1,713,442)	2.320	-	7.750	2.988
Cancelled	(8,005)	3.740	-	9.330	6.914

Outstanding at December 31, 2004	570,183	2.320	-	37.205	3.891
Exercised	(336,910)	2.320	-	9.330	2.843
Cancelled	(5,833)	3.410	-	3.410	3.410

Outstanding at December 31, 2005	227,440	$2.760	-	$37.205	$5.457

Restricted Stock

        On September 10, 2004, we entered into restricted stock agreements with four executive officers under the 2004 Plan. A total of 317,500 shares of restricted stock were granted, which equated to approximately $3.3 million of deferred compensation. The shares vest thirty-three and one-third percent (33 1/3%) on each of January 1, 2005, January 1, 2006 and January 1, 2007 so long as the executive officer remains employed on the vesting date, with vesting accelerating upon a qualifying termination of employment or upon the occurrence of a change of control (as defined in the Restricted Stock Agreements). As a result of the grant, we recorded a $1.1 million non-cash compensation expense for each of the years ended December 31, 2005 and 2004. For the year ended December 31, 2005, we issued 2,705 shares of restricted common stock to each non-employee director and an additional 2,000 shares of restricted common stock to the Chairman of the Board under the 2004 Plan for a total of 15,525 shares. These shares represent a payment of the portion of the directors' annual retainer that is payable in shares of our common stock.

Performance Restricted Stock Units

        On September 10, 2004, we entered into performance restricted stock unit agreements with our four executive officers under the 2004 Plan. A total of 317,500 restricted stock units were issued under the 2004 Plan and will fully vest into shares of common stock when our company attains $0.30 per share of adjusted funds from operations (as defined in the Restricted Stock Unit Agreements) for two (2) consecutive quarters, with vesting accelerating upon a qualifying termination of employment or upon the occurrence of a change of control (as defined in the Restricted Stock Unit Agreements). The issuance of restricted stock units had no impact on our calculation of diluted earnings per common share at this time; however, under our current method of accounting for stock-based compensation, the expense related to the restricted stock units will be recognized when it becomes probable that the vesting requirements will be met.

NOTE 12—RELATED PARTY TRANSACTIONS

Explorer Holdings, L.P.

        On February 5, 2004, we entered into a Repurchase and Conversion Agreement with our then largest stockholder, Explorer, pursuant to which Explorer granted us an option to repurchase up to 700,000 shares of our Series C Preferred Stock at a price of $145.92 per share (or $9.12 per share of common stock on an as-converted basis), on the condition that we purchase a minimum of $100 million on or prior to February 27, 2004. Explorer also agreed to convert all of its remaining shares of Series C Preferred Stock into shares of our common stock upon exercise of the repurchase option.

        On February 10, 2004, we sold in a registered direct placement 4,739,500 shares of our Series D Preferred Stock at a price of $25 per share to a number of institutional investors and other purchasers for net proceeds, after fees and expenses, of approximately $114.9 million. Following the closing of the Series D Preferred Stock offering, we used approximately $102.1 million of the net proceeds to repurchase 700,000 shares of our Series C Preferred Stock from Explorer pursuant to the repurchase option. In connection with this transaction, Explorer converted its remaining 348,420 shares of Series C Preferred Stock into 5,574,720 shares of our common stock. The balance of the net proceeds from the offering was used to redeem approximately 600,000 shares of our Series A Preferred Stock.

        As a result of the Series D Preferred Stock offering, the application of the proceeds received from the offering to fund the exercise of our repurchase option, and the conversion of the remaining Series C Preferred Stock into shares of our common stock:

  •
  No shares of Series C Preferred Stock were outstanding on July 9, 2004;

  •
  4,739,500 shares of our Series D Preferred Stock, with an aggregate liquidation preference of $118,487,500, have been issued; and

  •
  Explorer held 18,118,246 shares of our common stock, representing approximately 41.5% of our outstanding common stock.

        On February 12, 2004, we registered Explorer's 18,118,246 shares of common stock with the SEC. Explorer sold all of these registered shares pursuant to the registration statement.

        In connection with our repurchase of a portion of Explorer's Series C Preferred Stock, our results of operations for the first quarter of 2004 included a non-recurring reduction in net income attributable to common stockholders of approximately $38.7 million. This amount reflects the sum of: (i) the difference between the deemed redemption price of $145.92 per share of our Series C Preferred Stock and the carrying amount of $100 per share of our Series C Preferred Stock multiplied by the number of shares of the Series C Preferred Stock repurchased upon exercise of our option to repurchase shares of Series C Preferred Stock; and (ii) the cost associated with the original issuance of our Series C Preferred Stock that was previously classified as additional paid-in capital, pro-rated for the repurchase.

Omega Worldwide

        In December 2003, we sold our investment in the Principal Healthcare Finance Trust, an Australian Unit Trust, which owns 47 nursing home facilities and 446 assisted living units in Australia and New Zealand, realizing proceeds of approximately $1.6 million, net of closing costs, resulting in a gain of approximately $0.1 million.

NOTE 13—DIVIDENDS

        In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain), and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if we dispose of any built-in gain asset during a recognition period, we will be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or do distribute at least 90%, but less than 100% of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, our Credit Facility has certain financial covenants that limit the distribution of dividends paid during a fiscal quarter to no more than 95% of our immediately prior fiscal quarter's FFO as defined in the loan agreement governing the Credit Facility (the "Loan Agreement"), unless a greater distribution is required to maintain REIT status. The Loan Agreement defines FFO as net income (or loss) plus depreciation and amortization and shall be adjusted for charges related to: (i) restructuring our debt; (ii) redemption of preferred stock; (iii) litigation charges up to $5.0 million; (iv) non-cash charges for accounts and notes receivable up to $5.0 million; (v) non-cash compensation related expenses; and (vi) non-cash impairment charges.

Common Dividends

        On January 17, 2006, the Board of Directors declared a common stock dividend of $0.23 per share, an increase of $0.01 per common share compared to the prior quarter. The common stock dividend was paid February 15, 2006 to common stockholders of record on January 31, 2006.

        On October 18, 2005, the Board of Directors declared a common stock dividend of $0.22 per share that was paid November 15, 2005 to common stockholders of record on October 31, 2005.

        On July 19, 2005, the Board of Directors declared a common stock dividend of $0.22 per share, an increase of $0.01 per common share compared to the prior quarter. This common stock dividend was paid August 15, 2005 to common stockholders of record on July 29, 2005.

        On April 19, 2005, the Board of Directors declared a common stock dividend of $0.21 per share, an increase of $0.01 per common share compared to the prior quarter. The common stock dividend was paid May 16, 2005 to common stockholders of record on May 2, 2005.

        On January 18, 2005, the Board of Directors declared a common stock dividend of $0.20 per share, an increase of $0.01 per common share compared to the prior quarter. The common stock dividend was paid February 15, 2005 to common stockholders of record on January 31, 2005.

Series D Preferred Dividends

        On January 17, 2006, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share on its 8.375% Series D cumulative redeemable preferred stock (the

"Series D Preferred Stock"), that were paid February 15, 2006 to preferred stockholders of record on January 31, 2006. The liquidation preference for our Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period November 1, 2005 through January 31, 2006.

        On October 18, 2005, the Board of Directors declared the regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid on November 15, 2005 to preferred stockholders of record on October 31, 2005.

        On July 19, 2005, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid August 15, 2005 to preferred stockholders of record on July 29, 2005.

        On March 15, 2005, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid May 16, 2005 to preferred stockholders of record on May 2, 2005.

        On January 18, 2005, the Board of Directors declared regular quarterly dividends of approximately $0.52344 per preferred share for its Series D Preferred Stock, that were paid February 15, 2005 to preferred stockholders of record on January 31, 2005.

Series B Preferred Dividends

        In March 2005, our Board of Directors authorized the redemption of all outstanding 2.0 million shares of our Series B Preferred Stock. The Series B Preferred Stock was redeemed on May 2, 2005 for $25 per share, plus $0.55104 per share in accrued and unpaid dividends through the redemption date, for an aggregate redemption price of $25.55104 per share.

Per Share Distributions

        Per share distributions by our company were characterized in the following manner for income tax purposes:

	2005	2004	2003
Common
Ordinary income	$0.550	$—	$—
Return of capital	0.300	0.720	0.150
Long-term capital gain	—	—	—

Total dividends paid	$0.850	$0.720	$0.150

Series A Preferred
Ordinary income	$—	$0.901	$1.064
Return of capital	—	0.255	5.873
Long-term capital gain	—	—	—

Total dividends paid	$—	$1.156	$6.937

Series B Preferred
Ordinary income	$1.090	$1.681	$0.992
Return of capital	—	0.475	5.477
Long-term capital gain	—	—	—

Total dividends paid	$1.090	$2.156	$6.469

Series C Preferred
Ordinary income	$—	$2.120	$4.572
Return of capital	—	0.600	25.235
Long-term capital gain	—	—	—

Total dividends paid	$—	$2.720	$29.807

Series D Preferred
Ordinary income	$2.094	$1.184	$—
Return of capital	—	0.334	—
Long-term capital gain	—	—	—

Total dividends paid	$2.094	$1.518	$—

NOTE 14—LITIGATION

        We are subject to various legal proceedings, claims and other actions arising out of the normal course of business. While any legal proceeding or claim has an element of uncertainty, management believes that the outcome of each lawsuit, claim or legal proceeding that is pending or threatened, or all of them combined, will not have a material adverse effect on our consolidated financial position or results of operations.

        We and several of our wholly-owned subsidiaries have been named as defendants in professional liability claims related to our former owned and operated facilities. Other third-party managers responsible for the day-to-day operations of these facilities have also been named as defendants in these claims. In these suits, patients of certain previously owned and operated facilities have alleged significant damages, including punitive damages against the defendants. The majority of these lawsuits representing the most significant amount of exposure were settled in 2004. There currently is one lawsuit pending that is in the discovery stage, and we are unable to predict the likely outcome of this lawsuit at this time.

        In 1999, we filed suit against a former tenant seeking damages based on claims of breach of contract. The defendants denied the allegations made in the lawsuit. In settlement of our claim against the defendants, we agreed in the fourth quarter of 2005 to accept a lump sum cash payment of $2.4 million. The cash proceeds were offset by related expenses incurred of $0.8 million, resulting in a net gain of $1.6 million paid December 22, 2005.

        During 2005, we accrued $1.1 million to settle a dispute relating to capital improvement requirements associated with a lease that expired June 30, 2005.

NOTE 15—SUMMARY OF QUARTERLY RESULTS (UNAUDITED)

        The following summarizes quarterly results of operations for the years ended December 31, 2005 and 2004.

	March 31	June 30	September 30	December 31
	(in thousands, except per share amounts)
2005
Revenues	$27,198	$25,318	$25,994	$27,302
Income from continuing operations	12,141	5,499	3,866	8,645
Income (loss) from discontinued operations	(2,836)	(3,242)	1,253	11,362
Net income	9,305	2,257	5,119	20,007
Net income (loss) available to common	5,746	(2,620)	2,638	17,526
Income from continuing operations per share:
Basic income from continuing operations	$0.17	$0.01	$0.03	$0.11
Diluted income from continuing operations	$0.17	$0.01	$0.03	$0.11
Net income (loss) available to common per share:
Basic net income (loss)	$0.11	$(0.05)	$0.05	$0.33
Diluted net income (loss)	$0.11	$(0.05)	$0.05	$0.32
Cash dividends paid on common stock	$0.20	$0.21	$0.22	$0.22
2004
Revenues	$19,833	$20,967	$21,218	$22,736
Income (loss) from continuing operations	(10,787)	5,281	7,838	7,737
Income from discontinued operations	489	656	804	4,720
Net (loss) income	(10,298)	5,937	8,642	12,457
Net (loss) income available to common	(53,728)	(376)	5,083	8,898
(Loss) income from continuing operations per share:
Basic (loss) income from continuing operations	$(1.31)	$(0.02)	$0.09	$0.09
Diluted (loss) income from continuing operations	$(1.31)	$(0.02)	$0.09	$0.09
Net (loss) income available to common per share:
Basic net (loss) income	$(1.30)	$(0.01)	$0.11	$0.19
Diluted net (loss) income	$(1.30)	$(0.01)	$0.11	$0.19
Cash dividends paid on common stock	$0.17	$0.18	$0.18	$0.19

Note:

2005—During the three-month period ended March 31, 2005, we recognized a $0.3 million expense associated with restricted stock awards issued during this period, and a $3.7 million provision for impairment charge was recorded to reduce the carrying value on two facilities to their estimated fair value. During the three-month period ended June 30, 2005, we redeemed all of the outstanding 2.0 million shares of our Series B Preferred Stock. As a result, the repurchase of the Series B Preferred Stock resulted in a non-cash charge to net income available to common stockholders of approximately $2.0 million. In addition, we recognized a $0.3 million expense associated with restricted stock awards issued during this period, an $0.8 million lease expiration accrual relating to disputed capital improvement requirements associated with a lease that expired June 30, 2005 and a $3.4 million provision for impairment to write-down our 760,000 share investment in Sun Healthcare Group, Inc. common stock to its current fair market value. During the three-month period ended September 30,

2005, we recognized a $0.3 million expense associated with restricted stock awards issued during this period. In addition, we recorded a $5.5 million provision for impairment charge to reduce the carrying value of three facilities to their estimated fair value. During the three-month period ended December 31, 2005, we recognized a $0.5 million non-cash provision for impairment and $0.3 million of restricted stock amortization. In addition, we recorded a $1.6 million of net cash proceeds associated with a settlement of a lawsuit of the Company filed against a former tenant.

2004—During the three-month period ended March 31, 2004, we completed a repurchase and conversion of the Series C Preferred Stock which resulted in a non-cash charge to net income available to common stockholders of approximately $38.7 million. In addition, we recognized $19.1 million of refinancing-related charges. We sold our $200 million interest rate cap in the first quarter, realizing net proceeds of approximately $3.5 million, resulting in an accounting loss of $6.5 million. During the three-month period ended June 30, 2004, we redeemed all of the outstanding 2.3 million shares of our Series A Preferred Stock. As a result, the repurchase of the Series A Preferred Stock resulted in a non-cash charge to net income available to common stockholders of approximately $2.3 million. In addition, we recognized a $3.0 million charge associated with professional liability claims made against our former owned and operated facilities. During the three-month period ended September 30, 2004, we recognized a $0.3 million expense associated with restricted stock awards issued during this period. During the three-month period ended December 31, 2004, we recognized a $1.1 million expense associated with restricted stock awards, and we sold our remaining three closed facilities, realizing proceeds of approximately $5.5 million, net of closing costs and other expenses, resulting in a gain of approximately $3.8 million.

NOTE 16—EARNINGS PER SHARE

        The following tables set forth the computation of basic and diluted earnings per share:

	Year Ended December 31,
	2005	2004	2003
	(in thousands, except per share amounts)
Numerator:
Income from continuing operations	$30,151	$10,069	$27,396
Preferred stock dividends	(11,385)	(15,807)	(20,115)
Preferred stock conversion/redemption charges	(2,013)	(41,054)	—

Numerator for income (loss) available to common from continuing operations—basic and diluted	16,753	(46,792)	7,281
Gain (loss) from discontinued operations	6,537	6,669	(4,366)

Numerator for net income (loss) available to common per share—basic and diluted	$23,290	$(40,123)	$2,915

Denominator:
Denominator for net income per share—basic	$51,738	$45,472	$37,189
Effect of dilutive securities:
Restricted stock	86	—	—
Stock option incremental shares	235	—	965

Denominator for net income per share—diluted	$52,059	$45,472	$38,154

Earnings per share—basic:
Income (loss) available to common from continuing operations	$0.32	$(1.03)	$0.20
Income (loss) from discontinued operations	0.13	0.15	(0.12)

Net income (loss) per share—basic	$0.45	$(0.88)	$0.08

Earnings per share—diluted:
Income (loss) available to common from continuing operations	$0.32	$(1.03)	$0.19
Income (loss) from discontinued operations	0.13	0.15	(0.11)

Net income (loss) per share—diluted	$0.45	$(0.88)	$0.08

        The effects of converting the Series C preferred stock in 2003 have been excluded as all such effects were anti-dilutive. For the year ended December 31, 2004, there were 683,399 stock options and restricted stock shares excluded as all such effects were anti-dilutive.

NOTE 17—DISCONTINUED OPERATIONS

        SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires the presentation of the net operating results of facilities sold during 2005 or currently classified as held-for-sale as income from discontinued operations for all periods presented. We incurred a net gain of $6.5 million from discontinued operations in 2005. We incurred a net gain of $6.7 million and a net loss of $4.4 million for 2004 and 2003, respectively, in the accompanying consolidated statements of operations.

        The following table summarizes the results of operations of the facilities sold or held-for-sale for the years ended December 31, 2005, 2004 and 2003, respectively.

	Year Ended December 31,
	2005	2004	2003
	(in thousands)
Revenues
Rental income	$3,809	$5,643	$8,411
Mortgage interest income	—	—	92
Other income	24	53	60
Nursing home revenues of owned and operated assets	—	—	206

Subtotal revenues	3,833	5,696	8,769

Expenses
Nursing home expenses of owned and operated assets	—	—	574
Depreciation and amortization	1,102	2,337	2,926
Provisions for impairment	4,163	—	8,821

Subtotal expenses	5,265	2,337	12,321

(Loss) income before gain (loss) on sale of assets	(1,432)	3,359	(3,552)
Gain (loss) on assets sold—net	7,969	3,310	(814)

Gain (loss) from discontinued operations	$6,537	$6,669	$(4,366)

SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION
OMEGA HEALTHCARE INVESTORS, INC.
December 31, 2005

						(3) Gross Amount at Which Carried at Close of Period
		Initial Cost to Company	Cost Capitalized Subsequent to Acquisition
										Life on Which Depreciation in Latest Income Statements is Computed
						Buildings and Land Improvements Total
Description(1)		Buildings and Land Improvements					(4) Accumulated Depreciation	Date of Renovation	Date Acquired
	Encumbrances		Improvements	Impairment	Other
CommuniCare Health Services:
Ohio (LTC, AL)		$164,963,734	$290,071	$—	$—	$165,253,805	$4,994,962		1998-2005	33 years to 39 years
Pennsylvania (LTC)		20,274,100	—	—	—	20,274,100	298,401		2005	39 years

Total CommuniCare		185,237,834	290,071	—	—	185,527,905	5,293,363

Sun Healthcare Group, Inc.:
Alabama (LTC)	(2)	23,584,956	—	—	—	23,584,956	5,948,906		1997	33 years
California (LTC, RH)	(2)	39,013,222	66,575	—	—	39,079,797	9,149,827	1964	1997	33 years
Idaho (LTC)	(2)	11,100,000	—	—	—	11,100,000	2,208,339		1997-1999	33 years
Massachusetts (LTC)	(2)	8,300,000	—	—	—	8,300,000	2,113,241		1997	33 years
North Carolina (LTC)	(2)	22,652,488	56,951	—	—	22,709,439	7,689,497	1982-1991	1994-1997	30 years to 33 years
Ohio (LTC)	(2)	11,653,451	20,247	—	—	11,673,698	2,786,254	1995	1997	33 years
Tennessee (LTC)	(2)	7,905,139	37,234	—	—	7,942,373	2,815,870		1994	30 years
Washington (LTC)	(2)	10,000,000	1,516,813	—	—	11,516,813	4,915,296	2005	1995	20 years
West Virginia (LTC)	(2)	24,751,206	42,238	—	—	24,793,444	5,767,475		1997-1998	33 years

Total Sun		158,960,462	1,740,058	—	—	160,700,520	43,394,705

Advocat, Inc.:
Alabama (LTC)		11,588,534	768,647	—	—	12,357,181	4,895,445	1975-1985	1992	31.5 years
Arkansas (LTC)		37,887,832	2,156,085	(36,350)	—	40,007,567	15,964,688	1984-1985	1992	31.5 years
Florida (LTC)		1,050,000	1,920,000	(970,000)	—	2,000,000	256,471		1992	31.5 years
Kentucky (LTC)		15,151,027	1,562,375	—	—	16,713,402	5,324,750	1972-1994	1994-1995	33 years
Ohio (LTC)		5,604,186	250,000	—	—	5,854,186	1,881,823	1984	1994	33 years
Tennessee (LTC)		9,542,121	—	—	—	9,542,121	3,916,195	1986-1987	1992	31.5 years
West Virginia (LTC)		5,437,221	348,642	—	—	5,785,863	1,840,626		1994-1995	33 years

Total Advocat		86,260,921	7,005,749	(1,006,350)	—	92,260,320	34,079,998

Guardian LTC Management, Inc.
Ohio (LTC)		6,070,078	—	—	—	6,070,078	158,833		2004	39 years
Pennsylvania (LTC, AL)		66,363,642	—	—	—	66,363,642	1,771,047		2004	39 years
West Virginia (LTC)		7,695,581	—	—	—	7,695,581	188,998		2004	39 years

Total Guardian		80,129,301	—	—	—	80,129,301	2,118,878

Essex Healthcare:
Ohio (LTC)		79,353,622	—	—	—	79,353,622	1,996,073		2005	39 years

Total Essex		79,353,622	—	—	—	79,353,622	1,996,073

Haven Healthcare:
Connecticut (LTC)		38,762,737	1,648,475	(4,958,643)	—	35,452,569	4,743,890		1999-2004	33 years to 39 years
New Hampshire (LTC)		5,800,000	—	—	—	5,800,000	1,330,161		1998	39 years
Vermont (LTC)		14,145,776	81,501	—	—	14,227,277	607,436		2004	39 years

Total Haven		58,708,513	1,729,976	(4,958,643)	—	55,479,846	6,681,487

SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
OMEGA HEALTHCARE INVESTORS, INC.
December 31, 2005

						(3) Gross Amount at Which Carried at Close of Period
		Initial Cost to Company	Cost Capitalized Subsequent to Acquisition
										Life on Which Depreciation in Latest Income Statements is Computed
						Buildings and Land Improvements Total
Description(1)		Buildings and Land Improvements					(4) Accumulated Depreciation	Date of Renovation	Date Acquired
	Encumbrances		Improvements	Impairment	Other
Other:
Arizona (LTC)		$24,029,032	$1,693,616	$(6,603,745)	$—	$19,118,903	$3,888,025	2005	1998	33 years
California (LTC)	(2)	21,874,841	1,010,527	—	—	22,885,368	5,188,004		1997	33 years
Colorado (LTC)		14,170,968	196,017	—	—	14,366,985	2,887,773		1998	33 years
Florida (LTC, AL)		84,067,881	2,164,328	—	—	86,232,209	15,811,064		1993-1998	27 years to 37.5 years
Georgia (LTC)		10,000,000	—	—	—	10,000,000	681,440		1998	37.5 years
Illinois (LTC)		13,961,501	444,484	—	—	14,405,985	3,443,162		1996-1999	30 years to 33 years
Indiana (LTC, AL)		21,337,237	1,277,118	(4,915,029)	(1,123,308)	16,576,018	4,499,990	1980-1994	1992-1999	30 years to 33 years
Iowa (LTC)		14,451,576	612,808	(29,156)	—	15,035,228	3,626,059		1996-1998	30 years to 33 years
Kentucky (LTC)		10,250,000	473,940	—	—	10,723,940	1,851,815		1999	33 years
Louisiana (LTC)	(2)	4,602,574	—	—	—	4,602,574	1,160,921		1997	33 years
Massachusetts (LTC)		30,718,142	932,328	(8,257,521)	—	23,392,949	4,472,746		1999	33 years
Missouri (LTC)		12,301,560	—	(149,386)	—	12,152,174	2,439,087		1999	33 years
Ohio (LTC, AL)		6,168,999	186,187	(2,382,341)	(638,406)	3,334,439	576,323		1999	33 years
Pennsylvania (LTC)		14,400,000	—	—	—	14,400,000	3,302,468		2005	39 years
Texas (LTC)	(2)	68,433,904	1,361,842	—	(20,543)	69,775,203	8,791,793		1997-2005	33 years to 39 years
Washington (AL)		5,673,693	—	—	—	5,673,693	1,069,595		1999	33 years

Total Other		356,441,908	10,353,195	(22,337,178)	(1,782,257)	342,675,668	63,690,265

Total		$1,005,092,561	$21,119,049	$(28,302,171)	$(1,782,257)	$996,127,182	$157,254,769

(1)
The real estate included in this schedule is being used in either the operation of long-term care facilities (LTC), assisted living facilities (AL) or rehabilitation hospitals (RH) located in the states indicated.

(2)
Certain of the real estate indicated are security for the BAS Healthcare Financial Services line of credit and term loan borrowings totaling $58,000,000 at December 31, 2005.

SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
OMEGA HEALTHCARE INVESTORS, INC.
December 31, 2005

	Year Ended December 31,
(3)	2003	2004	2005
Balance at beginning of period	$669,187,842	$692,453,873	$808,574,782
Additions during period:
Acquisitions	—	114,286,825	252,609,901
Conversion from mortgage	49,971,206	—	13,713,311
Impairment(a)	(8,894,000)	—	(9,616,506)
Impairment on Discontinued Ops	—	—	—
Improvements	1,585,097	6,431,306	3,821,320
Disposals/other	(19,396,272)	(4,597,222)	(72,975,626)

Balance at close of period	$692,453,873	$808,574,782	$996,127,182

(a)
The variance in impairment in the table for 2005, shown above, relates to assets previously classified as impairment on assets sold in 2003 and 2004.

(4)	2003	2004	2005
Balance at beginning of period	$117,986,084	$134,477,229	$153,379,294
Additions during period:
Provisions for depreciation	20,208,110	21,093,611	23,579,627
Provisions for depreciation, Discontinued Ops.	441,012	38,215	1,310,160
Dispositions/other	(4,157,977)	(2,229,761)	(21,014,312)

Balance at close of period	$134,477,229	$153,379,294	$157,254,769

The reported amount of our real estate at December 31, 2005 is less than the tax basis of the real estate by approximately $26.0 million.

SCHEDULE IV MORTGAGE LOANS ON REAL ESTATE
OMEGA HEALTHCARE INVESTORS, INC.
December 31, 2005

Description(1)	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages(2)(3)
Rhode Island, Massachusetts
New Hampshire (6 LTC, 1 ALF facilities)	10.00%	October 31, 2012	Interest payable monthly	None	$61,750,000	$61,750,000
Florida (4 LTC facilities)	11.50%	February 28, 2010	Interest plus $3,900 of principal payable monthly	None	12,891,454	12,634,490
Florida (2 LTC facilities)	11.50%	June 4, 2006	Interest plus $5,200 of principal payable monthly	None	11,090,000	10,731,679
Indiana (15 LTC facilities)	10.00%	October 31, 2006	Interest payable monthly	None	10,500,000	9,990,842
Ohio (1 LTC facilities)	11.00%	October 31, 2014	Interest plus $3,500 of principal payable monthly	None	6,500,000	6,495,876
Other mortgage notes:
Utah, Texas (3 LTC facilities)	9.00% to 11.00%	2007 to 2011	Interest plus $55,500 of principal payable monthly	None	5,173,469	2,919,454

					$107,904,923	$104,522,341

(1)
Mortgage loans included in this schedule represent first mortgages on facilities used in the delivery of long-term healthcare of which such facilities are located in the states indicated.

(2)
The aggregate cost for federal income tax purposes is equal to the carrying amount.

	Year Ended December 31,
(3)	2003	2004	2005
Balance at beginning of period	$173,914,080	$119,783,915	$118,057,610
Additions during period—Placements	—	6,500,000	61,750,000
Deductions during period—collection of principal	(4,158,959)	(8,226,305)	(61,571,958)
Allowance for loss on mortgage loans	—	—	—
Conversion to purchase leaseback/other changes	(49,971,206)	—	(13,713,311)

Balance at close of period	$119,783,915	$118,057,610	$104,522,341

PROSPECTUS

Omega Healthcare Investors, Inc.

Offer to Exchange

$50,000,000 aggregate principal amount of our 7% Senior Notes due 2014 (CUSIP 681936AM2) which have been registered under the Securities Act of 1933 for our outstanding $50,000,000 7% Senior Notes due 2014 (CUSIP 681936AP5)

                  , 2006

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The articles of incorporation and bylaws of Omega Healthcare Investors, Inc. provide for indemnification of directors and officers to the full extent permitted by Maryland law.

        Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings. However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the charter, bylaws, or the indemnification provisions thereunder) The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.

        The company has also entered into indemnity agreements with the officers and directors of the company that provide that the company will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the company. Once an initial determination is made by the company that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require the company to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.

        Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the registrant pursuant to the above-described provisions, the registrant understands that the Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 21. Exhibits and Financial Statement Schedules

        The following items are filed as exhibits to this registration statement:

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws, as amended as of May 2002. (Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q/A for the quarterly period ended June 30, 2002).
3.2
Articles of Incorporation, as restated on May 6, 1996, as amended on July 19, 1999, June 3, 2002, and August 5, 2004, and supplemented on February 19, 1999, February 10, 2004, August 10, 2004 and June 20, 2005. (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q/A for the quarterly period ended June 30, 2005).
3.3	Articles of Incorporation of Bayside Alabama Healthcare Second, Inc.*

3.4	Bylaws of Bayside Alabama Healthcare Second, Inc.*
3.5	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
Bayside Arizona Healthcare Associates, Inc. Bayside Arizona Healthcare Second, Inc.
3.6	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
Bayside Arizona Healthcare Associates, Inc. Bayside Arizona Healthcare Second, Inc.
3.7	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
Bayside Colorado Healthcare Associates, Inc. Bayside Colorado Healthcare Second, Inc.
3.8	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
Bayside Colorado Healthcare Associates, Inc. Bayside Colorado Healthcare Second, Inc.
3.9	Articles of Incorporation of OHI (Connecticut), Inc.*
3.10	Bylaws of OHI (Connecticut), Inc.*
3.11	Certificate of Incorporation of Bayside Street II, Inc.*
3.12	Bylaws of Bayside Street II, Inc.*
3.13	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:*
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
OHI Asset (TX), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Omega Acquisition Facility I, LLC

3.14	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors formed in the state of Delaware:*
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
OHI Asset (TX), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Omega Acquisition Facility I, LLC
3.15	Certificate of Formation of OHI Asset II (CA), LLC*.
3.16	Operating Agreement for OHI Asset II (CA), LLC*.
3.17	Articles of Incorporation of OHI (Florida), Inc.*
3.18	Bylaws of OHI (Florida), Inc.*
3.19	Articles of Incorporation of OHI Sunshine, Inc.*
3.20	Bylaws of OHI Sunshine, Inc.*
3.21	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
Long Term Care Associates—Illinois, Inc. Skilled Nursing—Herrin, Inc. Skilled Nursing—Paris, Inc.
3.22	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
Long Term Care Associates—Illinois, Inc. Skilled Nursing—Herrin, Inc. Skilled Nursing—Paris, Inc.
3.23	Articles of Incorporation of OHI (Illinois), Inc.*
3.24	Bylaws of OHI (Illinois), Inc.*
3.25	Articles of Incorporation of Bayside Indiana Healthcare Associates, Inc.*
3.26	Bylaws of Bayside Indiana Healthcare Associates, Inc.*
3.27	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
Long Term Care Associates—Indiana, Inc. OHI (Indiana), Inc. Skilled Nursing—Gaston, Inc.

3.28	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
Long Term Care Associates—Indiana, Inc. OHI (Indiana), Inc. Skilled Nursing—Gaston, Inc.
3.29	Articles of Incorporation of OHI (Iowa), Inc.*
3.30	Bylaws of OHI (Iowa), Inc.*
3.31	Articles of Incorporation of OHI (Kansas), Inc.*
3.32	Bylaws of OHI (Kansas), Inc.*
3.33	Articles of Incorporation of Omega (Kansas), Inc.*
3.34	Bylaws of Omega (Kansas), Inc.*
3.35	Certificate of Formation of NRS Ventures, LLC*.
3.36	Operating Agreement for NRS Ventures, LLC*.
3.37	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
OS Leasing Company Sterling Acquisition Corp. Sterling Acquisition Corp, II
3.38	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
OS Leasing Company Sterling Acquisition Corp. Sterling Acquisition Corp, II
3.39	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
Arizona Lessor—Infinia, Inc.
Colorado Lessor—Conifer, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Florida Lessor—West Palm Beach and Southpoint, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.

3.40	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
Arizona Lessor—Infinia, Inc.
Colorado Lessor—Conifer, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Florida Lessor—West Palm Beach and Southpoint, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
3.41	Articles of Incorporation of Bayside Street, Inc.*
3.42	Bylaws of Bayside Street, Inc.*
3.43	Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:*
Delta Investors I, LLC Delta Investors II, LLC
3.44	Form of Operating Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:*
Delta Investors I, LLC Delta Investors II, LLC
3.45	Certificate of Trust for OHI Asset (PA) Trust*.
3.46	Articles of Incorporation of Jefferson Clark, Inc.*
3.47	Bylaws of Jefferson Clark, Inc.*
3.48	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
OHI of Kentucky, Inc. OHI of Texas, Inc.
3.49	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
OHI of Kentucky, Inc. OHI of Texas, Inc.
3.50	Articles of Incorporation of Omega TRS I, Inc.*
3.51	Bylaws of Omega TRS I, Inc.*
3.52	Certificate of Formation of Texas Lessor—Stonegate, L.P.*
3.53	Partnership Agreement for Texas Lessor—Stonegate, L.P.*
3.54	Articles of Incorporation of OHIMA, Inc.*
3.55	Bylaws of OHIMA, Inc.*

3.56	Articles of Incorporation of Long Term Care—Michigan, Inc.*
3.57	Bylaws of Long Term Care—Michigan, Inc.*
3.58	Articles of Incorporation of Long Term Care—North Carolina, Inc.*
3.59	Bylaws of Long Term Care—North Carolina, Inc.*
3.60	Articles of Incorporation of Skilled Nursing—Hicksville, Inc.*
3.61	Bylaws of Skilled Nursing—Hicksville, Inc.*
3.62	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Center Healthcare Associates, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
South Athens Healthcare Associates, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
3.63	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Center Healthcare Associates, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
South Athens Healthcare Associates, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
3.64	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Cherry Street—Skilled Nursing Center, Inc. Dallas Skilled Nursing, Inc. Lake Park Skilled Nursing, Inc. Long Term Care Associates—Texas, Inc. Parkview—Skilled Nursing, Inc.
3.65	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Cherry Street—Skilled Nursing Center, Inc. Dallas Skilled Nursing, Inc. Lake Park Skilled Nursing, Inc. Long Term Care Associates—Texas, Inc. Parkview—Skilled Nursing, Inc.
3.66	Partnership Agreement of Pavillion North, LLP.**
3.67	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:***
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC OHI Asset II (TX), LLC

3.68	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:***
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC OHI Asset II (TX), LLC
3.69	Certificate of Trust of OHI Asset (PA) Trust.***
3.70	Declaration of Trust of OHI Asset (PA) Trust.***
3.71	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:**
OHI Asset (CT) Lender, LLC OHI Asset II (OH), LLC
3.72	Form of Limited Liability Company Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:**
OHI Asset (CT) Lender, LLC OHI Asset II (OH), LLC
3.73	Form of Certificate of Trust for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:**
OHI Asset II (PA) Trust OHI Asset III (PA) Trust
3.74	Form of Declaration of Trust for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:**
OHI Asset II (PA) Trust OHI Asset III (PA) Trust
3.75	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Ohio:**
Canton Health Care Land, Inc. Hutton I Land, Inc. Hutton II Land, Inc. Hutton III Land, Inc. Leatherman 90-1, Inc. Meridian Arms Land, Inc. St. Mary's Properties, Inc.
3.76	Articles of Incorporation of Copley Health Center, Inc., incorporated in the state of Ohio.**
3.77	Articles of Incorporation of Dixon Health Care Center, Inc., incorporated in the state of Ohio.**
3.78	Articles of Incorporation of Hanover House, Inc., incorporated in the state of Ohio.**
3.79	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Ohio:**
Leatherman Partnership 89-1, Inc. Leatherman Partnership 89-2, Inc.
3.80	Articles of Incorporation of Orange Village Care Center, Inc., incorporated in the state of Ohio.**
3.81	Articles of Incorporation of The Suburban Pavilion, Inc., incorporated in the state of Ohio.**

3.82	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Ohio:**
Canton Health Care Land, Inc.
Copley Health Center, Inc.
Dixon Health Care Center, Inc.
Hanover House, Inc.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Meridian Arms Land, Inc.
Orange Village Care Center, Inc.
St. Mary's Properties, Inc.
The Suburban Pavilion, Inc.
3.83	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Ohio:**
Colonial Gardens, LLC Wilcare, LLC
3.84	Certificate of Formation of House of Hanover, Ltd., formed in the state of Ohio.**
3.85	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Ohio:**
Colonial Gardens, LLC House of Hanover, Ltd. Wilcare, LLC
3.86	Articles of Incorporation of Baldwin Health Center, Inc., incorporated in Pennsylvania.**
3.87	Articles of Incorporation of Pavillion North Partners, Inc., incorporated in Pennsylvania.**
3.88	Articles of Incorporation of Pavillion Nursing Center North, Inc., incorporated in Pennsylvania.**
3.89	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Pennsylvania:**
Baldwin Health Center, Inc. Pavillion North Partners, Inc. Pavillion Nursing Center North, Inc.
3.90	Certificate of Limited Partnership of Pavillion North, LLP, formed in the state of Pennsylvania.**
4.0	See Exhibits 3.1 to 3.90.
4.1
Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent, including Exhibit A thereto (Form of Articles Supplementary relating to the Series A Junior Participating Preferred Stock) and Exhibit B thereto (Form of Rights Certificate). (Incorporated by reference to Exhibit 4 to the Company's Form 8-K, filed on April 20, 1999).

4.2
Amendment No. 1, dated May 11, 2000 to Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2000).
4.3
Amendment No. 2 to Rights Agreement between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent. (Incorporated by reference to Exhibit F to the Schedule 13D filed by Explorer Holdings, L.P. on October 30, 2001 with respect to the Company).
4.4
Indenture, dated as of March 22, 2004, among the Company, each of the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K, filed on March 26, 2004).
4.5	Form of 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K, filed on March 26, 2004).
4.6	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K, filed on March 26, 2004).
4.7
First Supplemental Indenture, dated as of July 20, 2004, among the Company and the subsidiary guarantors named therein, OHI Asset II (TX), LLC and U.S Bank National Association. (Incorporated by reference Exhibit 4.9 to the Company's Form S-4 filed on December 21, 2003).
4.8
Registration Rights Agreement, dated as of November 8, 2004, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on November 9, 2004).
4.9
Second Supplemental Indenture, dated as of November 5, 2004, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed on Schedule I thereto, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K, filed on November 9, 2004).
4.10
Third Supplemental Indenture, dated as of December 1, 2005, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed on Schedule I thereto, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K, filed on December 2, 2005).
4.11
Registration Rights Agreement, dated as of December 2, 2005, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on December 2, 2005).
4.12
Indenture, dated as of December 30, 2005, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on January 4, 2006).
4.13
Registration Rights Agreement, dated as of December 30, 2005, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K, filed on January 4, 2006).

4.14	Form of Indenture. (Incorporated by reference to Exhibit 4.1 of the Company's Form S-3/A, filed on August 25, 2004).
4.15	Form of Indenture. (Incorporated by reference to Exhibit 4.2 of the Company's Form S-3, filed on February 3, 1997).
4.16	Form of Supplemental Indenture No. 1 dated as of August 5, 1997 relating to the 6.95% Notes due 2007. (Incorporated by reference to Exhibit 4 of the Company's Form 8-K, filed on August 5, 1997).
4.17
Second Supplemental Indenture, dated as of December 30, 2005, among Omega Healthcare Investors, Inc. and Wachovia Bank, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on January 6, 2006).
4.18	Form of Indenture. (Incorporated by reference to Exhibit 4.1 of the Company's Form S-3/A, filed on August 25, 2004).
4.19	Form of Debt Security. (Incorporated by reference to Exhibit 4.2 of the Company's Form S-3/A, filed on August 25, 2004).
4.20	Form of Articles Supplementary for Preferred Stock. (Incorporated by reference to Exhibit 4.3 of the Company's Form S-3/A, filed on August 25, 2004).
4.21	Form of Preferred Stock Certificate. (Incorporated by reference to Exhibit 4.4 of the Company's Form S-3/A, filed on August 25, 2004).
4.22	Form of Securities Warrant Agreement. (Incorporated by reference to Exhibit 4.5 of the Company's Form S-3/A, filed on August 25, 2004).
5.1	Opinion of Powell Goldstein LLP.****
10.1
Amended and Restated Secured Promissory Note between Omega Healthcare Investors, Inc. and Professional Health Care Management, Inc. dated as of September 1, 2001 (Incorporated by reference to Exhibit 10.6 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.2
Settlement Agreement between Omega Healthcare Investors, Inc. Professional Health Care Management, Inc., Living Centers—PHCM, Inc., GranCare, Inc., and Mariner Post-Acute Network, Inc. dated as of September 1, 2001. (Incorporated by reference to Exhibit 10.7 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.3	Form of Directors and Officers Indemnification Agreement. (Incorporated by reference to Exhibit 10.11 to the Company's Form 10-Q for the quarterly period ended June 30, 2000).
10.4	1993 Amended and Restated Stock Option Plan. (Incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 6, 2003).†
10.5	2000 Stock Incentive Plan (as amended January 1, 2001). (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2003).†
10.6	Amendment to 2000 Stock Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Company's Form 10-Q for the quarterly period ended June 30, 2000).†
10.7
Repurchase and Conversion Agreement by and between Omega Healthcare Investors, Inc. and Explorer Holdings, L.P. dated as of February 5, 2004 (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 5, 2004).

10.8
Form of Purchase Agreement dated as of February 5, 2004 by and between Omega Healthcare Investors, Inc. and the purchasers of the 8.375% Series D cumulative redeemable preferred shares. (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 10, 2004).
10.9
Placement Agent Agreement by and between the Omega Healthcare Investors, Inc. and Cohen & Steers Capital Advisors, Inc. dated as of February 5, 2004. (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed February 10, 2004).
10.10
Purchase Agreement, dated as of March 15, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein. (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed March 26, 2004).
10.11
Indenture, dated as of March 22, 2004, among Omega, each of the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed March 26, 2004).
10.12
Registration Rights Agreement, dated as of March 22, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein. (Incorporated by reference to Exhibit 10.3 to the Company's Form 8-K filed March 26, 2004).
10.13	Form of 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K filed March 26, 2004).
10.14	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K filed March 26, 2004).
10.15
Credit Agreement, dated as of March 22, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Form 8-K filed March 26, 2004).
10.16
Guaranty, dated as of March 22, 2004, given by Omega and the subsidiary guarantors named therein in favor of the Bank of America, N.A. (Incorporated by reference to Exhibit 10.7 to the Company's Form 8-K filed March 26, 2004).
10.17
Security Agreement, dated as of March 22, 2004, made by OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, in favor of Bank of America, N.A. (Incorporated by reference to Exhibit 10.8 to the Company's Form 8-K filed March 26, 2004).
10.18
First Amendment to the Credit Agreement and Assignment Agreement, dated as of June 18, 2004 among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 of the Company's Form 10-Q for the quarter ended June 30, 2004).
10.19
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and C. Taylor Pickett. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.20
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and Daniel J. Booth. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†

10.21
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and R. Lee Crabill. (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.22
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and Robert O. Stephenson. (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.23	Form of Restricted Stock Award. (Incorporated by reference to Exhibit 10.5 of the Company's Form 8-K filed September 16, 2004).†
10.24	Form of Performance Restricted Stock Unit Agreement. (Incorporated by reference to Exhibit 10.6 to the Company's current report on Form 8-K, filed on September 16, 2004).†
10.25
Put Agreement, effective as of October 12, 2004, by and between American Health Care Centers, Inc. and Omega Healthcare Investors, Inc. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on October 18, 2004).
10.26	Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2004).
10.27
Purchase Agreement, dated as of October 28, 2004, effective November 1, 2004, among Omega, OHI Asset (PA) Trust, Guardian LTC Management, Inc. and the licensees named therein. (Incorporated by reference Exhibit 10.1 to the Company's current report on Form 8-K, filed on November 8, 2004).
10.28
Master Lease, dated October 28, 2004, effective November 1, 2004, among Omega, OHI Asset (PA) Trust and Guardian LTC Management, Inc. (Incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K, filed on November 8, 2004).
10.29
Second Amendment to Credit Agreement and Waiver, dated as of November 5, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.3 to the Company's current report on Form 8-K, filed on November 8, 2004).
10.30
Third Amendment to Credit Agreement, dated as of April 26, 2005, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, and Texas Lessor—Stonegate, LP, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on April 28, 2005).
10.31
Form of Incentive Stock Option Award for the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.† (Incorporated by reference to Exhibit 10.30 to the Company's Form 10-K, filed on February 18, 2005).
10.32
Form of Non-Qualified Stock Option Award for the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.† (Incorporated by reference to Exhibit 10.31 to the Company's Form 10-K, filed on February 18, 2005).
10.33	Schedule of 2006 Omega Healthcare Investors, Inc. Executive Officers Salaries and Bonuses.† (Incorporated by reference to Exhibit 10.30 to the Company's Form 10-K, filed on February 17, 2006).
10.34	Form of Directors' Restricted Stock Award. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on January 19, 2005).†

10.35
Stock Purchase Agreement, dated June 10, 2005, by and between Omega Healthcare Investors, Inc., OHI Asset (OH), LLC, Hollis J. Garfield, Albert M. Wiggins, Jr., A. David Wiggins, Estate of Evelyn R. Garfield, Evelyn R. Garfield Revocable Trust, SG Trust B—Hollis Trust, Evelyn Garfield Family Trust, Evelyn Garfield Remainder Trust, Baldwin Health Center, Inc., Copley Health Center, Inc., Hanover House, Inc., House of Hanover, Ltd., Pavillion North, LLP, d/b/a Wexford House Nursing Center, Pavillion Nursing Center North, Inc., Pavillion North Partners, Inc., and The Suburban Pavillion, Inc., OMG MSTR LSCO, LLC, CommuniCare Health Services, Inc., and Emery Medical Management Co. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on June 16, 2005).
10.36
Purchase Agreement dated as of December 16, 2005 by and between Cleveland Seniorcare Corp. and OHI Asset II (OH), LLC. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on December 21, 2005).
10.37
Master Lease dated December 16, 2005 by and between OHI Asset II (OH), LLC as lessor, and CSC MSTR LSCO, LLC as lessee. (Incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K, filed on December 21, 2005).
12.1	Ratio of Earnings to Fixed Charges.****
12.2	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.****
21	Subsidiaries of the Company. (Incorporated herein by reference to Exhibit 21 to the Company's Form 10-K for the year ended December 31, 2005 filed on February 17, 2006).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).****
24	Power of Attorney.****
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.****
99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.****
99.2	Form of Letter to Clients.****
99.3	Form of Letter of Transmittal relating to 7% Senior Notes due 2014.****

*
Incorporated by reference to similarly numbered Exhibit to Amendment No. 1 to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on July 26, 2004 (File No. 333-116690).

**
Incorporated by reference to similarly numbered Exhibit to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on February 24, 2006 (File No. 333-132040).

***
Incorporated by reference to similarly numbered Exhibit to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on December 21, 2004 (File No. 333-121499).

****
Incorporated by reference to similarly numbered Exhibit to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on February 24, 2006 (File No. 333-132043).

†
Management contract or compensatory plan, contract or arrangement.

Item 22. Undertakings.

        (a)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Timonium, State of Maryland, on this 23rd day of March, 2006.

OMEGA HEALTHCARE INVESTORS, INC.
By:	/s/ C. TAYLOR PICKETT C. Taylor Pickett Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities of Omega Healthcare Investors, Inc. and on the dates indicated below:

Signature	Title	Date

/s/ C. TAYLOR PICKETT C. Taylor Pickett	Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2006
/s/ ROBERT O. STEPHENSON Robert O. Stephenson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2006
* Bernard J. Korman	Chairman of the Board	March 23, 2006
Thomas F. Franke	Director
* Harold J. Kloosterman	Director	March 23, 2006
* Edward Lowenthal	Director	March 23, 2006
* Stephen D. Plavin	Director	March 23, 2006

*By Taylor Pickett, Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the C. Taylor Pickett has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Timonium, Maryland on this 23rd day of March, 2006.

Arizona Lessor—Infinia, Inc.
Baldwin Health Center, Inc.
Bayside Alabama Healthcare Second, Inc.
Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
Bayside Indiana Healthcare Associates, Inc.
Bayside Street II, Inc.
Bayside Street, Inc.
Canton Health Care Land, Inc.
Center Healthcare Associates, Inc.
Cherry Street—Skilled Nursing, Inc.
Colonial Gardens, LLC
Colorado Lessor—Conifer, Inc.
Copley Health Center, Inc.
Dallas Skilled Nursing, Inc.
Delta Investors, I, LLC
Delta Investors II, LLC
Dixon Health Care Center, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Florida Lessor—West Palm Beach and Southpoint, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Hanover House, Inc.
Heritage Texarkana Healthcare Associates, Inc.
House of Hanover, Ltd.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Jefferson Clark, Inc.
Lake Park Skilled Nursing, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Long Term Care—Michigan, Inc.
Long Term Care—North Carolina, Inc.
Long Term Care Associates—Illinois, Inc.
Long Term Care Associates—Indiana, Inc.

Long Term Care Associates—Texas, Inc.
Meridian Arms Land, Inc.
NRS Ventures, LLC
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC
OHI Asset (CT) Lender, LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH), LLC
OHI Asset (PA), LLC
OHI Asset (PA) Trust
OHI Asset (TX), LLC
OHI Asset II (CA), LLC
OHI Asset II (OH), LLC
OHI Asset II (PA) Trust
OHI Asset II (TX), LLC
OHI Asset III (PA) Trust
OHI Asset, LLC
OHI of Kentucky, Inc.
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHIMA, Inc.
Omega (Kansas), Inc.
Omega Acquisition Facility I, LLC
Omega TRS I, Inc.
Orange Village Care Center, Inc.
OS Leasing Company
Parkview—Skilled Nursing, Inc.
Pavillion North, LLP
Pavillion North Partners, Inc.
Pavillion Nursing Center North, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
Skilled Nursing—Gaston, Inc.
Skilled Nursing—Herrin, Inc.
Skilled Nursing—Hicksville, Inc.
Skilled Nursing—Paris, Inc.
South Athens Healthcare Associates, Inc.
St. Mary's Properties, Inc.

Sterling Acquisition Corp.
Sterling Acquisition Corp. II
The Surburban Pavilion, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Stonegate, L.P.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
Wilcare, LLC
By:	/s/ C. TAYLOR PICKETT C. Taylor Pickett Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacity indicated below with respect to the subsidiaries listed above and on the dates indicated below.

Signature	Title	Date

/s/ C. TAYLOR PICKETT C. Taylor Pickett	Chief Executive Officer (Principal Executive Officer)	March 23, 2006
/s/ ROBERT O. STEPHENSON Robert O. Stephenson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2006
/s/ ROBERT O. STEPHENSON Robert O. Stephenson	Sole Director, Officer of General Partner or Sole Member or Trustee	March 23, 2006

EXHIBIT LIST

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws, as amended as of May 2002. (Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q/A for the quarterly period ended June 30, 2002).
3.2
Articles of Incorporation, as restated on May 6, 1996, as amended on July 19, 1999, June 3, 2002, and August 5, 2004, and supplemented on February 19, 1999, February 10, 2004, August 10, 2004 and June 20, 2005. (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q/A for the quarterly period ended June 30, 2005).
3.3	Articles of Incorporation of Bayside Alabama Healthcare Second, Inc.*
3.4	Bylaws of Bayside Alabama Healthcare Second, Inc.*
3.5	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
Bayside Arizona Healthcare Associates, Inc. Bayside Arizona Healthcare Second, Inc.
3.6	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
Bayside Arizona Healthcare Associates, Inc. Bayside Arizona Healthcare Second, Inc.
3.7	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
Bayside Colorado Healthcare Associates, Inc. Bayside Colorado Healthcare Second, Inc.
3.8	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
Bayside Colorado Healthcare Associates, Inc. Bayside Colorado Healthcare Second, Inc.
3.9	Articles of Incorporation of OHI (Connecticut), Inc.*
3.10	Bylaws of OHI (Connecticut), Inc.*
3.11	Certificate of Incorporation of Bayside Street II, Inc.*
3.12	Bylaws of Bayside Street II, Inc.*
3.13	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:*
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
OHI Asset (TX), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Omega Acquisition Facility I, LLC

3.14	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors formed in the state of Delaware:*
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
OHI Asset (TX), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Omega Acquisition Facility I, LLC
3.15	Certificate of Formation of OHI Asset II (CA), LLC*.
3.16	Operating Agreement for OHI Asset II (CA), LLC*.
3.17	Articles of Incorporation of OHI (Florida), Inc.*
3.18	Bylaws of OHI (Florida), Inc.*
3.19	Articles of Incorporation of OHI Sunshine, Inc.*
3.20	Bylaws of OHI Sunshine, Inc.*
3.21	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
Long Term Care Associates—Illinois, Inc. Skilled Nursing—Herrin, Inc. Skilled Nursing—Paris, Inc.
3.22	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
Long Term Care Associates—Illinois, Inc. Skilled Nursing—Herrin, Inc. Skilled Nursing—Paris, Inc.
3.23	Articles of Incorporation of OHI (Illinois), Inc.*
3.24	Bylaws of OHI (Illinois), Inc.*
3.25	Articles of Incorporation of Bayside Indiana Healthcare Associates, Inc.*
3.26	Bylaws of Bayside Indiana Healthcare Associates, Inc.*
3.27	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
Long Term Care Associates—Indiana, Inc. OHI (Indiana), Inc. Skilled Nursing—Gaston, Inc.

3.28	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
Long Term Care Associates—Indiana, Inc. OHI (Indiana), Inc. Skilled Nursing—Gaston, Inc.
3.29	Articles of Incorporation of OHI (Iowa), Inc.*
3.30	Bylaws of OHI (Iowa), Inc.*
3.31	Articles of Incorporation of OHI (Kansas), Inc.*
3.32	Bylaws of OHI (Kansas), Inc.*
3.33	Articles of Incorporation of Omega (Kansas), Inc.*
3.34	Bylaws of Omega (Kansas), Inc.*
3.35	Certificate of Formation of NRS Ventures, LLC*.
3.36	Operating Agreement for NRS Ventures, LLC*.
3.37	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
OS Leasing Company Sterling Acquisition Corp. Sterling Acquisition Corp, II
3.38	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
OS Leasing Company Sterling Acquisition Corp. Sterling Acquisition Corp, II
3.39	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
Arizona Lessor—Infinia, Inc.
Colorado Lessor—Conifer, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Florida Lessor—West Palm Beach and Southpoint, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.

3.40	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
Arizona Lessor—Infinia, Inc.
Colorado Lessor—Conifer, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Florida Lessor—West Palm Beach and Southpoint, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
3.41	Articles of Incorporation of Bayside Street, Inc.*
3.42	Bylaws of Bayside Street, Inc.*
3.43	Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:*
Delta Investors I, LLC Delta Investors II, LLC
3.44	Form of Operating Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:*
Delta Investors I, LLC Delta Investors II, LLC
3.45	Certificate of Trust for OHI Asset (PA) Trust*.
3.46	Articles of Incorporation of Jefferson Clark, Inc.*
3.47	Bylaws of Jefferson Clark, Inc.*
3.48	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
OHI of Kentucky, Inc. OHI of Texas, Inc.
3.49	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
OHI of Kentucky, Inc. OHI of Texas, Inc.
3.50	Articles of Incorporation of Omega TRS I, Inc.*
3.51	Bylaws of Omega TRS I, Inc.*
3.52	Certificate of Formation of Texas Lessor—Stonegate, L.P.*
3.53	Partnership Agreement for Texas Lessor—Stonegate, L.P.*
3.54	Articles of Incorporation of OHIMA, Inc.*
3.55	Bylaws of OHIMA, Inc.*
3.56	Articles of Incorporation of Long Term Care—Michigan, Inc.*
3.57	Bylaws of Long Term Care—Michigan, Inc.*

3.58	Articles of Incorporation of Long Term Care—North Carolina, Inc.*
3.59	Bylaws of Long Term Care—North Carolina, Inc.*
3.60	Articles of Incorporation of Skilled Nursing—Hicksville, Inc.*
3.61	Bylaws of Skilled Nursing—Hicksville, Inc.*
3.62	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Center Healthcare Associates, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
South Athens Healthcare Associates, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
3.63	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Center Healthcare Associates, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
South Athens Healthcare Associates, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
3.64	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Cherry Street—Skilled Nursing Center, Inc. Dallas Skilled Nursing, Inc. Lake Park Skilled Nursing, Inc. Long Term Care Associates—Texas, Inc. Parkview—Skilled Nursing, Inc.
3.65	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
Cherry Street—Skilled Nursing Center, Inc. Dallas Skilled Nursing, Inc. Lake Park Skilled Nursing, Inc. Long Term Care Associates—Texas, Inc. Parkview—Skilled Nursing, Inc.
3.66	Partnership Agreement of Pavillion North, LLP.**
3.67	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:***
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC OHI Asset II (TX), LLC
3.68	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:***
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC OHI Asset II (TX), LLC

3.69	Certificate of Trust of OHI Asset (PA) Trust.***
3.70	Declaration of Trust of OHI Asset (PA) Trust.***
3.71	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:**
OHI Asset (CT) Lender, LLC OHI Asset II (OH), LLC
3.72	Form of Limited Liability Company Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:**
OHI Asset (CT) Lender, LLC OHI Asset II (OH), LLC
3.73	Form of Certificate of Trust for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:**
OHI Asset II (PA) Trust OHI Asset III (PA) Trust
3.74	Form of Declaration of Trust for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:**
OHI Asset II (PA) Trust OHI Asset III (PA) Trust
3.75	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Ohio:**
Canton Health Care Land, Inc. Hutton I Land, Inc. Hutton II Land, Inc. Hutton III Land, Inc. Leatherman 90-1, Inc. Meridian Arms Land, Inc. St. Mary's Properties, Inc.
3.76	Articles of Incorporation of Copley Health Center, Inc., incorporated in the state of Ohio.**
3.77	Articles of Incorporation of Dixon Health Care Center, Inc., incorporated in the state of Ohio.**
3.78	Articles of Incorporation of Hanover House, Inc., incorporated in the state of Ohio.**
3.79	Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Ohio:**
Leatherman Partnership 89-1, Inc. Leatherman Partnership 89-2, Inc.
3.80	Articles of Incorporation of Orange Village Care Center, Inc., incorporated in the state of Ohio.**
3.81	Articles of Incorporation of The Suburban Pavilion, Inc., incorporated in the state of Ohio.**

3.82	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Ohio:**
Canton Health Care Land, Inc.
Copley Health Center, Inc.
Dixon Health Care Center, Inc.
Hanover House, Inc.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Meridian Arms Land, Inc.
Orange Village Care Center, Inc.
St. Mary's Properties, Inc.
The Suburban Pavilion, Inc.
3.83	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Ohio:**
Colonial Gardens, LLC Wilcare, LLC
3.84	Certificate of Formation of House of Hanover, Ltd., formed in the state of Ohio.**
3.85	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Ohio:**
Colonial Gardens, LLC House of Hanover, Ltd. Wilcare, LLC
3.86	Articles of Incorporation of Baldwin Health Center, Inc., incorporated in Pennsylvania.**
3.87	Articles of Incorporation of Pavillion North Partners, Inc., incorporated in Pennsylvania.**
3.88	Articles of Incorporation of Pavillion Nursing Center North, Inc., incorporated in Pennsylvania.**
3.89	Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Pennsylvania:**
Baldwin Health Center, Inc. Pavillion North Partners, Inc. Pavillion Nursing Center North, Inc.
3.90	Certificate of Limited Partnership of Pavillion North, LLP, formed in the state of Pennsylvania.**
4.0	See Exhibits 3.1 to 3.90.
4.1
Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent, including Exhibit A thereto (Form of Articles Supplementary relating to the Series A Junior Participating Preferred Stock) and Exhibit B thereto (Form of Rights Certificate). (Incorporated by reference to Exhibit 4 to the Company's Form 8-K, filed on April 20, 1999).
4.2
Amendment No. 1, dated May 11, 2000 to Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2000).

4.3
Amendment No. 2 to Rights Agreement between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent. (Incorporated by reference to Exhibit F to the Schedule 13D filed by Explorer Holdings, L.P. on October 30, 2001 with respect to the Company).
4.4
Indenture, dated as of March 22, 2004, among the Company, each of the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K, filed on March 26, 2004).
4.5	Form of 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K, filed on March 26, 2004).
4.6	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K, filed on March 26, 2004).
4.7
First Supplemental Indenture, dated as of July 20, 2004, among the Company and the subsidiary guarantors named therein, OHI Asset II (TX), LLC and U.S Bank National Association. (Incorporated by reference Exhibit 4.9 to the Company's Form S-4 filed on December 21, 2003).
4.8
Registration Rights Agreement, dated as of November 8, 2004, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on November 9, 2004).
4.9
Second Supplemental Indenture, dated as of November 5, 2004, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed on Schedule I thereto, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K, filed on November 9, 2004).
4.10
Third Supplemental Indenture, dated as of December 1, 2005, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed on Schedule I thereto, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K, filed on December 2, 2005).
4.11
Registration Rights Agreement, dated as of December 2, 2005, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on December 2, 2005).
4.12
Indenture, dated as of December 30, 2005, among Omega Healthcare Investors, Inc., each of the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on January 4, 2006).
4.13
Registration Rights Agreement, dated as of December 30, 2005, by and among Omega Healthcare, the Guarantors named therein, and Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K, filed on January 4, 2006).
4.14	Form of Indenture. (Incorporated by reference to Exhibit 4.1 of the Company's Form S-3/A, filed on August 25, 2004).
4.15	Form of Indenture. (Incorporated by reference to Exhibit 4.2 of the Company's Form S-3, filed on February 3, 1997).
4.16	Form of Supplemental Indenture No. 1 dated as of August 5, 1997 relating to the 6.95% Notes due 2007. (Incorporated by reference to Exhibit 4 of the Company's Form 8-K, filed on August 5, 1997).

4.17
Second Supplemental Indenture, dated as of December 30, 2005, among Omega Healthcare Investors, Inc. and Wachovia Bank, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on January 6, 2006).
4.18	Form of Indenture. (Incorporated by reference to Exhibit 4.1 of the Company's Form S-3/A, filed on August 25, 2004).
4.19	Form of Debt Security. (Incorporated by reference to Exhibit 4.2 of the Company's Form S-3/A, filed on August 25, 2004).
4.20	Form of Articles Supplementary for Preferred Stock. (Incorporated by reference to Exhibit 4.3 of the Company's Form S-3/A, filed on August 25, 2004).
4.21	Form of Preferred Stock Certificate. (Incorporated by reference to Exhibit 4.4 of the Company's Form S-3/A, filed on August 25, 2004).
4.22	Form of Securities Warrant Agreement. (Incorporated by reference to Exhibit 4.5 of the Company's Form S-3/A, filed on August 25, 2004).
5.1	Opinion of Powell Goldstein LLP.****
10.1
Amended and Restated Secured Promissory Note between Omega Healthcare Investors, Inc. and Professional Health Care Management, Inc. dated as of September 1, 2001 (Incorporated by reference to Exhibit 10.6 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.2
Settlement Agreement between Omega Healthcare Investors, Inc. Professional Health Care Management, Inc., Living Centers—PHCM, Inc., GranCare, Inc., and Mariner Post-Acute Network, Inc. dated as of September 1, 2001. (Incorporated by reference to Exhibit 10.7 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.3	Form of Directors and Officers Indemnification Agreement. (Incorporated by reference to Exhibit 10.11 to the Company's Form 10-Q for the quarterly period ended June 30, 2000).
10.4	1993 Amended and Restated Stock Option Plan. (Incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 6, 2003).†
10.5	2000 Stock Incentive Plan (as amended January 1, 2001). (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2003).†
10.6	Amendment to 2000 Stock Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Company's Form 10-Q for the quarterly period ended June 30, 2000).†
10.7
Repurchase and Conversion Agreement by and between Omega Healthcare Investors, Inc. and Explorer Holdings, L.P. dated as of February 5, 2004 (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 5, 2004).
10.8
Form of Purchase Agreement dated as of February 5, 2004 by and between Omega Healthcare Investors, Inc. and the purchasers of the 8.375% Series D cumulative redeemable preferred shares. (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 10, 2004).
10.9
Placement Agent Agreement by and between the Omega Healthcare Investors, Inc. and Cohen & Steers Capital Advisors, Inc. dated as of February 5, 2004. (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed February 10, 2004).
10.10
Purchase Agreement, dated as of March 15, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein. (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed March 26, 2004).

10.11
Indenture, dated as of March 22, 2004, among Omega, each of the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed March 26, 2004).
10.12
Registration Rights Agreement, dated as of March 22, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein. (Incorporated by reference to Exhibit 10.3 to the Company's Form 8-K filed March 26, 2004).
10.13	Form of 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K filed March 26, 2004).
10.14	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014. (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K filed March 26, 2004).
10.15
Credit Agreement, dated as of March 22, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Form 8-K filed March 26, 2004).
10.16
Guaranty, dated as of March 22, 2004, given by Omega and the subsidiary guarantors named therein in favor of the Bank of America, N.A. (Incorporated by reference to Exhibit 10.7 to the Company's Form 8-K filed March 26, 2004).
10.17
Security Agreement, dated as of March 22, 2004, made by OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, in favor of Bank of America, N.A. (Incorporated by reference to Exhibit 10.8 to the Company's Form 8-K filed March 26, 2004).
10.18
First Amendment to the Credit Agreement and Assignment Agreement, dated as of June 18, 2004 among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 of the Company's Form 10-Q for the quarter ended June 30, 2004).
10.19
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and C. Taylor Pickett. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.20
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and Daniel J. Booth. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.21
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and R. Lee Crabill. (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.22
Employment Agreement, dated September 10, 2004 between Omega Healthcare Investors, Inc. and Robert O. Stephenson. (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K, filed on September 16, 2004).†
10.23	Form of Restricted Stock Award. (Incorporated by reference to Exhibit 10.5 of the Company's Form 8-K filed September 16, 2004).†
10.24	Form of Performance Restricted Stock Unit Agreement. (Incorporated by reference to Exhibit 10.6 to the Company's current report on Form 8-K, filed on September 16, 2004).†
10.25
Put Agreement, effective as of October 12, 2004, by and between American Health Care Centers, Inc. and Omega Healthcare Investors, Inc. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on October 18, 2004).

10.26	Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2004).
10.27
Purchase Agreement, dated as of October 28, 2004, effective November 1, 2004, among Omega, OHI Asset (PA) Trust, Guardian LTC Management, Inc. and the licensees named therein. (Incorporated by reference Exhibit 10.1 to the Company's current report on Form 8-K, filed on November 8, 2004).
10.28
Master Lease, dated October 28, 2004, effective November 1, 2004, among Omega, OHI Asset (PA) Trust and Guardian LTC Management, Inc. (Incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K, filed on November 8, 2004).
10.29
Second Amendment to Credit Agreement and Waiver, dated as of November 5, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.3 to the Company's current report on Form 8-K, filed on November 8, 2004).
10.30
Third Amendment to Credit Agreement, dated as of April 26, 2005, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, and Texas Lessor—Stonegate, LP, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on April 28, 2005).
10.31
Form of Incentive Stock Option Award for the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.† (Incorporated by reference to Exhibit 10.30 to the Company's Form 10-K, filed on February 18, 2005).
10.32
Form of Non-Qualified Stock Option Award for the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.† (Incorporated by reference to Exhibit 10.31 to the Company's Form 10-K, filed on February 18, 2005).
10.33	Schedule of 2006 Omega Healthcare Investors, Inc. Executive Officers Salaries and Bonuses.† (Incorporated by reference to Exhibit 10.30 to the Company's Form 10-K, filed on February 17, 2006).
10.34	Form of Directors' Restricted Stock Award. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on January 19, 2005).†
10.35
Stock Purchase Agreement, dated June 10, 2005, by and between Omega Healthcare Investors, Inc., OHI Asset (OH), LLC, Hollis J. Garfield, Albert M. Wiggins, Jr., A. David Wiggins, Estate of Evelyn R. Garfield, Evelyn R. Garfield Revocable Trust, SG Trust B—Hollis Trust, Evelyn Garfield Family Trust, Evelyn Garfield Remainder Trust, Baldwin Health Center, Inc., Copley Health Center, Inc., Hanover House, Inc., House of Hanover, Ltd., Pavillion North, LLP, d/b/a Wexford House Nursing Center, Pavillion Nursing Center North, Inc., Pavillion North Partners, Inc., and The Suburban Pavillion, Inc., OMG MSTR LSCO, LLC, CommuniCare Health Services, Inc., and Emery Medical Management Co. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on June 16, 2005).
10.36
Purchase Agreement dated as of December 16, 2005 by and between Cleveland Seniorcare Corp. and OHI Asset II (OH), LLC. (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed on December 21, 2005).
10.37
Master Lease dated December 16, 2005 by and between OHI Asset II (OH), LLC as lessor, and CSC MSTR LSCO, LLC as lessee. (Incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K, filed on December 21, 2005).
12.1	Ratio of Earnings to Fixed Charges.****

12.2	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.****
21	Subsidiaries of the Company. (Incorporated herein by reference to Exhibit 21 to the Company's Form 10-K for the year ended December 31, 2005 filed on February 17, 2006).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).****
24	Power of Attorney.****
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.****
99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.****
99.2	Form of Letter to Clients.****
99.3	Form of Letter of Transmittal relating to 7% Senior Notes due 2014.****

*
Incorporated by reference to similarly numbered Exhibit to Amendment No. 1 to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on July 26, 2004 (File No. 333-116690).

**
Incorporated by reference to similarly numbered Exhibit to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on February 24, 2006 (File No. 333-132040).

***
Incorporated by reference to similarly numbered Exhibit to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on December 21, 2004 (File No. 333-121499).

****
Incorporated by reference to similarly numbered Exhibit to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on February 24, 2006 (File No. 333-132043).

†
Management contract or compensatory plan, contract or arrangement.

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TABLE OF CONTENTS
FINANCIAL PRESENTATION
MARKET INFORMATION
PROSPECTUS SUMMARY
Our Company
Our Property Investments
Corporate Information
The Exchange Offer
DESCRIPTION OF EXCHANGE NOTES
Risk Factors
Forward-Looking Statements
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
OUR BUSINESS
Revenues by Asset Category
Real Estate Assets by Asset Category
MANAGEMENT
EXECUTIVE COMPENSATION
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (in thousands, except per share amounts)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
OMEGA HEALTHCARE INVESTORS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION OMEGA HEALTHCARE INVESTORS, INC. December 31, 2005
SCHEDULE IV MORTGAGE LOANS ON REAL ESTATE OMEGA HEALTHCARE INVESTORS, INC. December 31, 2005
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
EXHIBIT LIST